SALE OF SHARES AGREEMENT

Amongst

ROCKWELL RESOURCES RSA (PTY) LIMITED

REGISTRATION NUMBER : 2005/023297/07

herein duly represented by

GLENN ALLAN NORTON

I.D.NUMBER : 7607085038086

Duly authorised thereto.

(hereinafter referred to as Rockwel/Seller(s))

and

DBM DIAMANTE CC

REGISTRATION NUMBER – 2003/012161/23

herein duly represented by

ABRAHAM JOHANNES BENJAMIN VAN GREUNING

I.D. NUMBER : 600505 5109 08 9

in his capacity as Member of the Corporation duly authorised thereto

(hereinafter referred to as the Purchaser)

and

ZWEMREM MINE (PTY) LIMITED

REGISTRATION NUMBER : 2005/036968/07

Herein duly represented by

GLENN ALAN NORTON

I.D. NUMBER : 7607085038086

Duly authorised thereto.

(hereinafter referred to as the Company)

1. PARTIES

1.1 **ROCKWELL RESOURCES RSA (PTY) LIMITED, REGISTRATION NUMBER : 2005/023297/07**

1.2 **DBM DIAMANTE CC, REGISTRATION NUMBER - 2003/012161/23;**

1.3 **ZWEMREM MINE (PTY) LIMITED, REGISTRATION NUMBER – 2005/036968/07.**

2. INTERPRETATION

2.1 The headnotes to the paragraphs in this Agreement are for reference purposes only and shall not affect the interpretation of any part hereof.

2.2 Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings: Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

"Accounting Date"	means the date immediately preceding the Effective Date;
"Accounting Date Accounts"	means the financial statements to be prepared by the Auditors for the period 28 February 2010;

"Act"	means the Companies Act, 1973 (Act 61 of 1973) as amended from time to time;
"Agreement"	means this agreement together with the schedules thereto;
"Attorneys"	means ENGELSMAN MAGABANE INCORPORATED REGISTRATION NUMBER – 1998/02635/21 80 DU TOITSPAN ROAD KIMBERELY;
"Auditors"	means the Auditors for the Company from time to time;
"Business Day"	means any day other than a Saturday, Sunday or official public holiday in the RSA or Canada;
"Closing Date"	means the day after the property is transferred in the name of DBM DIAMANTE CC;
"Company"	means ZwemRem Mine (Pty) Ltd, Registration number – 2005/036968/07;
"Conditions"	means the conditions precedent referred to in 4 below;

"DMR"	means the Department of Mineral Resources, Northern Cape Division;
"Effective Date"	means the date of signature of the party signing last;
"Financial Statements"	means the Audited Financial Statements of the Company as at 28 February 2010;
"Fulfilment Date"	means the date upon which all the Conditions will have been fulfilled or waived, as the case may be;
"Mining Right"/"Mineral Right"	means the Old Order Mining Permit in process of conversion in terms of item 7(2) of Schedule II (transitional Arrangement) of the MPRDA with Number MP121/2004 and Reference Number 5/3/2/3059 on and with Converted Mining Right receipt number 30/5/1/2/2/90 MR;
"MPRDA"	means the Minerals and Petroleum Resources Development Act (28/2002);
"Parties"	means collectively the Seller(s) and the Purchaser and "Party" shall mean either one of them as the context may require;

"Property"	means Portion 22 (Makoenskloof) of the Farm Reads Drift No. 74, Situated in the District of Herbert, Province Northern Cape;
"Purchase Price"	means the purchase price for the Sale Shares referred to in 7.1;
"Purchaser"/""DBM"	means DBM DIAMANTE CC REGISTRATION NUMBER - 2003/012161/23;
"Registration Date"	means the date upon which the property is registered in the Deeds Office;
"RSA"	means the Republic of South Africa;
"Sale Shares"	means 100% of the issued share capital of the Company;
"SARS"	means the South African Revenue Service;
"Seller(s)"	means ROCKWELL RESOURCES RSA (PTY) LIMITED, REGISTRATION NUMBER : 2005/023297/07;

"Shares"	means the ordinary shares in the issued share capital of the Company as the case may be;
"Trust Account"	means the trust account of the Attorneys, the details of which are as follows: ACCOUNT HOLDER : ENGELSMAN MAGABANE INCORPORATED BANK : ABSA BRANCH : KIMBERLEY BRANCH CODE : 500-902 ACCOUNT NUMBER : 4050582090;
"VAT"	means value-added tax, payable in terms of the Value-Added Tax Act, No. 89 of 1991 (as amended);
"ZAR"	means the legal currency of the RSA;

2.3 Where any term is defined within the context of any particular clause in this Agreement, the terms so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this

2.4 Unless inconsistent with the context, an expression which denotes:

2.4.1 any gender includes the other genders;

2.4.2 a natural person includes an artificial person and vice versa;

2.4.3 the singular includes the plural and vice versa.

2.5 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1 if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2 a reference to "days" shall be construed as calendar days unless qualified by the word "business", in which instance a "Business Day" shall be any day other than a Saturday, Sunday or official public holiday in the RSA. Any reference to "business hours" shall be construed as being the hours between 08:30 and 17:00 on any Business Day. Any reference to time shall be based upon South African Standard Time.

2.5.3 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.5.4 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the subsequent Business Day;

2.5.5 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.5.6 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7 any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.5.8 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;

2.5.9 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

2.5.10 a reference to a Party includes that Party's successors-in-title and permitted assigns.

2.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

2.7 The Parties hereby indemnify and hold the Attorneys harmless from any and all claims, costs, damages, expenses and/or loss they may incur or suffer as

a result of the provisions of this agreement. Any liability of the Parties towards the Attorneys arising in respect of this agreement shall be joint and several.

2.8 The interpretation and/or application of any term or provision of this Agreement shall not be affected by the fact that this Agreement has for convenience and ease of reference been separated into parts.

The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3. INTRODUCTION

3.1 The Seller(s) is the beneficial owner of 100% (One Hundred percent) of the Sale Shares in the Company and is entitled to dispose of same.

3.2 The Seller(s) wishes to sell and the Purchaser wishes to purchase the 100% (One Hundred percent) Sale Shares in the Company upon the terms and conditions contained in this Agreement.

3.3 The Parties wish to record the terms and conditions of their agreement in writing.

4. CONDITIONS PRECEDENT

4.1 This entire Agreement (save in respect of clauses1, 2, 4, 20, 21, 22, 23 and 24, which shall be of immediate force and effect) is subject to the fulfilment of the following Conditions by not later than **15TH OF JULY 2011**, or alternatively a date as the Parties may agree to in writing:

4.1.1 the written approval of the shareholders of the Seller(s) shall have been obtained at a general meeting for the envisaged sale of shares transaction and a copy of such resolution shall have been furnished to the Purchaser;

4.1.2 the written approval of the Members of the Purchaser shall have been obtained at an general meeting for the envisaged sale of shares transaction and a copy of such resolution shall have been furnished to the Seller(s);

4.1.3 the Purchaser shall deliver to the Attorneys an irrevocable guarantee for the purchase price on or before the **15TH OF JULY 2011**;

4.1.4 the Property Sale Agreement, attached as **Schedule "B"** shall have been entered into and have become unconditional, save for the condition(s) relating to this Agreement having taken effect;

4.1.5 The Applications in terms of Section 11 of the MPRDA regarding Kanonloop Delwery CC to ZwemRem Mine (Pty) Limted has been lodged. **See Schedule "C"**,

4.2 The Conditions may in writing be waived at any time prior to the date specified in 4.1 supra by the effected party only, and if so waived, shall be deemed to have been fulfilled.

4.3 Each of the Parties undertake to use their reasonable commercial discretion, to procure the fulfilment of the Conditions as soon as possible after the Signature Date. In the event that any of the Conditions shall not have been fulfilled by the date specified in 4 of this Agreement, this Agreement shall lapse and be of no force or effect and no Party shall have any claim against any other Party for anything done hereunder or arising hereout.

4.4 The Purchaser shall make available to the Department of Mineral Resources, replacement Rehabilitation Guarantee(s) regarding the Mining Right in process of Conversion and the Property.

5. SALE AND PURCHASE OF THE SHARES

The Seller(s) hereby sell to the Purchaser who hereby purchases the 100% (One Hundred percent) Sale Shares in the Company with effect from the Effective Date.

6. PURCHASE PRICE AND PAYMENT

6.1 The Purchase Price payable by the Purchaser to the Seller(s) for the Sale Shares shall be an amount equal to **ZAR3 million (Three Million South African Rand) plus VAT, if applicable**.

6.2 The Purchase Price shall be payable after the **15TH of JULY 2011** and as follows:

6.2.1 an amount equal to ZAR3 million (Three Million South African Rand) plus VAT, if applicable, shall be paid to the Attorneys upon request thereto after the signature of all CM documentation with reference to the transfer of the shares in the Company inclusive, but not limited to the CM27, 29 , 42, etc. by all the relevant parties; and

6.2.2 The said amount shall be paid by the Attorneys to the Seller upon confirmation by the Auditors of both parties that the said shares have been transferred to the Purchaser.

6.3 Payment of the Purchase Price will be made in South African Rands, in freely transferable funds without any set-off or deduction, by way of

direct deposit or electronic funds transfer into the following account, of the Seller(s) upon confirmation of the transfer of the shares into the name of the Purchaser:

Name of Accountholder:	**ROCKWELL RESOURCES RSA (PTY) LIMITED**
Bank:	Standard Bank
Branch:	Sandton
Branch code:	009205
Account number:	4210466686

6.4 Payment in accordance with the provisions of this clause 6 shall be deemed to be a discharge of any and all payment obligations by the Purchaser against the Seller(s) or its successor-in-title and no beneficiary whatsoever of the Seller(s) shall have any claim against the Purchaser upon such discharge of the Purchase Price.

7. ACCOUNTING DATE ACCOUNTS

7.1 The Seller(s) shall procure that the Accounting Date Accounts are prepared and certified by the Auditors, and that a signed certified set of the Accounting Date Accounts shall be delivered to the Purchaser by no later than the **15TH of JULY 2011** or such other date as may be mutually agreed in writing.

7.2 The Accounting Date Accounts shall be prepared substantially on the same basis as in the previous financial year.

7.3 The Purchaser's auditors shall be given reasonable access to the books and records of ZwemRem, for review.

7.4 The Seller(s) shall deliver to the Purchaser the Original Share Certificate upon request by the Purchaser's Auditors regarding the registration process of the shares, when applicable.

7.5 Should there by any dispute between the Seller(s) and the Purchaser's auditors and the Auditors as to any amount to be included in the Accounting Date Accounts, the dispute shall be referred to KPMG, who will act as experts and not as arbitrators and whose decision shall be binding on the Parties and the Accounting Date Accounts shall be prepared on the basis as determined by KPMG.

8. CLOSING/DELIVERY

8.1 On the closing date, the Seller(s) shall deliver to the Seller's Attorneys, the following documents:

8.1.1 the share transfer form duly completed and signed, the share certificate, by the Seller(s) in favour of the purchaser;

8.1.2 the resignation in writing of all the current directors of the Company, the Secretary, Public Officer and Auditors of of the Company;

8.1.3 a written undertaking by each of the current directors, secretary and public office to the effect that they have no claim against the Company for compensation for loss or office;

8.1.4 a certificate copy of the resolution of the board of directors of the Seller(s), where required, approving this sale; .

8.1.5 all documents of title in respect of the minerals mined on the property and permits issued in terms of the MPRDA.

8.2 On the closing date the Seller's attorneys shall deliver to the Purchaser (or any other written appointed representative of the company for this purpose) the documents referred to in clause 8.

9. INDEMNITIES

9.1 Without prejudice to any of the other rights of the Purchaser arising from any of the provisions of this Agreement, to of the Seller(s) (collectively the "Indemnitors") indemnifies the Purchaser against all loss, liability, damage or expense which the Purchaser may suffer as a result of or which may be attributable to:

9.1.1 any liability of the Company arising prior to the Effective Date and not reflected in the Accounting Date Accounts;

9.1.2 any liability of the Company incurred between the Effective Date and the Closing Date other than in the ordinary course of conduct of the business of the Company;

9.1.3 any claims or liabilities as a result of any breach of contract occurring before the Effective Date and not provided for in the Account Date Accounts;

9.2 The Purchaser shall notify the Seller(s) of any claim which may be made against the Company in respect of any of the matters referred above within a reasonable time of the Purchaser becoming aware thereof, to enable the Indemnitors to take steps to contest such claim.

9.3 The Indemnitors shall be entitled to contest the claim concerned in the name of the Company concerned and shall be entitled to control the proceedings in regard thereto; provided that:

9.3.1 the Indemnitors indemnify the Purchaser and the Company against all costs (including attorney and client costs and any other costs not recoverable on taxation) which may be incurred as a consequence of such steps and the Purchaser shall be entitled to require the Indemnitors to give reasonable security against such costs;

9.3.2 the Purchaser shall procure that the Company concerned renders reasonable assistance to the Indemnitors (at the reasonable expense of the Indemnitors) in regard to the steps taken by the Indemnitors.

9.4 In the event that the Company suffers any loss, liability, damage or expense in respect of which an indemnity is given in terms of this clause, the amount of such loss, liability, damage or expense shall be deemed to be for the account of the Seller(s).

10. BENEFIT AND RISK

10.1 The benefit in and risk relating to the Sale Shares shall be deemed to have passed to the Purchaser with effect from the Effective Date.

10.2 Ownership in and to the Sale Shares shall pass to the Purchaser on the Closing Date, subject to receipt of payment, on the basis envisaged in this Agreement.

11. TRANSACTION INDIVISIBLE

All the transactions and arrangements contained or contemplated by this Agreement and the Property Sale Agreement constitute a single and indivisible transaction.

12. RELEASE OF GUARANTEE

The Parties shall employ their reasonable commercial efforts to procure the release if necessary and/or applicable as soon as possible after the Effective Date but in any event by not later than 90 days after the Closing Date, of the Seller(s) (collectively the "Guarantors") from any suretyship/guarantee obligations which the Guarantors may have undertaken on behalf of the Company.

13. JOINT AND SEVERAL LIABILITY

The liabilities of the Seller(s) in terms of this Agreement shall be joint and several in respect of each and every obligation of the Seller(s) in terms of this Agreement.

14. CLAIMS OWED TO THE COMPANY

The Seller(s) shall procure that, on or before the Closing Date, all Claims, if any, shall have been paid in full.

15. BREACH

Subject to the provisions of this agreement, should any Party ("Defaulting Party") commit a breach of any of the provisions hereof, then any of the other Parties ("Aggrieved Party") shall be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the Defaulting Party

fails to comply with such notice, the Aggrieved Party shall be entitled to cancel this Agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the Aggrieved Party shall not be entitled to cancel this Agreement for any breach by the Defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within 14 days after such amount has been determined.

16. MUTUAL SUPPORT

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

17. PARTIES NOT AFFECTED BY WAIVER OF BREACHES

17.1 The waiver (whether expressed or implied) by any Party of any breach of the terms or Conditions of this Agreement by any of the other Parties shall not prejudice any remedy of the waiving Party in respect of any continuing or other breach of the terms and Conditions hereof.

17.2 No failure, delay, relaxation or indulgence on the part of any Party in exercising any power or right conferred on such Party in terms of this

Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any such power or right preclude any other or further exercises thereof or the exercise of any other power or right under this Agreement.

17.3 The expiry or termination of this Agreement shall not prejudice the rights of any Party in respect of any antecedent breach or non-performance by the other Party of any of the terms or Conditions hereof.

18. VARIATIONS NOT EFFECTIVE UNLESS IN WRITING

No variation, modification or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any way be of any force or effect unless confirmed in writing and signed by the Parties and then such variation, modification, waiver or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.

19. COSTS

19.1 The Purchaser shall be liable for the costs of the negotiation, preparation and execution of this Agreement as well as disbursements relating thereto.

19.2 Any stamp duty payable in connection with the transfer of the Sale Shares shall be borne and payable by the Purchaser.

20. DOMICILIUM

20.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Seller(s):	**Rockwell Resources RSA** Level 0 Wilds View Isle of Houghton Cnr Carse O'Gowrie & Boundary Road Houghton 2196
Purchaser:	**DBM DIAMANTE CC** 1 Duiker Street Schweizer Reneke 2780
Company:	Level 0 Wilds View Isle of Houghton Cnr Carse O'Gowrie & Boundary Road Houghton 2196

20.2 Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the RSA, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

20.3 All notices, demands, communications or payments intended for any Party shall be made or given at such Party's domicilium for the time being.

20.4 A notice sent by one Party to another Party shall be deemed to be received:

20.4.1 on the same day, if delivered by hand;

20.4.2 on the same day of transmission if sent by telex or telefax and if sent by telefax with receipt received confirming completion of transmission;

20.4.3 on the seventh day after posting, if sent by prepaid registered mail.

20.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

21. AGREEMENT TO REMAIN BINDING

The provisions of this Agreement shall be and shall remain binding on the heirs, successors and assigns of the Parties hereto, and the respective administrators and trustees of their deceased estates.

22. GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of the RSA. Furthermore the Parties hereto hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Northern Cape) in regard to such matters arising from this Agreement not specifically regulated otherwise.

23. CONFIDENTIALITY



23.1 No Party shall publish any announcement of this transaction until the others of them shall have approved in writing the proposed announcement.

23.2 All information or documents which may be made available to the Purchaser in connection with the business, whether prior to or after the signing of this Agreement, shall be kept in the strictest confidence.

24. SHAREHOLDERS' RESOLUTION

Upon signature hereof, the Seller(s) shall deliver to the Purchaser a resolution of the members of the Seller(s) authorising the sale of the Sale Shares and claims in terms of Section 228 of the Act.

25. ARBITRATION

25.1 Any dispute between the Parties in regard to:

25.1.1 the interpretation of;

25.1.2 the effect of;

25.1.3 the Parties' respective rights and obligations under;

25.1.4 a breach of;

25.1.5 any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this clause.

25.2 The said arbitration shall be held subject to the provisions of this clause:

25.2.1 at Kimberley;

25.2.2 informally;

25.2.3 otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

25.3 The arbitrator shall be if the question in issue is:

25.3.1 primarily an accounting matter an independent accountant agreed upon between the Parties;

25.3.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

25.3.3 any other matter an independent person agreed upon between the Parties.

25.4 If the Parties cannot agree upon a particular arbitrator in terms of this Agreement above within 7 Business Days after the arbitration has been demanded, the nomination in terms of this Agreement shall be made by the President of the Law Society of the Cape of Good Hope within 7 days after the Parties have so failed to agree.

25.5 The Parties irrevocably agree that the decision, in the absence of manifest error, in these arbitration proceedings:

25.5.1 shall be binding on them,

25.5.2 shall be carried into effect,

25.5.3 may be made an order of any Court of competent jurisdiction.

26. SPECIAL CONDITIONS

26.1 The Seller shall cede the Contractor's Agreement to the Purchaser if necessary and upon request.

26.2 The Seller shall remove all movable assets of the Seller on the property no later than the **15th of JULY 2011**and thereafter all immovable assets remaining on the farm, shall become the sole property of the Company.

26.3 The 4.5 kilowatt pump and piping, if currently still on the farm, shall become the exclusive property of the Purchaser in terms of this agreement.

26.4 The Purchaser shall procure the finalization of any current or future Section 11 Application in terms of the MPRDA.

26.5 The Purchaser shall upon request by the Seller take over all liability regarding any Rehabilitation Guarantee(s) and/or Escom Guarantee(s) and/or any other liability regarding water and electricity from the date of registration.

26.6 The Parties also confirm that in the event any administrative actions are to be performed by Rockwell or HC van Wyk Diamonds on behalf of the Purchaser the Purchaser shall be liable for the costs and/or

disbursements thereof, specifically relating to the property, the water rights and/or the mineral right.

27. GENERAL

27.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter hereof.

27.2 No party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

27.3 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

27.4 No Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

27.5 This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

THUS DONE and SIGNED at Kimberley **on this the** 25th **day of** May **2011.**

for and on behalf of
ROCKWELL RESOURCES RSA (PTY) LIMITED
Who warrants his authority hereto

THUS DONE and SIGNED at KIMBERLEY **on this the** 13th **day of** MAY **2011.**

for and on behalf of
DBM DIAMANTE CC
Who warrants his authority hereto

THUS DONE and SIGNED at Kimberley **on this the** 25th **day of** May **2011.**

for and on behalf of
ZWEMREM MINE (PTY) LIMITED
Who warrants his authority hereto

SCHEDULE A

WARRANTIES

The following Warranties are given by the Seller(s) (collectively the "Warrantors") on the basis set forth in this Agreement to which this Schedule A is attached ("Agreement"). These Warranties shall apply unless qualified or otherwise amended by disclosure.

1. On the Closing Date:

1.1 the Company will be duly incorporated as a private company according to the laws of the RSA;

1.2 no steps will have been taken and the Warrantors are not aware of any steps pending or threatened against the Company in terms of Section 73 of the Act;

1.3 the Seller(s) will be able and entitled validly and effectively to deliver and transfer the Sale Shares to the Purchaser and the Sale Shares will be acquired by the Purchaser free from any lien, charge or encumbrance.

2. On the Signature Date and Closing Date:

2.1 the Company is and will be under no obligation and no resolution will have been passed requiring the Company to increase or reduce its authorised or issued share capital or to vary any of the rights attaching to the Sale Shares;

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2.2 no person has or will have any right (including any option or right of first refusal or pre-emption) to acquire any of the issued share capital of the Company, present or future;

2.3 the Company is and will not be obliged nor has any resolution been passed to alter any of the rights attaching to any of the Shares in the capital of the Company or to alter its memorandum and articles of association;

2.4 no person has or will have any right to obtain an order for the rectification of the register of members of the Company which is and on the Closing Date, will be, true and correct in all respects;

2.5 all the books and records of the Company has and will have been properly maintained according to law, are and will be correct and will be capable of being written up within a reasonable time so as to record all the transactions of the Company;

2.6 all of the issued shares in the capital of the Company are and will be of one class and rank pari passu with each other;

2.7 the Company has or will have all such licences, consents, permits and approvals and all other authorities prescribed by law for the lawful conduct of it's business;

2.8 no person has or will have any right (including any option or right of first refusal or pre-emption) to purchase any of the assets of the Company, other than in the ordinary course of business;

2.9 the Company is not and will not be liable as surety, co-principal debtor, guarantor or indemnitor, for the liabilities of any third party;

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2.10 no employee or director or former employee or director of the Company is or will be entitled to receive from the Company any leave privilege, accumulated leave, payment in lieu of leave, any pension or the like (of any exceptional nature);

2.11 the Company is not and will not be party to any agreement which is unusual or of long term or which does or may involve obligations other than those arising in the ordinary course of business or which may not be cancelled on one month's notice;

2.12 the Company is not and will not be party to any agreement for the purchase of shares in any other company or for the purchase of any assets which was entered into other than in the ordinary, normal and regular course of business or which is terminable on more than one month's notice;

2.13 the Company has and will have no material liabilities, whether actual or contingent, save for those disclosed in the Accounting Date Accounts and those incurred between the Signature Date and the Closing Date in the ordinary course of conduct of the relevant Target's business;

2.14 the Company has and will have complied with the provisions of the Tax Act and all proper tax returns (including PAYE and SITE returns) required to be returned will have been made by it in respect of all periods from the date of its incorporation to the Closing Date and all provisional tax has been paid as at the due date thereof in compliance with the provisions of the Tax Act. The Company will not be liable for any taxation in respect of any assessment including any estimated, revised or additional assessment arising from any transaction, matter,

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thing, act or omission which took place prior to the Closing Date and for which provision is not made in the Accounting Date Accounts;

2.15 subject to the provision raised in the Accounting Date Accounts, all assessments for taxation which have been raised will have been paid in full or adequate provision for payment thereof has been or will have been made;

2.16 the Company has and will have complied with the provisions of the Sales Tax Act, 1978 (Act 103 of 1978) (as amended) ("the Sales Tax Act"), the Value Added Tax Act, 1991 (Act 89 of 1991) (as amended) ("the VAT Act") as well as the Regional Services Councils Act, 1985 (Act 109 of 1985) (as amended) and all regulations made thereunder ("the Regional Services Act") and all returns and declarations required to be furnished will have been furnished by them in respect of all periods from the date of commencement of the Sales Tax Act, the VAT Act and the Regional Services Act to the Effective Date and all estimates and assessments of tax and levies have been paid as at the due date thereof in compliance with the provisions of the Sales Tax Act, the VAT Act and the Regional Services Act;

2.17 no person is or will be entitled to an order requiring the Company to change its corporate name, its trading style;

2.18 the Company is not and will not be in breach of any material provision of any law relating to the conduct of its respective businesses and activities including, but not limited to the Mining Laws;

3. **The Accounting Date Accounts:**

……./5

3.1 will be prepared in accordance with generally accepted accounting practice and principles.

4. There have been no reductions in the issued share capital of the Company at any time.

5. There are no notices, suits, proceedings or investigations pending against the Company by any tax authority relating to any claim for any additional tax or assessment or any matters under discussion with any tax authority relating to any claim for any tax or assessment nor is there any pending tax objection or appeal.

6. The Company does not have any contract with any director or employee -

6.1 which requires more than one month's notice of termination by either party;

6.2 in terms of which any director or employee is entitled to participate in or to a commission on its profits and dividends;

6.3 for the payment of any pensions or annuities save through the pension or provident funds of which the employees of the relevant Target are members.

7. The Company is not under any obligation to pay any directors, officers or employees, whether past or present, any amounts as compensation for loss of office, or any pension, gratuity or annuity.

8. There are no litigation, arbitration, criminal or expropriation proceedings pending or threatened against the Company or to which it

might become a party, nor do the Warrantors know or have any reasonable grounds to know of any basis for any such litigation, arbitration or criminal proceedings.

9. There is no application pending or threatened for the winding-up or judicial management (provisional or final) of the Company.

10. The Company has maintained a register of its assets in accordance with generally accepted accounting practice.

11. Environmental warranties

11.1 To the best of the Warrantors knowledge and belief after due enquiry, the Company has complied with identified conditions, limitations, obligations, prohibitions and requirements contained in current South African environmental legislation or regulations, by-laws, or ordinances ("Environmental Legislation") and the Warrantors are not aware of any material facts or circumstances which may lead to any breach of any environmental legislation including without limitation the Environment Conservation Act, the MPRD Act, the National Water Act, the National Environmental Management Act and the Minerals Act;

DEED OF SALE

MEMORANDUM OF AGREEMENT MADE AND ENTERED INTO BY AND BETWEEN:

HC VAN WYK DIAMONDS LIMITED
REGISTRATION NUMBER : 2001/006812/07

hereto represented by
GLENN ALLAN NORTON
I.D. NUMBER - 7607085038086
duly authorised thereto.

(hereinafter referred to as the SELLER) of the one part;

of 3A ERASMUS STREET, BARKLY WEST

and

DBM DIAMANTE BK
REGISTRATION NUMBER : 2003/012161/23
Herein duly represented by
ABRAHAM JOHANNES BANJAMIN VAN GREUNING
I.D. NUMBER : 600505 5109 08 9
In his capacity as Member of the Close Corporation duly authorised thereto

(hereinafter referred to as the PURCHASER) of the other part.

Of 1 DUIKER STREET, SCHWEIZER RENEKE, 2780

WITNESSETH

The SELLER hereby sells its property to the PURCHASER and the PURCHASER hereby purchases the property of the SELLER (hereinafter referred to as "the property") upon the terms and conditions hereinafter set forth:-

1. PROPERTY AND WATER RIGHTS

1.1 PROPERTY

PORTION 22 (MAKOENSKLOOF) OF THE FARM READS DRIFT NO. 74, SITUATED IN THE DISTRICT OF HERBERT, PROVINCE NORTHERN CAPE

MEASURING : **1808,0817 (One Thousand Eight Hundred and Eight comma Zero Eight One Seven) hectares**

HELD BY: **TITLE DEED NO. T230/2007**

1.2 WATER RIGHTS

1.2.1 **National Register of Water Use Certificate 25129423**

1.2.2 **SCHEME NAME : MIDDLE ORANGE**

1.2.3 **REGISTERED VOLUMES : 160 000m² per year**

A copy of the Certificate is attached hereto as Annexure "A"

2. PURCHASE PRICE AND MANNER OF PAYMENT

2.1.1 The purchase price payable by the Purchaser to the Seller is the sum of **R3 000 000.00 (Three Million Rand) plus VAT, if applicable**. Otherwise transfer duty will be payable on the purchase price over and above the said purchase price, by the Purchaser.

2.1.2 The purchase price shall be payable as follows:

2.1.2.1 R2 500 000.00 (Two Million Five Hundred Thousand Rand) plus VAT (if applicable) for the property; and

2.1.2.2 R500 000.00 (Five Hundred Thousand Rand) plus VAT (if applicable) for the Water Rights.

2.2 Should the Receiver of Revenue for any reason whatsoever and whenever decide that VAT is payable on the transaction at the standard rate, then the Purchaser will pay the applicable VAT on the abovementioned purchase price, over and above the purchase price, to the transferring attorneys hereto for payment to the Receiver of Revenue. The said VAT will be payable unconditionally on demand immediately when the Receiver of Revenue has determined that it is payable.

3. GUARANTEES

3.1 PURCHASER must deliver to the Transfer Attorneys herein the necessary Guarantees and/or cash payment for the securing of the purchase price on or before the **15th of JULY 2011.**

4. POSSESSION AND OCCUPATION

4.1 Occupation and possession shall be given to the Purchaser by the Seller on date of registration of the property in the name of the Purchaser, subject to clause 12.8.3.

5. OCCUPATIONAL RENT

Not applicable.

6. AGENT'S COMMISSION

6.1 The parties hereto confirm that no agents commission is payable by either the Seller or the Purchaser as the transaction was concluded as a private sale between the parties.

7. RISK

7.1 The property shall remain at the sole risk of the Seller up to the date of possession but from and including that date, the property shall be at the sole risk of the Purchaser.

8. TRANSFER

8.1 Registration of the transfer of the property shall be undertaken by the Seller's Attorneys, namely ENGELSMAN MAGABANE INC, 80 DU TOITSPAN ROAD, P O BOX 609, KIMBERLEY. Transfer shall be given and taken within a reasonable period, but only after the above-mentioned Guarantee/s is provided by the Purchaser subject to clause 12.8.3, or if the provision of a Guarantee is not necessary, then transfer shall take place only after satisfactory financial arrangements are made by the Purchaser to the satisfaction of the Seller and/or the

latter's Attorneys to ensure payment of the abovementioned purchase price on date of registration.

9. RATES AND TAXES

9.1 The Purchaser shall be liable for a pro rata portion of any rates and taxes or levies which may be raised or levied in respect of the property hereby sold, or the use thereof, for the current year, calculated with reference to the date of possession.

10. TRANSFER COSTS

10.1 The Purchaser is liable for the payment of all costs necessarily incurred to enable registration of the property to be effected into its name, including Transfer Duty (if payable), the costs of drawing up all documents, and all other costs which may be incurred to comply with any Statutory or other provisions or Regulations with respect to the transfer of the property, except the costs for the cancellation of Seller's Bond/s still registered over the sold property at the time of registration of the property into the Purchaser's name, unless the parties come to an alternative agreement regarding the said costs.

10.2 The abovementioned costs shall be paid to the said Transfer Attorneys by the Purchaser within **7 (Seven) days** after it has been requested to do so. Should this Deed of Sale be cancelled for any reason whatsoever, then the costs for the drawing of this Deed of Sale shall be paid by the Purchaser, together with any other costs already incurred before the date of cancellation, except in the case where this Deed of Sale has been cancelled as a result of the negligence, default or intent of the Seller, in which case the Seller will pay the abovementioned costs.

11. GENERAL CONDITIONS

11.1 The property is sold as described in the Seller's Title Deed/s and subject to all conditions and servitudes attached to the property or mentioned or referred to in the said Title Deed/s. The Purchaser agrees to accept title, as held by the Seller, who shall not be held liable for any deficiency in the extent of the property which may be revealed on any survey or re-survey and the Seller does not desire to benefit by any excess.

11.2 The Seller gives no express or implied warranty whatsoever with respect to the property or any aspect thereof.

11.3 The property is sold **"VOETSTOOTS"**, as it now is, with any patent or latent defects to which it may be subject.

11.4 The Purchaser acknowledges that it has not been influenced into entering into this Agreement by any express or implied information, statement or representation given or made by or on behalf of the Seller, except if it is expressly set out in this Agreement.

11.5 Should the Purchaser fail to comply with any of its obligations in terms of this Agreement before or on the date stipulated therefor or breach this Agreement in any other way, the Seller shall have the right at any time, without prejudice to any other rights which it may have by Law or by virtue of this Agreement, to:

11.5.1 demand payment of the full amount of the purchase price outstanding at the date of such breach of contract together with interest thereon at the rate of current Bank rates on overdraft facilities and transfer of the property into the Purchaser's name shall take place as soon as possible after the purchase price comes into the possession of the Seller or its Attorneys. The interest

referred to above will be calculated from the date on which the Guarantees should have been provided by Purchaser until date of registration; or

11.5.2 cancel this Agreement by giving the Purchaser notice of such cancellation by registered post, and in that event the Purchaser shall be obliged, if the Purchaser has already obtained occupation and/or possession of the property, to vacate the property immediately and place the Seller in occupation and/or possession thereof; and

11.5.2.1 the Purchaser shall forfeit the amount or amounts which have already been paid to the Seller or in the alternative -

11.5.2.2 the Seller shall be entitled to claim damages from the Purchaser in respect of any damages suffered by the Seller as a result of the Purchaser's breach of contract.

11.6 The parties hereby choose "domicilium citandi et executandi" at their various addresses as set out above and these addresses shall be the addresses to which all notices or other documents concerning this Agreement may be sent.

11.7 It is hereby agreed that no amendment or agreed cancellation or substitution of this Agreement or any portion thereof, shall be of any force or effect whatever, unless such amendment or cancellation or substitution is reduced to writing and signed by the parties hereto.

11.8 It is hereby agreed that this Agreement incorporates the entire Agreement between the Seller and the Purchaser.

12. SPECIAL CONDITIONS

12.1 This transaction is subject thereto that all bonds, if any, registered against the property must be cancelled on or before date of registration of the property in the name of the Purchaser.

12.2 The parties hereto agree that the Purchaser will be liable in respect of the electrical installation/s on the property, to have certificates of compliance issued as described in the Electrical Installation Regulations promulgated on 23 OCTOBER 1992 in terms of the Occupational and Health Safety Act No. 85 of 1993. Should any reparations with regard to the electrical installation/s be required before such a Certificate/s, as described above, is issued, then the costs for such reparations and any replacements of any item to the said installation will be for the account of the Purchaser. The Purchaser hereby confirms that transfer of the property into its name may be registered before reparations to the electrical installation/s and the issuing of the abovementioned certificate/s will take effect.

12.3 The parties hereto confirm that there are no employees on the property hereby sold and there will also be no liability on the Seller to supply any employees to the Purchaser with regard to the property hereby sold.

12.4 All water and electricity supply services on the property will be taken over by the purchaser from the date of occupation and there will be no liability on the Seller to maintain and/or supply any such services after the said date, notwithstanding date of signature of this agreement.

12.5 No guarantee is provided by the Seller that the property hereby sold will be suitable for the purposes for which the Purchaser is purchasing the property.

12.6 The Seller hereby confirms that it is not aware of any claim against the property for restitution thereof and is not aware of any restitution claim to be instituted. Seller does not guarantee that such claim will not be instituted in future.

12.7.1 The Seller hereto confirms that the electricity, if any, on the property is supplied by ESCOM;

12.7.2 The Seller shall be liable for payment of levies and accounts to ESCOM until date of occupation of the property by the Purchaser;

12.7.3 The Purchaser undertakes hereby to proceed with all steps necessary before date of occupation and to sign all documents necessary for the transfer of the electricity, if any, into the name of the Purchaser after date of occupation of the property and undertakes to deliver such guarantees to ESCOM as may be required by them and to enable them to release the guarantees of the Seller.

12.8.1 This transaction is specifically subject to the successful transfer of 100% shares in ZwemRem Mine (Pty) Ltd (hereinafter referred to as ZwemRem), Registration Number - 2005/036968/07 to DBM DIAMANTE CC, Registration Number – 2003/012161/23.

12.8.2 The property transfer transaction in terms of this agreement and the transfer of the shares in ZwemRem shall be an indivisible transaction and in the event that either of the transactions cannot be concluded due to whatsoever reason both the agreements shall terminate with immediate effect and shall no party have any claim of whatsoever nature against the other party, excluding any amounts paid in terms of the purchase price.

12.8.3 The parties further agree that the transfer of the property in terms of this agreement shall be registered in the name of the Purchaser only after the shares in ZwemRem have successfully been transferred to

the Purchaser and full payment has been made by the Purchaser to the Seller.

12.9 In the event that the Section 11 transfer in terms of the Mineral Petroleum and Resource Development Act (MPRDA) is not successfully completed and the Minister's consent is not obtained the property and water rights shall remain the property of the Purchaser and no monies shall be repayable by the Seller.

12.10 The Parties further confirm that in the event the Section 11 transfer of the Right to Zwemrem is not concluded, as referred to in the Sale of Shares Agreement between Rockwell and DBM DIAMANTE CC, then DBM DIAMANTE CC shall have the sole and exclusive right to act as contractor in the place and steed of HC van Wyk Diamonds Limited.

12.11 The Parties also confirm that in the event any administrative actions are to be performed by Rockwell or HC van Wyk Diamonds on behalf of the Purchaser and/or DBM DIAMANTE CC, the Purchaser and/or DBM DIAMANTE CC shall be liable for the costs and/or disbursements thereof, specifically relating to the property, the water rights and/or the mineral right.

13. In this Agreement any words which refer to the singular includes the plural and vice versa; words referring to the masculine gender includes the female gender and vice versa and words referring to natural persons includes legal persons and vice versa.

14. Any concession made by the Seller to the Purchaser with regard to any of the Purchaser's obligations in terms of this Agreement will be made without prejudice to the Seller's rights in terms hereof and in the case where the Seller does not insist on any of its rights in terms hereof, it will not be prevented at any time from insisting upon its rights in terms hereof.

THUS DONE AND SIGNED AT Kimberley ON THIS 05th DAY OF May 2011.

AS WITNESSES:-.

1. ____________________

2. ____________________

____
OBO **SELLER**

THUS DONE AND SIGNED AT KIMBERLEY ON THIS 13th DAY OF MAY 2011.

AS WITNESSES:-

1. ____________________

2. ____________________

____
OBO **PURCHASER**

A

water affairs

Department:
Water Affairs
REPUBLIC OF SOUTH AFRICA

National Register of Water Use Certificate 25129423

National Register of Water Use Certificate 25129423, issued in terms of the regulations requiring that a Water Use be registered, promulgated under Section 26(1)(c) of the National Water Act(Act 36 of 1998) to:

Applicant

Applicant Type:	COMPANY
Name:	HC VAN WYK DIAMANTE
Enterprise Type	PUBLIC COMPANY
Business Registration Number:	2001/006812/06
Postal Address:	PO BOX251 BARKLY WEST 8375
VAT Registration Number:	4890137518

Water Management Area

Name:	LOWER ORANGE

Register Status

Status:	ACTIVE

Water Uses

Section 21(a) Taking water from a water resource.

See attached Annexure(s)

Office Lower Orange - Northern Cape
Upington
Regional Office Northern Cape Region

DEPT. VAN WATERWESE & BOSBOU
BENEDE ORANJE
WATERBESTUURS - AREA
12 APR 2010
LOWER ORANGE
WATER MANAGEMENT AREA
P/SAK X 5912, UPINGTON 8800
DEPT. OF WATER AFFAIRS & FORESTRY
Date stamp of issuing office

DISCLAIMER:
This certificate is :
1. not an acknowledgement of an entitlement to the registered water use:
2. issued without alterations or erasures and is invalid if it contains alterations not in conformity with the Department's official copy: and
3. in substitution of any National Register of Water Use Certificate the Department may have previously issued and the information is valid as at the date of issue. However, in the case of any water use having been identified as a licensed water use, this certificate is not to be regarded as a replacement of the applicable licence certificate.The license conditions that are applicable to the water use are not currently incorporated in this National Register of Water Use certificate.

National Register of Water Use Certificate 25129423

Taking water from a water resource in terms of Section 21(a) of the National Water Act

Water Use Identification

Register Number:	25129423
Water Use Number:	1
Water Use Start Date:	2007/02/01
Water Use Status Date:	2007/04/13
Water Use Status:	REGISTERED

Lawfulness Authentication

Finding:	LAWFULNESS STILL TO BE DETERMINED
Finding Date:	2007/04/13
Finding Reason:	
Finding Confirmed:	YES

Succession/Transfer Details

Succession/Transfer Type:	SUCCESSION IN TITLE	
Source Part2 Details:	**Register No.**	**WUN**
	25011790	2

Water Use Details

Water Use Sector(s)(i.e. Purpose(s) of Water Use):	AGRICULTURE: IRRIGATION	
Source Type:	SCHEME	
Point of Abstraction:	**Latitude**	**Longitude**
	29.1778° south	23.54149° east
Datum Type:	CAPE (MODIFIED CLARKE 1880)	
Quaternary Drainage Region:	D71A	
Scheduled Use	NO	

Scheme Details

Scheme Name:	MIDDLE ORANGE
Scheme Management Parameter Name:	LOWER ORANGE BETWEEN DOUGLAS & BOEGOEBERG
Servitude Volume:	

Registered Volumes

Start Date	Registered Volume (m^3)	Time Interval
2007/02/01	160000	PER YEAR

Irrigated Field and Crop Information

Field Number	Crop	Area (hectares)	Planting Date (mm/dd)	Growing season (days)	Rotation factor %	Irrigation system
A	WHEAT	16	12/30		100	CENTRE PIVOT

National Register of Water Use Certificate 25129423

Taking water from a water resource in terms of Section 21(a) of the National Water Act

Water Use Identification

Register Number:	25129423
Water Use Number:	1
Water Use Start Date:	2007/02/01
Water Use Status Date:	2007/04/13
Water Use Status:	REGISTERED

Property Where Water Use Occurs

Property Name:	READS DRIFT FARM NO. 74 PORTION NO. 22
Property Number:	74
Portion of Property:	22
Title Deed Number:	T230/2007
SG Cadastral Code:	C03200000000007400022
Deeds Office:	KIMBERLEY
Registration Division:	HERBERT
Province:	NORTHERN CAPE
Surveyor General Office:	CAPE TOWN

WUN/Property Relationship Details

Relationship Start Date	Relationship End Date
2007/02/01	

Comment

A

National Register of Water Use Certificate 25129423

Taking water from a water resource in terms of Section 21(a) of the National Water Act

Water Use Identification

Register Number:	25129423
Water Use Number:	1
Water Use Start Date:	2007/02/01
Water Use Status Date:	2007/04/13
Water Use Status:	REGISTERED

DISCLAIMER:
This certificate is :

1. not an acknowledgement of an entitlement to the registered water use:
2. issued without alterations or erasures and is invalid if it contains alterations not in conformity with the Department's official copy: and
3. in substitution of any National Register of Water Use Certificate the Department may have previously issued and the information is valid as at the date of issue. However, in the case of any water use having been identified as a licensed water use, this certificate is not to be regarded as a replacement of the applicable licence certificate.The license conditions that are applicable to the water use are not currently incorporated in this National Register of Water Use certificate.

KANONLOOP DELWERY CC

CK 1999/050706/23

APPLICATION IN TERMS OF SECTION 11 OF THE MINERALS AND PETROLEUM RESOURCES DEVELOPMENT ACT ("MPRDA") (ACT NO 28 OF 2002) MADE BY KANONLOOP DELWERY CC AND ZWEMREM MINE (PROPRIETARY) LIMITED

DEPT. VAN MINERALE- EN ENERGIE
PRIVAATSAK/PRIVATE BAG X6093
2009 -12- 05
KIMBERLEY 8300
DEPT. OF MINERALS AND ENERGY

1. INTRODUCTION

1.1 **KANONLOOP DELWERY CC** is the holder of a Mining Permit number MP 121/2004 under conversion. A copy of the Permit is attached hereto as annexure "A".

1.2 **KANONLOOP DELWERY CC** submitted an application for conversion of its old Order Right as contemplated in Schedule II of the Mineral and Petroleum Resources Development Act (Act no 28 of 2002) ("MPRDA"). A copy of the Application with proof thereof is attached hereto as Annexure "B". The application for conversion was accepted on 16 May 2006 by the DME and is currently in process. Attached hereto as annexure "C" is an acceptance letter from the DME confirming the above.

1.3 KANONLOOP DELWERY CC CK 1999/050706/23, currently has no employees and/or equipment regarding the mineral area to which the said converted Mining Right refers and is the only asset of KANONLOOP DELWERY CC relevant to this mineral area, the Mining Permit with number MP121/2004 under conversion.

1.4 To give effect to the transfer of the Mining Permit/Right from **KANONLOOP DELWERY CC** to ZWEMREM MINE (PROPRIETARY) LIMITED, **KANONLOOP DELWERY CC** and ZWEMREM MINE (PROPRIETARY) LIMITED (ZWEMREM) are obliged to obtain Ministerial consent in terms of Section 11 of the MPRDA.

1.5 Section 197(2)(a) of the Labour Relations Act, 1956 is further not applicable to this Application as all employees are

employees of H C VAN WYK DIAMONDS LIMTED who currently contracts for **KANONLOOP DELWERY CC** and who shall contract for SWEMREM upon approval of this Application. This is confirmed by the signature on behalf of H C VAN WYK DIAMONDS LIMITED at the end of this Application. A copy of the current Contractors Agreement is attached hereto as Annexure "D".

The contractor namely H C VAN WYK DIAMONDS LIMITED confirms that it shall comply with the terms and conditions and provisions of this Application and/or relevant legislation referred to herein and pertaining to the Mining Permit in the process of conversion.

1.6.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall assume the liabilities of **KANONLOOP DELWERY CC** for rehabilitation and indemnify **KANONLOOP DELWERY CC** in respect thereof.

1.6.2 The bankguarantee(s) to the amount of R100,000-00 shall be replaced/has already been replaced by bankguarantee(s) issued by ZWEMREM MINE (PROPRIETARY) LIMITED and/or the contractor H C VAN WYK DIAMONDS LIMITED. A copy of the replacement guarantee attached hereto as Annexure "E".

2.1 **KANONLOOP DELWERY CC** and ZWEMREM MINE (PROPRIETARY) LIMITED therefore apply for Ministerial consent regarding the transfer of the Mining Permit/Right from **KANONLOOP DELWERY CC** to ZWEMREM MINE (PROPRIETARY) LIMITED in terms of Section 11 of the MPRDA and is this application in respect of the Mining Permit/Right Area as described in paragraph 1 of the Mining Permit/Right, namely:

PORTION 22 (Makoenskloof) of the farm Reads Drift Nr 74, Herbert SITUATED in the Herbert District and province of the Northern Cape, MEASURING 1808,0817 hectares as depicted by the figure ABCD.

A copy of the Title Deed with number T230/2007 is attached hereto as annexure "F".

3. THE PERMIT UNDER CONVERSION

3.1 3.1.1 The Mining Permit under conversion contains the relevant Terms and Conditions relevant to this application.

3.1.2 As appears infra ZWEMREM MINE (PROPRIETARY) LIMITED has the technical capability and know how and Financial capability to carry out and comply with the required terms and conditions via H C VAN WYK DIAMONDS LIMITED and/or the listed Holding Company namely Rockwell Diamonds Incorporated.

3.2 The Applicant further specifically states the following:

3.2.1 Mining fees and Royalties

3.2.1.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall comply with the provisions by paying to the Minister throughout the duration of the Mining Permit in process of conversion, any levy, fee, Royalty or consideration payable in terms of any relevant Act and at the relevant time periods determined by the said Act,

3.2.2 Mining Operations

3.2.2.1 ZWEMREM MINE (PROPRIETARY) LIMITED will conduct Mining Operations in, on or under the Mining Right Area in accordance with the submitted Mining Work Programme,

3.2.3 Trespass

3.2.3.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall not trespass or enter into any homestead, house or its cartilage or interfere with or prejudice interests of the occupiers and/or owners of the surface of the Mining Right Area except to the extent to which such interference or prejudice is necessary for the purpose of enabling ZWEMREM MINE (PROPRIETARY) LIMITED to properly exercise the holders rights under the Mining Permit in process of conversion.

3.2.4 Protection of Boreholes, Shafts, etc

3.2.4.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall not seal off any boreholes without prior written approval of the Minister, and shall fence or render safe all boreholes, shafts, openings and excavations in accordance with the provisions of the Act, the Mine Health and Safety Act, and other applicable Laws and Regulations.

3.2.5 Indemnity and Insurance

3.2.5.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall take all necessary and reasonable steps while carrying out its Mining Operations in such a manner as will adequately safeguard and protect the environment, the Mining Right Area and any person/persons using or entitled to use the surface of the Mining Right Area and will, so far as there is a legal liability, compensate such person/persons for any damage, losses, including but not limited to damage of the surface, any crops or improvements, which such person/persons may suffer as a result of, or arising from or in connection with the exercise of his/her rights under this Mining Permit in process of conversion or any Act or omission in connection therewith.

3.2.6 Records and Returns

3.2.6.1 ZWEMREM MINE (PROPRIETARY) LIMITED shall maintain all such books, plans and records in regard to mining on the mineral area as required by the Act(s) and shall furnish to the Minister such reports and documents as may be relevant, to the Minister under the Mining Right. All returns as may from time-to-time be required under this Act, shall be furnished to the Regional Manager, together with a return reflecting the particulars of any geological exploration undertaken by ZWEMREM MINE (PROPRIETARY) LIMITED on the Mineral Area.

3.2.6.2 ZWEMREM MINE (PROPRIETARY) LIMITED will also at the end of each year following commencement of the Mining Permit in process of conversion, inform the

Regional Manager in writing of any new developments and of the future Mining Activities planned in connection with the Mining of the Minerals in, on or under the Mining Right Area.

3.2.7 Comply with the Laws of the Republic

3.2.7.1 ZWEMREM MINE (PROPRIETARY) LIMITED undertakes to comply with the provisions of the Mine Health and Safety Act, and other applicable Law enforced in the Republic.

3.2.8 Provisions relating to Section 2(d) and (f) of the MPRDA

3.2.8.1 ZWEMREM MINE (PROPRIETARY) LIMITED will comply with the provision, relating to section 2(d) and (f) of the MPRDA. As appears from the Application, ZWEMREM MINE (PROPRIETARY) LIMITED has assumed all liabilities of KANONLOOP DELWERY CC as the Holder of the Mining Permit in process of conversion namely :

3.2.8.1.1 to substantially and meaningfully expand opportunities for historically disadvantaged persons including woman, to enter the mineral industries and to benefit from the exploitation of the nation's mineral resources available to the Holder through:

3.2.8.1.1.1 the transfer of at least 26% ownership to a historically

disadvantaged South African owned or controlled entity; a copy of the verification thereof is attached hereto as Annexure "G".

3.2.8.1.1.2 Implementation of employee participation schemes;

3.2.8.1.1.3 Implementation of community participation schemes;

3.2.8.1.1.4 Compliance with the commitments contained in the Mining Charter contemplated in Section 100 of the Act;

3.2.8.1.1.5.1 Providing historically disadvantaged South Africans with preferred supply status where possible, in all levels namely, capital goods, services and consumables.

3.2.8.1.1.5.2 In order to provide historically disadvantaged South Africans with preferred supplier status, the Holder is required to identify levels of procurement and to progress procurement, in accordance with the commitments

provided in the Social and Labour Plan;

3.2.8.2 To promote employment and advance the social and economic welfare of all South Africans by:

3.2.8.2.1 complying with the requirements and principles contained in the Holder's human resource development policy, employment equity policy and plan, skills development plan, mentorship plan and career progression plan;

3.2.8.2.2 complying with the commitments set out in its Social and Labou Plan and through continued corporate social investment.

4. COMPLIANCE WITH THE RIGHTS AND OBLIGATIONS WHICH ARE ATTACHED TO THE MINING RIGHT /MINING PERMIT IN PROCESS OF CONVERSION

4.1 ZWEMREM MINE (PROPRIETARY) LIMITED will comply with the Rights and Obligations which are attached to the Mining Permit/Right by virtue of the Provisions of the Act.

5. LODGEMENT OF THE TRANSFERRED RIGHT FOR REGISTRATION IN THE MINING TITLES OFFICE

5.1 ZWEMREM MINE (PROPRIETARY) LIMITED hereby undertakes to register the transferred Mining Right in the Mining Titles Office within 30 days of the date of transfer (Section 11(4) of the Act).

6. CONTINUATION WITH MINING OPERATIONS

6.1 ZWEMREM MINE (PROPRIETARY) LIMITED hereby undertakes to continue with mining on the Mining Area in accordance with the Mining Work Programme.

6.2 Due to the current economic climate in the diamond industry the mineral area/mining area is subject to care and maintenance.

7. CONDUCT MINING IN ACCORDANCE WITH THE MINING WORKS PROGRAMME

7.1 ZWEMREM MINE (PROPRIETARY) LIMITED is able and capable to conduct mining in accordance with the Mining Work Programme, and guarantees their full commitment thereto.

7.2.1 ZWEMREM MINE (PROPRIETARY) LIMITED also has the technical and financial ability to actively conduct mining in accordance with the Mining Work Programme.

7.2.2 As referred to in clause 3.1.2 supra this is further support by the Contractors Agreement vir H C VAN WYK DIAMONDS LIMITED and the listed Holding Company namely Rockwell Diamonds

Incorporated.

8. TECHNICAL ABILITY

8.1 ZWEMREM MINE (PROPRIETARY) LIMITED through it's Contractor will automatically have the staff compliment with the technical ability.

8.2 Further hereto the technical ability and/or access thereto is as follows:

8.2.1 In house expertise

8.2.1.1 ZWEMREM MINE (PROPRIETARY) LIMITED is a subsidiary company of Rockwell Diamonds Incorporated listed on the Johannesburg Stock Exchange (JSE) and the Toronto Stock Exchange (TSX) in Canada. The majority of Rockwell's explorations and mining activities are registered and conducted under the name of H C VAN WYK DIAMONDS LIMITED and SAXENDRIFT MINE (PTY) LIMITED and now also ZWEMREM (PROPRIETARY) LIMITED.

8.2.1.2 ROCKEWELL DIAMONDS via it's subsidiaries are conducting alluvial exploration and mining programmes in various parts of South Africa. Conventional and new technology exploration techniques

such as high resolution airborne magnetic and gravity surveys, satellite imagery and infrared photographic processing, stereographic aerial photographic interpretation, field mapping and reverse circulation drilling technique are employed regularly in advance and grass roots exploration programmes.

8.2.1.3 H C VAN WYK DIAMONDS LIMITED contracts a reverse circulation drilling fleet of two to four drill rigs operated by Champ Drilling CC Exploration teams who make use of state of the art digital DGPS surveying and in house core logging software in conjunction with customized laptop computers.

8.2.1.4 Data is stored in a centralized Access database maintained by in-house staff. Exploration data is processed using SURPAC, Geosoft TARGET and ARCview software for 3-D modelling of ore bodies and the processing of drill and sampling data.

8.2.1.5 On Rockwell's Holpan alluvial operation, operated by H C VAN WYK DIAMONDS LIMITED it operates state of the art DMS modular plants, with highly skilled in-house operators who are constantly subjected to refresher courses and training in new technologies. Final recovery is conducted through Flow Sort X-ray machines.

8.2.2 Contractors and Consultants

ZWEMREM MINE (PROPRIETARY) LIMITED makes use of the services of specialist contractors only where required. Excluding H C VAN WYK DIAMONDS LIMITED as the Contractor these are mainly in the line of geophysical exploration where companies such as the Council for Geoscience, Bell Geospace, Global Geophysics (Ground geophysics), Jankowitz and Lyons (Technical services and resource modelling) have been employed. SRK Consulting has been used for slope stability and pit design. All environmental documents, social and labour plans are prepared with in house expertise. In house legal counsel carries out the legal work with assistance from two firms of attorneys, namely Tabacks Inc and Engelsman, Magabane Inc.

8.2.2.1 Firms such as Jones and Wagener and ECMP (Engineering, Civil and Mining Projects) are employed for the construction and maintenance of mine residue deposit dams. Specialist engineering companies like Grinaker LTA and Bateman are contracted from time to time for plant designs, operations and construction. Plant and final recovery maintenance is handled by ZWEMREM MINE (PROPRIETARY) LIMITED in-house expertise.

9. FINANCIAL ABILITY AND/OR ACCESS THERETO

9.1 Attached hereto as Annexure "H" are the Audited Financial Statements of H C VAN WYK DIAMONDS LIMITED for the year 2007 which demonstrates the Companies Financial ability as part of the Rockwell Group and as a Sister Company of ZWEMREM MINE (PROPRIETARY) LIMITED.

10. REQUIREMENTS OF THE APPROVED ENVIRONMENTAL MANAGEMENT PROGRAMME

10.1 ZWEMREM MINE (PROPRIETARY) LIMITED hereby undertakes to comply with all the requirements of the Environmental Management Programme. A copy is attached as Annexure "I".

10.2 ZWEMREM MINE (PROPRIETARY) LIMITED will comply with the Environmental Management Programme in the following manner:

10.2.1 As explained in paragraph 1.4 above, the bank guarantees will be or have been replaced with bank guarantees from ZWEMREM MINE (PROPRIETARY) LIMITED and/or H C VAN WYK DIAMONDS LIMITED.

11. REQUIREMENTS OF THE PRESCRIBED SOCIAL AND LABOUR PLAN

11.1 ZWEMREM MINE (PROPRIETARY) LIMITED will assume the

liabilities and/or responsibilities of the Social and Labour Plan of which a copy is attached hereto as annexure "J" and will have the funding to do so as appears from this Application.

12. UNDERTAKING TO COMPLY WITH THÉ PRINCIPLES SET OUT IN THE NATIONAL ENVIRONMENTAL MANAGEMENT ACT 1998 (ACT NO 107 OF 1998) (NEMA), AND THE PROVISIONS OF SECTION 38 OF THE ACT RELATING TO INTEGRATING ENVIRONMENTAL MANAGEMENT

12.1 ZWEMREM MINE (PROPRIETARY) LIMITED hereby undertakes to comply with the Principles set out in the National Environmental Management Act 1998 (Act no 107 of 1998) and the provisions of Section 38 of the Act.

13. UNDERTAKING TO MAKE THE PRESCRIBED FINANCIAL PROVISION FOR THE REHABILITATION AND MANAGEMENT OF NEGATIVE ENVIRONMENTAL IMPACTS

13.1 ZWEMREM MINE (PROPRIETARY) LIMITED has demonstrated that it has the Financial Ability to comply with the Environmental Management Programme.

13.2 ZWEMREM MINE (PROPRIETARY) LIMITED undertakes to continue making the prescribed financial provisions for rehabilitation or Management of Negative Environmental Impacts, and to comply with the provisions of the Environmental Management Programme.

14. DOMICILIUM

14.1 ZWEMREM MINE (PROPRIETARY) LIMITED nominates the following domicilium citandi et executandi: Erasmus Street 2A, Barkly-Wes, 8375

15. COMPLIANCE WITH THE PROVISIONS OF SECTION 23 OF THE ACT

15.1 ZWEMREM MINE (PROPRIETARY) LIMITED submits that it has demonstrated above that:

15.1.1 It can mine the Mineral (diamonds) optimally in accordance with the Mining Work Programme;

15.1.2 It has access to financial resources and has the technical ability to conduct the Mining Operations optimally;

15.1.3 The financing plan is compatible with the intended Mining Operation and the duration thereof;

15.1.4 Mining will not result in unacceptable pollution, ecological Degradation, or damage to the Environment;

15.1.5 it has provided financially and otherwise for the prescribed Social and Labour Plan;

15.1.6 it has the ability to comply with the relevant

provisions of the Mine Health and Safety Act No 29 of 1996;

15.1.7 it has not contravened any provisions of the Act;

15.1.8 the transfer of the Mining Right will further the objects referred to in Section 2(d) and (f) and in accordance with the Mining Charter and the Social and Labour Plan.

16. CONCLUSION

16.1 ZWEMREM MINE (PROPRIETARY) LIMITED therefore submits that it has complied with the requirements set out in Section 11 of the Act and humbly requests the Minister to provide written consent as contemplated in Section 11 of the Act.

SIGNED AT Bokly-Wes ON THIS THE 11 DAY OF June 2009.

For KANONLOOP DELWERY CC

SIGNED AT Bokly-Wes ON THIS THE 11 DAY OF June 2009.

For ZWEMREM MINE (PROPRIETARY) LIMITED

SIGNED AT ______________________ ON THIS THE _________ DAY OF ______________________ 2009.

____

For H C VAN WYK DIAMONDS LIMITED

(Signature hereof confirms the following:

1. **That H C VAN WYK DIAMONDS LIMITED accepts the appointment as Contractor for ZWEMREM MINE (PTY) LTD upon granting of this Section 11 Application;**

2. **That H C VAN WYK DIAMONDS LIMITED shall provide the financial and technical competence as required in this Application.**

"9"

DME 12

DEPARTMENT: MINERALS AND ENERGY
REPUBLIC OF SOUTH AFRICA

DEPT. VAN MINERALE EN ENERGIE
PRIVAATSAK/PRIVATE BAG X6093
2004 -04- 3 0
KIMBERLEY 8300
DEPT. OF MINERALS AND ENERGY

Office date stamp

MINING PERMIT

(Minerals Act, 1991: **Section 9(1) read with 9(3)(d)**

?ermit No.:	MP 121/2004
)ffice Reference	NC 5/3/2/3059

\uthorization is hereby granted under and subject to the provisions of the Minerals Act, 1991, to

KANONLOOP DELWERY CC

dentity or registration numbers	1	9	9	9/	0	9	5	0	7	0	6/	2	3

herein after referred to as "the holder")

P O BOX 381
BARKLY WEST
8575

› mine for	DIAMONDS
ı	PORTION 22 (MAKOENSKLOOF)OF THE FARM READSDRIFT

o.	74	Magisterial District	HERBERT	Region	NORTHERN CAPE

as indicated on sketch plan reference no NC 5/3/2/3059

signed by the Acting Director: Mineral Development on 30TH APRIL 2004

ıll name of the holder of the right to the said mineral

HE REPUBLIC OF SOUTH AFRICA

Unless this permit is suspended, cancelled or abandoned or lapses it shall be valid for a period (not more than two years) which shall extend

from the date of issuing to	29 APRIL 2006

This permit does not exempt the holder from the requirements of any provision of any other law or from any restrictive provisions or conditions contained in the title deed of the land concerned, nor

does it encroach upon the rights of any person who may have an interest in the land or tailings concerned or the mineral rights in respect of such land or tailings.

The holder shall furnish the Director quarterly returns in respect of the quantity stones found, carats and revenue from diamond sales; and

The payment to the State of a royalty of 5% (five percent) of the gross proceeds of all diamonds sold is payable quarterly to the Director, Northern Cape Region.

Signed at	KIMBERLEY	This	30
day of	APRIL 2004		

....
(TING DIRECTOR MINERAL DEVELOPMENT
)RTHERN CAPE REGION

Operator
Mai

DEPARTMENT OF MINERALS AND ENERGY

Date Stamp
2008/05/02 11h30

Receipt for J: MINING RIGHT CONVERSION
Applicant XANONLOOP DELVERY CC
ID/Registration No 1669/050706/23

Delivered with the following attachments:

Document		Delivered
A	Details of the land or area applied for	Yes
B	Affidavit	Yes
C	Mortgage/Encumbrances/Rights	Yes
D	Terms and conditions of existing old order right	Yes
E	Title Deed(s) in respect of land	Yes
F	Original old order right	Yes
G	Statement to continue mining after conversion	Yes
H	Mining work programme	Yes
I	Financial and technical competence	Yes
J	Existing rights and past compliance	Yes
K	EMP Report Compliance	Yes
L	Undertaking to give effect to section 2(d) and (f)	Yes
M	Social and labour plan	Yes
M	Prescribed Fee	Yes
N	Copy of identity document	Yes
O	Certified copy of incorporation	No
P	Certified copy to commence business	Yes
Q	Copy of Resolution, if acting in a representative capacity	No
		Yes

Applicant

Name__________ Sign__________ Date__________

Contact Number__________ (Not Required if Application is posted

DME Officer

Name SueAnn Sign [signature] Date 28/04/08

Reference No:
008/04/28/010

Reference No
B/2008/04/28/010

Application Receipt **DME 236**

Date Stamp
2008/05/02 11h30

DEPARTMENT OF MINERALS AND ENERGY

Receipt for J: MINING RIGHT CONVERSION
Applicant XANONLOOP DELVERY CC
ID/Registration No 1669/050706/23

Delivered with the following attachments:

Document		Delivered
A	Details of the land or area applied for	Yes
B	Affidavit	Yes
C	Mortgage conditions/rights	Yes
D	Terms and conditions of existing old order right	Yes
E	Title Deed(s) in respect of land	Yes
F	Original old order right	Yes
G	Statement to continue mining after conversion	Yes
H	Mining work programme	Yes
I	Financial and technical competence	Yes
J	Existing rights and past compliance	Yes
K	EMP Report Compliance	Yes
L	Undertaking to give effect to section 2(d) and (f)	Yes
M	Social and labour plan	Yes
N	Prescribed Fee	Yes
N	Copy of identity document	No
O	Certified copy of incorporation	Yes
P	Certified copy to commence business	No
Q	Copy of Resolution, if acting in a representative capacity	Yes
Z	Copy of application in digital format (ASCII)	Yes

B/2008/04/28/010
XANONLOOP DELVERY CC
Address: KOOT OOSTHUIZEN
PO BOX 381
BARKLY WEST

DME Officer
Name SueAnn Sign [signature] Date 28/04/08

This receipt is proof that your application has been received by DME. This is NOT an acceptance of your application.
For any enquiries please contact your regional office and supply your Reference No

Z 1512 (82/12323)

G.P.-S. 03/04

RECEIPT AE 327695

REPUBLIC OF SOUTH AFRICA

DEPT. VAN MINERALE EN ENERGIE
PRIVAATSAK/PRIVATE BAG X6093
Official date stamp
2006 -04- 2 B
KIMBERLEY 8300
DEPT. OF MINERALS AND ENERGY

Received from

Name: Kamoulod Jelnski

Address: P.O. Box 351, Barkly West, code 8375

Description: Con. MR (NC) 30/5/1/2/2/90 MR

R A N D	Millions One	Thousands Hundred	Thousands Ten	Thousands One

Hundred Hundred	Hundred Ten	Hundred One	Cent Ten	Cent One
Five	Nil	Nil	Nil	Nil

Drawer	
Cheque No.	
Cheque date	
Amount	R 500-00

Payment method

Cash	✓
Cheque	
Postal orders	
Other (specify)	

S/angwa
Issued by

Issued without prejudice

C

the dme

Department:
Minerals and Energy
REPUBLIC OF SOUTH AFRICA

From: Directorate: Mineral Regulation: Northern Cape
28-30 Curry Street, Liberty Corner Building
Private Bag X6093, Kimberley, 8300,
Tel: (053) 8300 800
Fax: (053) 832 5631
Enquiries: Ms. M J Sekhonyane
Email: [illegible]
Ref: NC 30/5/1/2/2/090 MR COV.
Date: 16 May 2006

PER REGISTERED MAIL

Kanonloop Delwery cc
P O Box 361
BARKLY WEST
8575

ACCEPTANCE OF AN APPLICATION FOR A CONVERSION OF AN OLD MINING RIGHT IN TERMS OF ITEM 7(2) OF SCHEDULE II (TRANSITIONAL ARRANGEMENTS) OF THE MINERALS AND PETROLEUM RESOURCES DEVELOPMENT ACT, 2002(ACT 28 OF 2002):DIAMONDS, PORTION 22 (MAKOENSKLOOF) OF THE FARM READSDRIFT NO.74, MAGISTERIAL DISTRICT OF HERBERT.

You are hereby informed that your application for conversion of a mining right in respect of the above-mentioned property has been accepted.

Yours faithfully

MJ MNDAWENI
REGIONAL MANAGER
NORTHERN CAPE REGION

RD 850 829 415 21
DEPT. VAN MINERALE EN ENERGIE
PRIVAATSAK/PRIVATE BAG X6093
2006 -05- 26
KIMBERLEY 8300
DEPT. OF MINERALS AND ENERGY

"D"

CONTRACTOR'S AGREEMENT

MADE AND ENTERED INTO BY AND BETWEEN

KANONLOOP DELWERYE BK

REGISTRATION NO. CK 1999/050706/23

(herinafter referred to as the Permit Holder)

AND

HC VAN WYK DIAMONDS LIMITED

REGISTRATION NO 2001/006812/07

(hereinafter referred to as the Contractor)

FROM (WED)SEP 10 2008 10:44/ST. 10:17/No. 7610100981 P 2

1. RECORDAL

(a) **WHEREAS KANONLOOP DELWERYE CC REGISTRATION NO CK 1999/050706/23** is the holder of a prospecting right over the prospecting area which area shall compromise the following:

Certain:	Portion 22 (Makoenskloof) of the farm Reads Drift No 74
Situated:	In the District of Herbert, Northern Cape Province
Measuring:	One eight zero eight comma zero eight one seven (1808,0817) ha

(the farm / property)

(b) **AND WHEREAS** the seller is the holder of a Mining Permit with No MP 121/2004, issued under reference No NC5/3/2/3059 by the Director of Mineral Development on the 30th April 2004.

(c) **AND WHEREAS** the Permit holder is the holder of the mineral permit(s)/right(s) attached hereto as Annexure "A"

(d) **AND WHEREAS** the Permit holder has agreed to appoint the Contractor as the Permit Holder's sole contractor for the purposes of carrying on prospecting operation on the prospecting area as referred to in 1(a) *supra*, subject to the undermentioned conditions:

NOW THEREFORE the Permit Holder and the Contractor hereby contract and agree with each other as follows:

2. INTERPRETATION AND PRELIMINARY

The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of

nor modify nor amplify the terms of this agreement nor any clause hereof. In this agreement, unless a contrary intention clearly appears:

2.1 words importing:

2.1.1 any one gender includes the other two genders;

2.1.2 the singular include the plural and *vice versa*; and

2.1.3 natural persons include created entities (corporate or unincorporated) and the State and *vice versa*;

2.1.4 mineral rights will include prospecting and mining rights and referral to mining rights or prospecting rights will include the other where applicable.

2.2 The following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

2.2.1 **"Act"** means the Minerals Act, 1991, as amended;

2.2.2 **"Attorney"** means ENGELSMAN, MAGABANE INC, PO BOX 609, KIMBERLEY 8300, telephone number (053) 83208134, fax number (053) 832-2362; e-mail: vanniekerk@engelsman.co.za.

2.2.3 **"Contractor"** means **HC VAN WYK DIAMONDS LIMITED REG NO 2001/006812/07**

2.2.4 **"Director"** means the Director: Mineral Development of the Northern Cape Region of the Department of Minerals and Energy;

2.2.5 **"Farm"** means: the immovable property or properties and or the portions described in clause 1 (a) hereof;

2.2.6 **"MPRDA"** means the Mineral & Petroleum Resources Development Act, 2002.

2.2.7 **"the Permit holder"** means **KANONLOOP DELWERYE CC** a corporation duly registered according to the Laws of the Republic of South Africa under Registration No CK 1999/050706/23 having its main place of business at Barkly West and which corporation is herein duly represented by **CORNELIUS DU PREEZ IDENTITY NUMBER 531015 5077 082**

2.2.8 **"the prospecting area"** means that portions of the Farms or the Farms in respect of which the propsecting right(s) and/or mining right(s) have been issued or will be issued.

2.3 Any reference to an enactment is to that enactment as at the date of signature hereof by the Permit holder.

2.4 If any provision in the preamble or a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the preamble or definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

2.5 When any number of days is prescribed in the agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday.

2.6 Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

2.7 Expression defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions.

2.8 Where any term is defined within the context of any particular clause in this agreement or in the preamble, the term so defined, unless it is clear from the clause in question that the term so defined, has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that the term has not been defined in this interpretation clause.

2.9 The expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that thy will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

3. COMMENCEMENT AND DURATION

This agreement shall commence **on the 1st of February 2007** not withstanding date of signature hereof and shall continue for an indefinite period.

4. TERMINATION

This agreement may only be terminated by the Contractor.

5. GRANT OF RIGHTS

5.1 The Permit holder hereby gives and grants to the contractor during the currency of this agreement, the sole and exclusive right to mine for and dispose of all diamonds found on, in and under the mining areas and the Contractor shall be entitled, in the course of its mining operations and activities incidental thereto, to carry on all such activities as my be necessary or desirable, and which may be permissible at Law and shall further be entitled to exercise all rights and ancillary rights to which the Permit holder may be entitled as holder of the mining right.

5.2 The method, manner and rate of mining shall be at the entire discretion of the Contractor provided that his operations on the Farm will be in accordance with the provisions of the Act and all relevant regulations and shall comply with any requirements of the Director or his duly authorised representative.

5.3 The contractor shall have the right to make use of sub-contractors in the sole discretion of the contractor and on the terms and conditions of the contractor.

6. THE PERMIT HOLDER'S OBLIGATIONS

During the currency of this agreement the Permit holder will be obliged to:

6.1 Take all reasonable steps which may be within his power and ensure that: the existing prospecting right/permit in terms of which the Permit holder is entitled to prospect/mine for diamonds on in and under the prospecting area/farm will remain valid and be renewed from time to time in so far as this may be necessary to ensure that the Permit holder will at all times during

the currency of this agreement be entitled to prospect/mine for and to remove diamonds and other precious stones from the area/farm;

6.2 Provide any additional security required by the Director for rehabilitation purposes over and above the security which has been furnished by the Permit holder, the sum to be agreed upon between the parties.

6.3 Provide right of way and the shortest route regarding access by the contractor to the prospecting/mining site over the farm.

6.4 Provide access to water and a right to water for prospecting/mining purposes, the said cost for the obtaining of such right, payable by the contractor.

6.5 The permit holder shall conclude if applicable, a surface use agreement with the. surface owner regarding the said farm/prospecting area and shall the permit holder at all times make available to the contractor any area on request for the purposes of prospecting/mining of the farm/area for prospecting/mining purposes.

7. RIGHTS AND OBLIGATIONS OF CONTRACTORS

7.1 Appointment of Contractor:

7.1.1 Subject to all the conditions and terms of this agreement, the Permit holder hereby appoints the Contractor as a Sole and exclusive Contractor to prospect and/or mine for diamonds in or on in and under

the prospecting/mining area and the Contractor hereby accepts this appointment.

7.1.2 The Contractor will be obliged at his sole and exclusive cost and expense to take all necessary steps in order to comply with all the provisions of the Act and regulations promulgated in terms of the Act as applicable from time to time as well as all directions of the director or any other authorised official notwithstanding the fact that the Permit holder is and will remain the holder of the aforesaid prospecting permit.

7.1.3 The appointment of **the Contractor** as contractor to **the Permit holder** will be exclusive in that the Permit holder will not be entitled to appoint any other contractor to mine for diamonds on the Farm during the currency of this agreement.

7.2 The Contractor's mining activities:

During the currency of this agreement the following conditions will ***inter alia*** apply to **the Contractor's** activities on the Farm.

7.2.1 The Contractor will, at his own cost and expense and risk supply all the necessary vehicles, machinery, equipment and accessories and washing plant and to maintain same in a good working order during the currency of this agreement which may be necessary for purposes of carrying out his duties and obligations in terms of this agreement.

7.2.2 The Contractor will carry out his obligations and perform his activities in such a manner as to ensure the minimum disturbance of the surface and environment through his activities and that he will only cause such disturbance as may reasonably be necessary for the purpose of executing his activities, which activities will comply strictly with all the

provisions of the environmental protection program which has been approved by the Director, which will be rehabilitated on an ongoing basis.

7.3 Sale of Diamonds

7.3.1 In respect of the purchase price of all diamonds recovered by the Contractor in terms of this agreement, the contractor will be obliged as soon as possible after he has received payment of such purchase price, to pay over:

7.3.1.1 to the Department of Minerals & Energy a royalty of 5% or such other percentage which may become payable to the State from time to time plus VAT thereon (if applicable) calculated on the total purchase price (excluding VAT) of all diamonds sold; and

7.4 Payments to the Permit Holder

The Permit Holder shall receive no payments in terms of this Agreement as the Permit Holder has already been paid in full regarding the purchase price of the property as referred to in 1(a) *supra* as well as the Mining Permit with No MP121/2004 as referred to in 1(b) *supra* and this is specifically acknowledged by the permit holder and its representatives.

7.5 Miscellaneous Obligations of the Contractor:

The Contractor will be obliged at his own costs and expense:

7.5.1 To take all necessary steps for compliance with the Act as well as the Diamonds Act, 1986 and all other statutory provisions applicable to the operations of the Contractor;

7.5.2 To take all reasonable steps to provide sufficient security to prevent theft or loss of diamonds.

7.5.3 To ensure that all his operations will be in accordance with the standard normally applicable to prospecting activities of this nature;

7.5.4 To take all necessary steps to secure the safety of all excavations made by the Contractor during the currency of this agreement and to keep them in such a condition as to ensure that they will not constitute any source of danger for any person, animal or movables;

7.5.5 To prevent any person who may enter upon the prospecting area/mining area/farm as a result of the Contractor's activities or presence, to move about or wander about on the Farm unless such person is accompanied by the Contractor or his duly authorised official or representative;

7.5.6 To ensure that no fixed or movable improvement on the Farm will be disturbed without the prior written consent of the surface owner.

7.5.7 To repair any damage caused by the Contractor to any improvement and in the case of the total destruction of an improvement, to replace it.

7.5.8 To prevent any of his employees or persons entering upon the prospecting area/mining area/farm as a result of the Contractor's activities from doing any harm to or killing any birds or wild animals.

7.5.9 To ensure that no trees or bush will be damaged or destroyed unless absolutely necessary for the purposes of the Contractor's activities.

8. DUTIES UPON TERMINATION OF THIS AGREEMENT

8.1 Within a period of 90 (ninety) days from the terminations of this agreement the Contractor will be obliged to take all reasonable steps to ensure that all disturbances of the environment and the surface as a result of the Contractor's activities are rehabilitated to the satisfaction of the Director.

8.2 The Contractor will be obliged to remove all plant, machinery and equipment and accessories brought upon the Farm by the Contractor including all temporary constructions, scrap metal and other items (excluding safety fences) within a period of 90 days as from date of termination of this agreement.

9. RISK AND INDEMNITY

9.1 The Contractor confirms that he is an independent contractor and that at no stage will he act as the representative or agent of the Permit holder except in regard to the sale of diamonds recovered from the Farm by the Contractor, except as stipulated in clause 21 hereof.

9.2 It is specifically recorded that this agreement does not constitute any partnership agreement between the Permit holder or the Contractor and that neither of the parties will be responsible for payment of the debts of the other.

9.3 The Contractor hereby indemnifies the Permit holder against all or any claims of whatsoever nature which may be instituted against the Permit holder and the surface owner by any person in connection with or as a

result of any action or failure on the part of the Contractor or any of his employees or representatives or activities of the Contractor or caused by the Contractor's vehicles, plant, equipment or machinery or accessories.

9.4 The Contractor shall not do anything or fail to do anything which may prejudice the rights of the Permit holder in regard to his aforesaid prospecting permit and/or converted prospecting right which may be issued in favour of the Permit holder at any stage.

9.5 Within 10 (ten) days after receipt by the Contractor of any written direction given to him by the Director, his inspector or other representative, the Contractor will deliver to the Permit holder a copy of such direction.

10. GENERAL BREACH

10.1 Should any party (the defaulting party) commit a breach of any material provision of the agreement and fail to remedy such breach within 14 days from receipt of written notice from the other party (the aggrieved party) calling upon it to do so, the aggrieved party shall have the right, either:

10.1.1 if the breach complained of can be fully remedied by the payment of money, to take whatever action may be necessary to obtain payment of the amounts required by the aggrieved party to remedy such breach; or

10.1.2 if the breach complained of cannot be fully remedied by the payment of money, or, alternatively, if it can be so remedied and payment of any amounts claimed by the aggrieved party in

terms of 10.1.1 is not made to the aggrieved party within 7 days of the date of determination through arbitration or legal process of the amount legally payable, to take whatever action may be necessary to enforce its rights under the agreement, or to cancel the agreement, and in any event to claim such damages as it may have suffered as a result of such breach of contract.

10.2 The defaulting party shall be liable for all costs and expenses (calculated on an attorney and own client scale) incurred as a result of or in connection with the default.

11. DOMICILIUM

The parties hereby choose the following addresses as their prospective *domicilium citandi et executandi* for the purposes of all notices or processes to be given in terms of this agreement:

The Permit holder: Portion 22 (Makoenskloof) of the farm Reads Drift No 74

Contractor: The Farm Holpan 161, Barkly West District

12. GENERAL

12.1 This agreement records all the terms of agreement between the parties and substitutes any prior agreement.

12.2 No amendment to this agreement will be valid unless recorded in writing and signed by all parties.

12.3 No extension or indulgence granted by any of the parties in terms of this agreement to the other party will be regarded as a waiver of such parties rights or any abandonment thereof.

12.4 The parties hereby confirm that neither of them gave any guarantees or made any representations to the other party which are material and induced such party to enter into this option agreement, except for those guarantees and representations which have been recorded in writing in this agreement.

13. COSTS

Each party will be responsible for payment of his own legal costs in connection with the preparation and all attendances with regard to the drawing of this option agreement.

SIGNED AT KIMBERLEY ON THIS 4th **DAY OF** April **2007**

AS WITNESSES:

1. ______________________

2. ______________________

____
HC VAN WYK DIAMONDS (PTY) LTD

SIGNED AT KIMBERLEY ON THIS 4th **DAY OF** April **2007**

AS WITNESSES:

1. ____________________

2. ____________________

____
KANONLOOP DELWERYE CC

KANONLOOP DELWERY BK
Reg No: CK 99/50706/23
POSBUS 342
BARKLY-WES 8375
BTW No: 4730184324

- Develop partnerships with relevant stakeholders that are mutually beneficial and add value to the expected outcomes of the LED programme.

Over and above the royalty payment to the Provincial DME which is intended for the development of amenities such as schools and community projects within the local area surrounding the mine, the Company will develop and implement LED programmes that focus on the mine community and communities from which HCVW draws its labour.

4.7 Infrastructure Development Projects

4.7.1 Infrastructure Requirements

HCVW relies on good infrastructure in the form of roads, water and electrical supplies to conduct its mining and recovery operations. Consequently the Company is mindful of ensuring that infrastructure is developed and maintained in the areas in which it mines.

The importance of properly integrated development throughout the Northern Cape is also recognized. In a country in which financial resources are in short supply, it is even more important to ensure that development is both is properly integrated and optimised.

The contribution that HCVW makes towards large infrastructure development and bulk service provision within the greater mine community is a function of the mine's Corporate Social Investment Programme and its Strategic Investment Programme.

The Company is committed to supporting a number of IDP projects in the Dikgatlong and Siyathemba environments. The emphasis here is on large projects such as roads, schools and clinics which provide benefit to the greater areas in which the Company operates. These projects are outlined below.

4.7.2 Upgrading of Roads

As part of various capacity expansion projects (Security, and other Infrastructure developments) at HCVW, a number of other issues were investigated, including the upgrading of the entrance roads within the mining environment. These roads are currently dirt roads and are extensively used by the local communities as it reduces the round trip distance between areas.

HCVW intends to upgrade these roads to "major rural routes" on a regular basis with a design speed of 100 km per hour. The requirements by the local communities regarding safety have been built into the project scope and incorporate, among others, a pedestrian crossing in the surrounding villages for use by school children who will be actively using the road in the early morning and late afternoon. These are timeslots that coincide with anticipated high peak traffic. The upgrading of the roads enjoys the support of the local communities.

4.7.3 Primary School Development

HCVW intends to develop a junior school with three classrooms and toilet facilities in the Holpan Community in the Dikgatlong Municipality. This school will be constructed adjacent to the recreational facilities, Community Hall, and Crèche already constructed by HCVW.

Discussions have been held with local community leaders and the Department of Education in respect of the school development and the provision of trained teachers by the Province.

4.7.4 Health Care/Clinic Developments

The Company intends to construct and develop Clinics in the Holpan (Dikgatlong) and Douglas (Siyathemba) communities. These clinics will be developed in conjunction with local health authorities.

These facilities will provide essential medical services and screening, including HIV/AIDS screening and education to mine personnel and local communities.

4.7.5 Timing and Financial Commitments to Infrastructure Development Projects

Table 1 below provides a summary of Financial Commitments over the Company's financial years running into 2011.

Table 1: Timing and Financial Commitments to Infrastructure Development Projects

Project	Area/Municipality	2006/7	2007/8	2008/9	2009/10	2010/11
Road upgrade	Holpan – Riverton route	R100 000	R50 000	R50 000	R50 000	R50 000
Road Upgrade	Holpan Community	R50 000	R50 000	R50 000	R50 000	R50 000
Road upgrades	Douglas to Wouterspan	R100 000	R700 000	R75 000	R75 000	R75 000
Road Upgrades	Douglas to Makoenskloof	R50 000	R275 000	R50 000	R50 000	R50 000
Primary School Development	Holpan Community		R100 000	R50 000	R25 000	R25 000
Health Care Facility (Inclusive of VCT Centre); Holpan	Holpan Community		R75 000	R50 000	R25 000	R15 000
Health Care Facility (Inclusive of VCT Centre)	Douglas		R100 000	R50 000	R25 000	R15 000
Totals		**R300 000**	**R1 350 000**	**R375 000**	**R300 000**	**R280 000**

4.8 LED Community Based LED Projects - Housing

4.8.1 Measures to Address the Housing and Living Conditions of Mine Employees

The acute housing issues in the South African context are complex, particularly due to historical problems related to poor planning, uncontrolled urbanization, tribal and land issues, and views on property ownership. HCVW is working with all Stakeholders to arrive at solutions that will ensure that all its employees have access to reasonable accommodation.

As part of its commitment to LED the Company is committed to Community based projects which are aimed at benefiting mine employees and their immediate families and the greater communities in which these employees live. The Community projects that the Company intends to embark on are outlined below.

4.8.2 Housing Development at Holpan (Dikgatlong) and Douglas (Siyathemba) for HCVW Employees

A housing development project has been initiated at Holpan, and the Company is in negotiation with the Douglas Municipality to acquire 100 erven to build houses for employees. The intention is to complete about 100 houses over a 5 year period. Details and cost commitments are shown in the Table below. The house completed at Holpan is the first with a shower and flush toilet. Initially it is planned to build houses for ownership by employees in the Holpan and Douglas communities but this programme will also be extended to other communities and towns where HCVW employees reside.

Presently employees are living in various forms of accommodation comprising self owned houses and parkhomes and newly erected sleeping quarters on the mine sites. Employees at these sites also receive three meals per day, which is prepared by qualified chefs. At sites where no accommodation is provided, the company provides free transport to employees.

The Company will provide legal services to ensure that the housing developments are done in a sustainable manner and that proper ownership procedures are established such that the employees become the owners of their homes.

In addition the Company will assist in installing servitudes, roads, water and sewage lines, and other infrastructural needs working in conjunction with local Municipalities, authorities and other developers.

4.8.3 Other LED Benefits

The housing development initiative outlined above is seen as a catalyst for other LED projects in the two areas outlined above. As noted there are a range of other infrastructure and development projects already proposed in respects of the Company's SLP.

Development of the Housing projects will also be part of broader programme involving crèche, junior school, community hall, road, and servitude developments. All of these projects will bring direct benefit to the municipalities, communities and individuals. These activities will provide economic benefit for the following service providers including:

- Builders, artisans and plumbers
- Suppliers of building materials
- Transport operators
- Retail outlets
- Other service providers

Table 2: Summary of LED projects and Financial Commitments to Dikgatlong and Siyathemba Municipalities

Community	Municipality	2006/7	2007/8	2008/9	2009/10	2010/11
Houses for Holpan and Adjacent Communities	Dikgatlong	1	9	10	10	10
Financial Commitment Houses		R30 000	R270 000	R350 000	R350 000	R350 000
Commitment for roads, water lines, servitudes, legals		R50 000	R50 000	R50 000	R25 000	R25 000
Douglas Community Houses	Siyathembu		15	25	25	25
Financial Commitment Houses			R525 000	R875 000	R875 000	875 000
Commitment for roads, water lines, servitudes, legals			R100 000	R50 000	R25 000	R25 000
Total (Rands)		R80 000	R945 000	R1 325 000	R1 275 000	1 275 000

4.9 Poverty Alleviation and Small and Medium Enterprise ("SMME") Development

4.9.1 Introduction

Poverty and unemployment remain key concerns of the South African economy and social landscape, and are prevalent in the Northern Cape Province, including those areas in which HCVW operates.

The Company is committed to addressing and eradicating poverty and unemployment where ever it operates. To achieve this it has undertaken consultation and research with Stakeholders, including local government, community leaders and its employees to create and develop sustainable small and medium enterprise (SMME) projects that will assist in creating jobs and alleviating poverty.

4.9.2 Strategy for job creation and poverty alleviation

As a key part of its SLP, HCVW has embarked on programmes with a range of Stakeholders that will in a sustainable manner address poverty alleviation and job creation. The intention of these projects are the following:

- Create SMME's which will be sustainable in the long term

- Empower individuals and develop accountability and sustainability in all aspects of economic development
- Develop employment opportunities and new jobs for men and women
- Develop and sustain entrepreneurs and their businesses
- Outsource non-core businesses
- Support activities that will encourage the development of businesses peripheral to mining operations
- Develop eco- and geo-tourism opportunities
- Ensure that Stakeholders are aware of the importance of good nutrition and health
- Ensure that business models and processes are safe and environmentally sustainable

A key aspect of all these projects is that they should be sustainable and profitable in the long term, provide portable skills, and rapidly get to a point that the Company is able to withdraw to the point that its on-going involvement is low key and revolves around providing assistance where needed in terms of management, financial guidance and legal services. This will ensure that the Company is able to focus its efforts on helping create other new ventures.

4.9.3 HCVW SMME and Poverty Alleviation Projects

HCVW is developing and will provide seed capital and support for several ventures that are focussed on the creation of SMME's and achieving the objectives outlined above. These include the following:

Bokamoso brick & tile making company

HCVW in conjunction with the Holpan Community identified the opportunity to create a fully HDSA empowered and community owned brick making company to manufacture bricks to SABS standards and sell these at a profit to the mine and to builders and developers throughout the Northern Cape.

HCVW is providing initial seed capital to build infrastructure and purchase a brick making machine. A second brick making machine will be acquired next year along with a cement slab/tile making machine.

The business is run and managed by women from the local Holpan community. The project has created 15 jobs (primarily woman) for previously unemployed citizens from the local community and this number is expected to grow to about 100 when the business is fully established.

BEE building company

A fully empowered and independent HDSA owned building company is being created for local building contractors who provide services to the mine. Seed capital of R50 000 has been provided for its establishment,

This business will initially create about 10 jobs for the previously unemployed.

BEE painting & maintenance company

An empowered and independent HDSA owned building company is being created for local building contractors who provide services to the mine. Seed capital of R50 000 has been provided for its establishment. About ten jobs will be created for the previously unemployed.

BEE catering company

Employees have requested assistance to create an empowered catering company which will provide catering services to all of the Company's Middle Orange River operations. A business plan is being prepared by the initiators of this project. The Company will allocate about R100 000 of seed capital to this venture. As a starting point it is estimated that about 10 jobs could initially be created for previously unemployed HDSA's, but this will grow given successful implementation of this project.

BEE transport venture

Employees and members of the community from the Holpan and Douglas area are investigating, at their request, the formation of a transport company which will take over the transport services currently provided by the Company. A review of the feasibility and development of a business plan is underway. Seed capital of R100 000 will be provided.

BEE garden produce company

Employees and members of the community from the Douglas area are investigating, at their request, the formation of a market produce venture that can provide fresh produce to the Company's kitchens. This will be established at Makoenskloof if shown to be viable. Seed capital of R50 000 will be provided.

4.9.4 Other SMME and Poverty Eradication Ventures

A number of other ventures aimed at creating jobs, developing entrepreneurs, ensuring portability of skills, and alleviating are also being investigated, developed, and costed with Stakeholders. These include the following:

- A security and protection services training programme to be implemented by technology and security company **I to I**
- Upgrading of the Barkly West BeeHive for hawkers
- Creation of a Geotourism venture to include Canteen Koppie
- Establishment of vegetable gardens in local communities to address nutrition and poverty issues
- Establishment of a possible bio-fuels plant to produce bio-diesel on rehabilitated areas
- Recycling Ventures with local Communities to eradicate litter and recycle tins, glass, and paper to generate income and create jobs.

4.9.5 Estimates of Job Creation via SMME Projects

Several SMME projects are being researched and developed as part of the SLP. These projects will create ownership, empowerment, jobs, and assist in poverty eradication. The potential job creation numbers over the next five years in respect of the projects being proposed by HCVW are outlined below.

In addition it is expected that through other projects outlined in Sections 3, 4 and 6 that additional jobs will be created directly and indirectly but these are more difficult to quantify and are not included in the Table below.:

Table 3: Estimates of job creation via SMME development

Financial Year period	Number of Jobs (Base Case Scenario)	Number of Jobs (Optimum Case Scenario)
2007/8	50	75
2008/9	60	110
2009/10	75	150
2010/11	100	200

Considering the multiplier affect (conservatively estimated at 10:1 in the Northern Cape) the impact of the job creation shown above should be positive in respect of economic development and poverty eradication in the region.

4.9.6 Entrepreneurial Training

HCVW foresees great opportunity to develop entrepreneurs in the communities in which it operates. It is reviewing a plan whereby it will obtain skilled people and programmes to work with Community leaders, senior schools and its own employees to identify individuals with good entrepreneurial flair and drive. Based on initial results of this work the Company may also look to establish an Entrepreneurial Training Centre which will work to target and develop entrepreneurs in business and commercial skills.

4.9.7 Procurement of Capital Goods, Consumables and Services

HCVW will, as a matter of principle, acquire capital goods, services and consumables from HDSA companies should they be able to provide such services at a comparable rate and service level.

Capital goods will mainly be earth movement machinery that is purchased from the agents such as Komatsu, Volvo, Caterpillar, and Bell. No HDSA company has been identified that can provide this service.

Consumables for the plant are mainly oil and lubricants. This is obtained from companies such as Engen and Sasol, which are both South African owned companies, listed at the South African Securities Exchange and as such as complied with HDSA guidelines set by Government. No other HDSA suppliers have been identified that will be able to provide this service. However, should same be identified, the policy of the company will be to support them.

Procurement of other supplies, services, labour and training will be sourced, wherever possible, from BEE compliant companies, for example i to i Technologies, a fully empowered BEE company, is providing security services to the company and will also provide training in this field. Should other services be required, these will be outsourced to HDSA companies wherever possible.

Table 4: Projects and Financial Commitment to SMME and Poverty Eradication Projects (All financial commitments are in ZARands)

Project	2006/7	2007/8	2008/9	2009/10	2010/11
Bokomoso Brick and Tile – Single Brick making Macine	R400 000				
Bokomoso Brick – with tile making machine		R360 000			
BEE Building Company		R50 000			
BEE Painting & Repair Company		R50 000			
BEE Catering		R100 000			
BEE Transport			R200 000	R50 000	R20 000
BEE Market Gardening		R15 000	R15 000	R25 000	R30 000
Expansion: Barkly West Beehive for hawkers	R10 000	R10 000			
Canteen Koppie Geotourism Venture	R10 000	R10 000	R10 000	R25 000	R50 000
Establishment Vegetable Gardens to assist with Nutrition	R5 000	R5 000	R15 000	R20 000	R20 000
Expansion Training Centre for Security Training by I to I			R50 000	R30 000	
Other eg. Litter recycling	R5 000	R10 000	R20 000	R20 000	R20 000
Entrepreneurial Training	R10 000	R10 000	R10 000	R10 000	R10 000
Totals	R440 000	R620 000	R320 000	R180 000	R150 000

5. FUTURE FORUM

5.1 The Establishment of the Future Forum

The establishment of a Future Forum is required under Regulation 46 (d) (i) of the regulations of the MPRDA. The strategies and objectives of the HCVW Future Forum are set out below.

In addition to the main points listed below it is also proposed that the Future Forum will assist the Company with the implementation and monitoring of the Social and Labour Plan. This is an important component of the Company's SLP.

5.2 Strategies and Objectives

A Future Forum has been established by HCVW with the following purpose:

- Negotiate and take measures to avoid large-scale job losses;
- Ameliorate the social and economic impact of job losses;
- Anticipate the possibility of job losses and implement contingency plans;
- Give timeous warning to affected individuals to improve their chances of finding alternative employment;
- Discuss industry trends and challenges on an ongoing basis; and
- Notify the Department of Labour of plans if more than 10% of the workforce could be retrenched in one year.

The overall effectiveness of the Future Forum will arise from timeous analysis of problems because this will make it possible to explore and implement appropriate solutions in a structured manner. In addition, the Future Forum will be the liaison between the Department of Labour, HCVW management and all other affected parties. The Department of Labour will establish a Social Plan Technical Support Facility (SPTSF) to support and guide the Future Forum with technical assistance in the analysis of problems facing the mine. The services of the SPTSF will be available to the mine, worker representatives and affected communities at times of major, large-scale retrenchment.

5.3 The Role of the Future Forum in Possible Retrenchments

The Future Forum will also be responsible for co-ordinating or requesting the services offered by the Department of Labour should HCVW need to retrench more than 10% of its workforce. These services include:

- Setting up Retrenchment Response Teams competent in employment services, human resources development and the Unemployment Insurance Fund (UIF);
- Forming a committee to determine the type and standard of services to be provided to the retrenchees, the financial resources that are needed to cover these additional services and the extent of the resource allocation from each partner; and

- Establishing a Job Advice Centre in or near the major sending areas.

In addition, the Future Forum will consult with the Department of Labour over further services, on the basis of specific agreements between the department and representatives of management and workers at HC Van Wyk Diamonds Ltd. Funding of the services will have to be jointly agreed by the parties. The further services could include:

- Group and individual counselling to assist workers to deal with the emotional impact of retrenchment and to adjust to new conditions;
- Skills assessment and certification of prior learning to aid new employment through gaining formal, appropriate qualifications;
- Assessment of a worker's potential and the development of a career plan to help the worker identify options and assist in choices that need to be made between further skills training, SMME training or finding new employment;
- Training and retraining of workers in line with the Skills Development Strategy to facilitate the channelling of retrenched workers into new jobs; and
- Offering a placement service.

HCVW has commits itself to establish a Future Forum within 6 months after conversion of its old order right to a new order right. This Future Forum will comprise of the General Manager, the Human Resources Manager and worker/union representatives.

5.4 Retrenchment Provision

The Future Forum will also ensure that adequate attention is paid to the provision of retrenchment packages. The provision for retrenchment will be based on the following model and the severance packages will be calculated using the formula as detailed below:

- One week per year service of service
- One month notice pay; and
- Leave provision equivalent to 15 days.
- Pro-rata 13th cheque (bonus) for calendar year

The above provision will be consistent with HCVW's Retrenchment Policy and may be altered in terms of applicable legislation and or collective agreements with stakeholders.

6. SUMMARY OF FINANCIAL COMMITMENTS TO IMPLEMENT THE SOCIAL AND LABOUR PLAN

6.1 Summary

A Social and Labour Plan is presented here H C Van Wyk Diamonds (Pty) Limited ("HCVW") and its investment partner, Rockwell Diamonds Inc ("RDI"). This Social and Labour Plan ("SLP") has been developed in conjunction with Stakeholders from all the areas and municipalities in which HCVW operates including Regional and Local Government, the Departments of Housing, Education and Health, The Department of Minerals and Energy, Other exploration and mining companies, Communities and individuals, and employees.

The SLP is premised on the integration of the following:

- Human Resource Development ("HRD") including:
  - Education, Training and Skills Transfer to ensure *Portability* of Skills
  - Employment equity development to reflect the demographics of South Africa in respect of management and operational positions
  - Development of women
- Sustainable local economic development ("LED") requirements with the emphasis on addressing the Integrated Development Programmes ("IDP's") of local Municipalities and meeting the needs of those Communities most directly impacted by mining operations including:
  - Infrastructure development projects such as roads, schools and clinics
  - Community housing projects
  - Creation of Small and Medium Enterprises ("SMME")
  - The alleviation of poverty
- Planning for Closure including creation of a *Future Forum.*

6.2 Programmes and Financial Commitments

The programmes and projects will be implemented as part of this SLP and the financial commitments which will be made to these projects are summarized in the Tables below:

SUMMARY TABLE OF ALL FINANCIAL EXPENDITURE AND COMMITMENTS

	REF	2006/2007	2007/2008	2008/2009	2009/2010	2010/2011	TOTAL
IDP	30	300,000.00	1,350,000.00	375,000.00	300,000.00	280,000.00	2,605,000.0(
LED	32	80,000.00	945,000.00	1,325,000.00	1,275,000.00	1,275,000.00	4,900,000.0(
SMME	36	440,000.00	620,000.00	320,000.00	180,000.00	150,000.00	1,710,000.0(
HRD	25	920,000.00	1,025,000.00	1,100,000.00	1,155,000.00	1,130,000.00	5,330,000.0(
TOTAL		1,740,000.00	3,940,000.00	3,120,000.00	2,910,000.00	2,835,000.00	14,545,000.0(

7. SIGNATURE PAGE

Undertaking by the holder of the mining right to ensure compliance with the Social and Labour Plan and to make it known to employees:

I, ______________________________, the undersigned and duly authorized thereto by HC Van Wyk Diamonds Ltd ("HCVW"), undertake to adhere to the information, requirements, commitments and conditions as set out in the Social and Labour Plan.

Signed at ____________________ on this ______ day of _______________ 20____

Signature of responsible person ______________________________

Designation ______________________________

Approved

Signed at ____________________ on this ______ day of _______________ 20____

Signature: ______________________________

Designation: ______________________________

APPENDICIES TO

SOCIAL AND LABOUR PLAN

HC Van Wyk Diamonds Ltd, in respect of:

1. **HC Van Wyk Diamonds Ltd**

   (Reg. No 2001/006812/06)

2. **Klipdam Diamond Mining Company Ltd**

   (Reg. No 94/01754/06)

3. **Farhom Mining & Construction (Pty) Ltd**

   (Reg. No 2003/032082/07)

4. **Saxendrift Mine (Pty) Ltd**

   (Reg. No 2006/005971/07)

5. **Kanonloop Delwery CC**

   (Reg. No 1999/0950706/23)

P.O.Box 251

Barkly West

8375

1 July 2007

Table of Contents

1. APPENDICIES TO HCVW SOCIAL AND LABOUR PLAN

Development of the HCVW SLP has involved considerable research in the local communities in which HCVW operates and wide ranging discussions with stakeholders. Cognisance has also been taken of the various regulations and requirements pertaining to human resource development, and structuring of the Social and Labour Plan ("SLP"). Based on these engagements and requirements the Company is developing procedures and policies to implement activities which benefits its employees, local municipalities and communities, and stakeholders in the region.

Several documents which provide additional detail for the SLP are incorporated here as a series of Appendices. Much of this information is to be found in shorter form in the separate SLP document. Consequently the documents included below provide greater detail and provide a further source of reference in support of the SLP.

Material presented below includes the following:

- Comprehensive summary of the HCVW HRD plan
- Employment Equity details for HCVW
- HIV/AIDS Policy
- Procurement Plans
- Downscaling Policy
- Retrenchment Policy
- Mine Closure Plans

2. HCVW HUMAN RESOURCES DEVELOPMENT PROGRAMMES (Regulation 46 (b)

2.1 Introduction

Having established the demographic nature of HC Van Wyk Diamonds Ltd's (HCVW) workforce, the Social and Labour Plan uses this information to provide the frame of reference within which to coherently address the regulatory requirements for the Human Resources Development (HRD) of the workforce.

The following section deals with the information required under Regulation 46 (b) with regard to Human Resources Development. This, in turn, is informed by the Broad-based Socio-economic Empowerment Charter for the South African Mining Industry (the Mining Charter), which is reviewed below to place this section of the Social and Labour Plan in context.

The objective is to develop and transform the South African mining/quarrying industry, with the specific requirement being, to fast-track the development of Historically Disadvantaged South Africans (HDSA's). In terms of the Mining Charter, provisions must be made by mining/quarrying companies for this group to be empowered to participate more fully at higher levels within the industry.

The HRD-related objectives of the Mining Charter are to:

- Substantially and meaningfully expand opportunities for HDSA's, including women, to enter the mining and minerals industry and to benefit from the exploitation of the nation's mineral resources;
- Utilize the existing skills base for the empowerment of HDSA's;
- Expand the skills base of HDSA's to serve the community;
- Promote employment and advance the social and economic welfare of mining communities and major labour-sending areas; and
- Promote beneficiation of South Africa's mineral commodities.

The Mining Charter commits all stakeholders to creating an enabling environment for the empowerment of HDSA's by providing a comprehensive Skills Development Plan that addresses the HDSA mining skills deficits within the industry. The Mining Charter calls for stakeholders to work together in addressing this skills gap by:

- Interfacing with statutory bodies, such as the Mining Qualifications Authority (MQA), through the standing consultative arrangements in the formulation of comprehensive skills development strategies including a skills audit;
- Interfacing with education authorities and providing scholarships to promote mining-related educational advancement, especially in the fields of mathematics and science at school level;
- Ensuring that scholarships are provided and that the number of registered learnerships in the mining industry increases from the current level of some 1 200 learners to at least 5 000 learners by March 2007;
- Providing skills training opportunities, through the MQA, to workers during their employment to improve their earning capacity after mine closure;
- Providing access to training courses in mining entrepreneurial skills through the MQA and in collaboration with academic institutions, Department of Minerals and Energy (DME) associated institutions, NGOs and the Gender Commission;
- Offering every employee the opportunity of becoming functionally literate and numerate. This will be made available by end 2007 and will be done in consultation with labour;
- Implementing and accelerating career paths for mechanized mining to align them with those completed for conventional mining and so provide further opportunities for HDSA employees to progress in their chosen careers; and
- Developing systems through which empowerment groups can be mentored as a means of capacity-building.

2.2 Human Resources Development at HCVW

The HCVW HRD strategy recognizes the growing shortage of critical skills in the Mining industry in South Africa. Development of future HDSA's leadership is a key strategic focus area. HRD is managed across all levels of employment at HCVW and is seen as a critical

component of achieving the Company's employment equity and gender equity targets. Consequently, the mining's HRD plans are being continuously aligned with the Workplace Skills Plans (WSP) and integrated with the long-term business plan. In terms of this process, HRD plans are constantly assessed, reviewed and revised to cover the organization's short-term, medium-term and long-term human capital development requirements.

A full time qualified / graduate Human Resources Manager has recently been appointed, to ensure that the Human Resources Development Program of our Company receives the required specialised attention.

An annual Training Report and Workplace Skills Plan (01/04/2006 – 31/03/2007), has been submitted to and was approved by the MQA.

2.3 Overall strategy and objectives

This section of the Social and Labour Plan is structured according to Regulation 46 (b), and HCVW's HRD strategy and objectives follow this structure as outlined below:

Table 1: Regulations relating to skills development in the mining sector

Regulation 46 (b) (i)	Skills Development Plan
Regulation 46 (b) (ii)	A Career Progression Plan and its implementation in line with the Skills Development Plan
Regulation 46 (b) (iii)	A Mentorship Plan and its implementation in line with a Skills Development Plan and the needs of the empowerment groups
Regulation 46 (b) (iv)	An Internship and Bursary Plan and its implementation in line with the Skills Development Plan
Regulation 46 (b) (v)	The Employment Equity statistics and the mine's plan to achieve the 10% women's participation in mining at operation level and 40% HDSA's participation in management at operation level within five years of the granting of the mining right.

2.4 Skills Development Plan

2.4.1 Strategy and Objectives

HCVW is committed to ensuring that its workers are given the opportunity of acquiring skills and competencies to achieve both individual and organizational goals in the context of the mine's operational and Local Economic Development (LED) objectives.

Using the Workplace Skills Plan (WSP) HCVW's Skills Development Plan will cover a continuum from the ABET Level 1 programme through to post-graduate education. These programmes will be consistent with the requirements of the National Qualifications Framework (NQF) and the Mining Qualifications Authority (MQA). The purpose of the Skills Development Plan is to address the current skills and competency gaps at the mine and also provide for the training needs of HDSA's, the fast-tracking of individuals within the talent

pool, and the various career paths and mentoring programmes as required, to achieve the business objectives.

In essence, the Skills Development Plan is the foundation for all education, training and development programmes. These programmes specifically include:

- The opportunity for every employee to become functionally literate and numerate, which is defined as having a minimum qualification of Adult Basic Education and Training (ABET) Level 4;
- Systematic development procedures and the management practices required; and
- Individual training, team learning and organizational development.

2.4.2 Skills levels of the HCVW workforce

The overall education level for the HCVW workforce is given in Form Q, Annexure II, DME 327. This has been taken directly from the 2007 Workplace Skills Plan.

(This shows that 45.7% of the workforce is regarded as functionally illiterate as they have a qualification lower than ABET Level 4.)

In line with the Workplace Skills Plan HCVW has identified its strategic skills development priorities. These are shown below in Table 2.

Table 2: Skills Development Priorities

Priority number	Priority description
1	Skills to improve business processes (Funcional skills)
2	Improve Functional Literacy Levels of Employees (ABET & MASD) Trainin)
3	Health and Safety skills
4	Basic understanding of legislation
5	Environmental Skills

2.4.3 Adult basic education and training (ABET)

The scorecard requirement is to offer every employee the training opportunity by 2007 to become functionally literate and numerate. Functional literacy and numeracy has been defined by the Department of Minerals and Energy as ABET Level 4 or higher.

ABET training is being provided on site, at a Training Centre, which was built and equipped by the Company 2 years ago at a cost of R300,000-00. ABET training is being done on computers and we make use of the programs supplied by "Media Works".

The company will spend another R80 000 on upgrading the current ABET facility, during the 2007/2008 financial year, as the request for ABET training increased tremendously. An ABET centre will also be establishe at Saxendrift once the acquisition of these properties is complete.

As part as developing HDSA candidates, we promoted Mr Henry Williams, who was a helper in the workshop to do the ABET training. He obtained his Certificates for Assessment for

Facilitators from Media Works, as well as completed a Certificate in Occupational Directed Education and Training Development Practice, at Maccauvlei Conference Centre.

At present 8 employees are receiving ABET (level 1 Literacy) training.

An extra 13 employees are being enrolled for Pre-ABET and ABET Level one during the 2007/2008 Financial year, and we intend to employ another ABET Facilitator before end of August 2007, to accommodate the current demand for ABET Training.

As employees find it a bit challenging to attend ABET training after normal working hours, we have arranged for ABET training to take place during working hours, which sometimes interferes with the production. However with the good co-operation of the Production Management Team, we manage to go on with ABET training and plan to increase our ABET students as follows:

2007	-	ABET Level 1	=	8
		ABET Level 2	=	0
	-	ABET Level 1	=	10
		ABET Level 2	=	8
2009	-	ABET Level 1	=	15
		ABET Level 2	=	10
2010	-	ABET Level 1	=	15
		ABET Level 2	=	15

2.5 Outcome-based Education, Training and Development

2.5.1 Coherence with the National Skills Development Strategy

Outcome-based education, training and development is implemented at HCVW, with the principal objective of aligning the HCVW's Human Resource Development (HRD) strategy and practices with the National Skills Development Strategy and relevant national legislation. This also ensures that HCVW's strategy is approved by the relevant authorities, particularly the Mining Qualifications Authority (MQA). In terms of this imperative, HCVW will maintain a close and co-ordinated relationship with the MQA through the HCVW HRD function.

2.6 Training facilities

Currently most of HCVW's core training requirements are undertaken by the SETA accredited training providers as well as training centres in Kimberley. HCVW will support accredited training providers and centres situated in the Northern Cape Municipal region. This helps with ensuring portability of skills and training.

ABET training is being provided on site, at a Training Centre, which was built and equipped by the Company 2 years ago at a cost of R300.000.00. The company will spend another R80 000 on upgrading the current ABET facility, during the 2007/2008 financial year, as the request for ABET training increased tremendously.

2.7 Mobile Equipment Training

The Company makes extensive use of large mobile earth moving equipment including large Articulated Dump Trucks (ADT's), bulldoxzers, excavators, front end loaders (FEL's), graders and water tankers. Mobile Equipment Training is done on site by a Trained Mobile Equipment Trainer.

This cost is included in the Total Training Budget. People-development interventions aimed at attracting and retaining staff with the required competencies will remain a key focus area.

2.8 Management and Leadership development

Opportunities for management development training, talent and potential assessment, learning exposure and skills development from first-line management to senior management will be provided.

This cost is included in the Total Training Budget of R 500 000.00.

Skills obtained in this training are portable and can be utilized in non-mining industries including farming and manufacturing.

2.9 Talent management

Young talent is managed as a strategic resource that is carefully prepared for senior deployment in serving the company.

HCVW's talent management strategy is directed towards:

- Creating a talent pool to optimize the capacity of people who are identified as having leadership potential;
- Providing continuous training and development opportunities for individuals within this talent pool; and
- Developing a corporate culture and value system that encourages talent development, management and leadership at HCVW.
- HCVW takes full responsibility for developing, implementing and auditing the systems, processes and results achieved from talent management.

2.10 Functional and technical training

HCVW ensures that functional and technical job skills are mastered by individuals at a competitive level to ensure productivity and good customer service. Individual training opportunities will be measured against performance management, career aspirations and company needs, and will be managed jointly by the Human Resources Department and HCVW Line Management.

2.11 Portable Skills Training

HCVW's core training requirements are undertaken by the SETA accredited training providers as well as training centres in Kimberley. HCVW will support accredited training providers and centres situated in the Northern Cape Municipal region. This helps with ensuring portability of skills and training.

Special emphasis is placed on Welding Skills, Bricklaying, Business Management Training, and Driver's Licence training to both employees and associated contractors, at a cost of R100 000 per year.

Table 3: Human Resources development plan

Element	Units	Period	Cost/Annum	Comment
Total Training Budget		2007/2008	500,000	
+ABET Training Centre Upgrade		2007/2008	80,000	
Mentorship program for employees and empowered groups		2007/2008	50,000	On-going
Internal/Employee Bursary Assistance		2007/2008	100,000	On-going
External/Non-employee Bursary Assistance		2007/2008	100,000	On-going
Portable Skills Training		2007/2008	100,000	On-going
TOTAL HRD Commitment			**R930 000**	

2.12 Number and Education Levels of HCVW Employees

Table 4: **Number and Education Level of HCVW Employees, as per Form Q in Annexure II of the MPRDA Regulations**

BAND	NQF	OLD SYSTEM	MALE A	MALE C	MALE I	MALE W	FEMALE A	FEMALE C	FEMALE I	FEMALE W	TOTAL MALE	TOTAL FEMALE
		No	23	1							24	
		Grade 0/Pre	2								2	
		Grade 1 / Sub A	9								9	
		Grade 2 / Sub B	6								6	
		Grade 3 / Std 1 /	10								10	
		Grade 4 / Std 2	9				1				9	1
		Grade 5/ Std 3 /	29								29	
		Grade 6 / Std 4	23	2							25	
General Education and Training (GET)		Grade 7 / Std 5 /	29				4				29	4
		Grade 8 / Std 6	66	14				1			80	1
	1	Grade 9 / Std 7 /	49								49	
Further Education and Training (FET)	2	Grade 10 / Std 8 /	96	3		26	3	2			125	5
	3	Grade 11/ Std 9 /	24							1	24	1
	4	Grade 12 / Std 10 /	44	5		10	2			2	59	4
Higher Education and Training (HET)	5	Diplomas /										
	6	First degrees /		1		2		1		1	3	2
	7	Honours / Masters										
	8	Doctorates/										
		Total	419	26		38	10	4		4	483	18

2.13 Number of Vacancies that HCVW Has Been Unable to Fill

Table 5: Number of Vacancies that HCVW has been Unable to Fill, as per Form R in Annexure II of the MPRDA Regulations

OCCUPATIONAL LEVEL	JOB TITLE OF VACANCY	MAIN REASON FOR BEING UNABLE TO FILL THE VACANCY
Top management		Skills shortages
Senior management		Shortage of skills and experience
Professionally qualified and experienced specialists, as well as mid-management		Insufficient graduates in current market
Skilled technical and academically qualified workers, junior management, supervisors, foreman and superintendents		Strong regional demand
Semi-skilled and discretionary decision-making		
Unskilled and defined decision-making		

Eighty percent of the business operations as an open pit diamond mine, consists of earthmoving operations with the result that the majority of our employees are dumper / backactor / excavators / bulldozer operators. There are large numbers of experienced operators in our area, who are unemployed due to the closure of small diamond operations.

It is our Company's policy to employ people from our surrounding local communities and we are continuously taking applications from these people and keep these applications on record until such time a vacancy arises, with the result that our Company has no problem with hard to fill vacancies. In fact we have plenty of applications for work.

2.14 Career Progression Planning

2.14.1 Introduction

HCVW has developed develop learner paths (flowcharts) for every discipline within its operations. The learner paths will guide the mine and the employees on a desirable path for career progression and the expected timeframes necessary for achieving the various job levels after the qualification criteria are met.

HCVW's five-year career progression plan can be seen in Table 6.

Table 6. Career Progression: Five-year Plan effective 1 October 2006 (EE & Succession candidates)

GENDER	RACE	JOB TITLE	JOB GRADE	POSSIBLE FUTURE POSITION	JOB GRADE	ESTIMATED TIME SPAN
Male	C	Plant Manager	6	Site Manager	5	1 year
Male	B	Human Resources Officer	8	Human Resources Manager	6	2 Years
Female	B	Human Resources Clerk	11	Human Resources Officer	8	3 Years
Male	B	ABET Facilitator	11	Training Officer	8	3 Years
Male	B	Pit Supervisor	10	Plant Foreman	8	1 Years
Male/Female	B	Pit Supervisor	10	Pit Supervisor	8	3 Years
Male/Female	B		15		12	1 Year

2.14.2 Strategy and objectives

Career development learner paths have been developed for all jobs down to Grade 16. The career development pathing process will be in line with the Skills Development Programme. Job Models will be outlined with respect to minimum job entry requirements, desirable qualifications, relevant courses and the required duration to complete each step in the recommended career path for each position. Consideration will be given to complexity, qualifications, experience and competence.

2.14.3 Career Pathing Processes at HCVW

Career pathing at HCVW will consist of the following:

- identifying the core skills requirements of the mining and exploration operations
- providing employees (and new recruits) with information about designated career paths
- ensuring that mechanisms are in place for employees to move up career paths, or change from one role or position to another within a specific discipline. The movement could either be to a position on the same level or a position on a higher level.

Company organograms provide a clear indication of career paths. The organigrams provide identify opportunities for people to enhance their skills and earning capacity. The various career paths are spelt out in respect of what is required to move forward in the company, based on the company's strategy. Career paths are used to create short-term and long-term career plans for individuals, or to prepare for transitional changes or career crises that might occur in the future. The paths will also be used during selection and recruitment, training and

development, and talent management. The process will involve determining both the role potential and capacity requirements to enable delivery against key performance areas.

In addition, the roles described in the career path will cover what is expected of an employee. This role description will provide information regarding the role title, general information about the department, nature of the appointment, grade, profile description, required abilities, work outputs, performance indicators, descriptions of tasks, role decisions and reporting relationships, as well as internal and external interfaces and their relationship to the role.

With regard to future HDSA career pathing HCVW will:

- Identify critical positions;
- Implement HDSA training through accredited Training Institutions;
- Formulate career paths to critical positions where shortages are anticipated;
- Establish job models for all critical positions;
- Identify all the requirements of the job models; and
- Implement formal career planning for potential candidates.

2.14.4 Individual Development Plans (IDP's)

All employees are interviewed annually to develop individual development plans for all employees. IDPs will be consistent with generic career learner paths for each discipline. This approach will be supported by accelerated career paths for those HDSA candidates selected for fast-tracking.

Generic learner paths have been constructed for all core careers at HCVW. In line with DME requirements, the learner paths will show the education, skills and experience requirements to progress.

In addition the Company has set out proper procedures and organigrams whereby the business units of HCVW are properly structured and managed with clear lines of responsibility, accountability and career path progression. Examples of some of the Company organigrams and structures are shown below in Table 7. These structures and organigrams are known to all employees and provide employees with an opportunity to ascertain where their skills and experience fit, and where they would like to progress to in the organization.

Table 7

HC Van Wyk Diamonds Ltd - ORGANOGRAM


General
Plant
Engineering
Metallurgical
Human Resources
Production/S
Financial
Administratio
Risk

Table 7a: HCVW Career Path Matrix (Example)

ENGINEERING & PRODUCTION - BLUEPRINT


Engineering
Production Manager (Grd
Mechanical Foreman (Grd
Plant Foreman (Grd 8)
Pit Superintendent (Grd 10)
Diesel Mechanic & Fitters (Grd 10)
Handyman (Grd 12 & 14)
Mobile Equipment (Grd 13) Operators
Crushing Plant Operator (Grd 12)
Operation Support (Grd 14, 15 & 16)
Quarry Clerk (Grd 12)
Operator (Grd 12 &

JOB TITLE	QUALIFICATIONS	EXPERIENCE
Production Manager	Production Management Qualification	± 3 years management experience in open cast mining and people leadership skills
Plant Foreman	Production Management Qualification & Blasting certificate	± 3 years experience in open cast mining and people leadership skills
Pit Superintendent	Matric/Grade 12 Certificate	± 3 years experience in open cast mining and people leadership skills
Mechanical Foreman	N3 - Mechanical (Trade Test)	Heavy duty mobile equipment and workshop management. People leadership ± 3 - 5 years
Diesel Mechanic	N3 - Mechanical (Trade Test)	Heavy duty mobile equipment repairs
Garage Handyman	Grade 12	No experience required
Mobile Equip. Operators	Grade 12 with a valid EC licence	No experience required
Crushing Plant Operator	Grade 12	No experience required
Quarry Clerk	Grade 12 - Computer literate	No experience required
Operator Trainer	Grade 12 - Blasting certificate	± 3 years experience in open cast mining and people leadership skills
Operation Support	Grade 10	No experience required

2.15 Mentorship Plans and their implementation in line with the Skills Development Plan and the needs of Empowerment Groups

This section describes HCVW mentorship plans, which is in line with the HCVW policy. As required by the regulations, this is structured to be in line with the mine's Skills Development Plan and the needs of empowerment groups.

Mentorship is a key process and tool in support of people development, equity, HR planning, and performance management in HCVW. The mentorship policy will support HCVW in its endeavours to develop its employees in compliance with the MPRDA.

In addition, mentorship supports HCVW's career and succession management system, providing for a transfer of knowledge and work and life experiences under the formal or informal guidance of suitable individuals and competent role models who act as mentors.

The mentorship policy will provide a standardised approach and application guideline for mentoring, mainly in respect of:

- Young professionals (diplomats and graduates);
- Identified employees, with specific focus on HDSA's; and
- BEE partners that request mentorship support from HCVW.
- It also serves as a guideline for informal mentorship relationships within and around HCVW.

2.15.1 Employee mentorship programmes

HCVW provides mentorship plans for identified HDSA employees. The implementation of this programme will be aligned with the Skills Development Plan and will meet the specific needs of employees and where feasible HDSA empowerment partners in terms of Enterprise Development.

HCVW regards a mentor as an individual, who will facilitate the transfer of knowledge and experience based on shared values in confidence through networking, advising, coaching, directing and counselling. The mentor guides the mentee in reaching his or her full potential.

In its mentorship policy, HCVW draws a distinction between mentorship and coaching:

- ***Mentorship*** refers to a process enabling individuals to develop and acquire knowledge and experience informally or via a formal development programme. A competent mentor will guide the mentee in a multi-faceted manner.
- Mentorship refers to a relationship between a mentor and mentee in which the maximum potential of the mentee is unlocked through an influencing process which is mutually beneficial to the mentee, company and mentor; and
- **Coaching** is specifically directed at job-related performance. Effective leaders who act as coaches should actively provide instruction, guidance, advice and encouragement to assist subordinates to improve their performance in current jobs. Coaching is aimed at translating operational theory into practice.

2.15.2 Implementing a formal mentorship policy

A pool of employees with potential for further development has been identified and suitable mentorship programmes are being implemented. This process is in its initiation phase. The

cost per year for the rolling-out of the Mentorship Programme for 2007/2008 will be R 50 000.

2.16 Internship and Bursary Plan

2.16.1 Bursary Plan(Internal Candidates)

HCVW is developing and then implementing a Bursary Policy for internal employees. The policy and its implementation is in line with the Skills Development Plan. The policy will be reviewed on a regular basis to ensure the sustainability of its bursary scheme. The focus is currently on studies relating to management and supervisory development, engineering, production and mining qualifications and is based on the company's needs as well as addressing employment equity requirements across HCVW.

HCVW plans to offer at least bursaries to four (4) candidates every four years to study the abovementioned focus area studies (see Table 8). Special focus will be on women. The Company intends to have 4 internal bursars on our books at all time, thus meaning that when one person completes their studies, that we'll afford the opportunity to the next candidate requiring such assistance.

HCVW has allocated about R100 000.00 for internal/employee bursary assistance for the 2007/2008 financial year but this may vary on a year on year basis.

Table 8: Internal Employee bursary assistance for 2007/2008

Discipline of Study Assistance	No. of Beneficiaries	Cost per year
Mining Engineering		
Metallurgy		
Geology	2	R 50 000
Electrical Engineering	1	R 25 000
Jewellery Design & Manufacturing		
Human Resurces	1	R 25 000
Accounting / Finance		
Other – BA. Pharm.		
Other – Information Technology		
TOTAL	4	R 100 000

2.16.2 Internships & External Bursaries

HCVW will implement 2 internship programmes in cooperation with Tertiary institutions and the Mining Qualification Authority (MQA).

The Company has enrolled two external candidates at the Northern Cape Technical College for Training, at a cost of R 50 000, and intend to continue with this programme to benefit more people.

We also intend providing additional 2 bursaries to external School Leavers and Tertiary Education Candidates, to the value of R 50 000

The Company constantly engages Schools and Tertiary Institution, around site visits and other sessions, so as to broaden our scope for sourcing of potential new employees.

Table 9: External and non-Employee bursary and study support for 2007 – 2009

Discipline of Study Assistance	No. of Beneficiaries	Cost per year
Mining Engineering		
Metallurgy		
Geology	2	R 50 000
Surveying		
Mechanical Engineering	1	R 25 000
Electrical Engineering	1	R 25 000
Chemical Engineering		
Analytical Chemistry		
Jewellery Design & Manufacturing		
Human Resources		
Accounting / Finance		
Other – BA. Pharm.		
Other – N. Dip Fine Art		
Other – Information Technology		
TOTAL	4	R 100 000

2.17 Further Education and Training (FET)

HCVW recognises the importance of providing its employees with the opportunity and means to develop their skills and performance to optimum levels. The company further believes that this development will not only encourage personal growth but also contribute to better productivity and customer service that will ensure that HCVW's vision of expansion and growth is attained.

To this end, HCVW commits itself to:

- Encouraging employees with potential to develop their skills and achieve a better education;
- Providing skills development and educational opportunities to employees; and
- Ensuring that employees with potential are developed to achieve the succession planning criteria.
- Providing Study Assistance to all its employees as stipulated in HCVW's Study Assistance Policy

2.18 Learnerships

HCVW has a Learnership Policy in place and programmes for the company are currently being run from the De Beers Training Centre in Kimberley. HCVW currently has 3 learners on Learnership Programmes, and plans to increase this number in future as specified below:

Learnerships and candidates are as follows:

2004	J J Visser	(W)	Fitter & Turner	1st Year
	J Moshweu	(A)	Plater	1st Year
2005	J J Visser	(W)	Fitter & Turner	2nd Year
	J Moshweu	(A)	Plater	2nd Year
2006	J J Visser	(W)	Fitter & Turner	3rd Year
	J Moshweu	(A)	Plater	3rd Year
	G van Wyk	(C)	Electrician	1st Year
2007	G van Wyk	(C)	Electrician	2nd Year
	J J Visser	(W)	Fitter & Turner	Trade Test
	J Moshweu	(A)	Plater	Trade Test
	D Grant	(C)	Diesel Mechanic	1st Year
	P F Lekgari	(A)	Plater	1st Year
	W Pieterse	(W)	Electrican	Trade Test
2008	G van Wyk	(C)	Electrican	3rd Year
	D Grant	(C)	Diesel Mechanic	2nd Year
	P F Lekgari	(A)	Plater	2nd Year
2009	G van Wyk	(C)	Electrician	Trade Test
	D Grant	(C)	Diesel Mechanic	3rd Year

	P F Lekgari	(A)	Plater	3rd Year
2010	D Grant	(C)	Diesel Mechanic	Trade Test
	P F Lekgari	(A)	Plater	Trade Test

(W) = White (A) = African (C) = Coloured

The cost of Learnerships is included in the Total Training Budget

2.18.1 Learnership Programmes and Practice

Given the acute shortage of skills in the market place in South Africa, particularly in respect of artisans, Learnership programmes are essential to the Company and Communities. To achieve proper Learnership programmes the following are required and implemented:

- Commitment and involvement of top management to the development of the potential of employees;
- Communication and implementation of this commitment by top management to immediate subordinates;
- Acceptance and commitment by line management and employees of their various responsibilities towards their development and advancement;
- An integrated training and development strategy that provides opportunities for high potential employees to realise their potential and contribute to the growth of the company;
- Identification of training and development opportunities by line management in conjunction with the support functions, to which employees with potential can be exposed;
- Achieving optimum training and development results within the constraints of budgets and production requirements; and
- Ensuring that the benefits of training and development are ploughed back into the company through guidance, advice, exposure and the honouring of study agreements.

2.18.2 Control

Line management and the various employees, in conjunction with the HR function, are to evaluate training completed as well as development still required, on an annual basis. Further training and development will be identified through one-on-one performance reviews which are conducted every quarter.

3. EMPLOYMENT EQUITY – PROGRESS AND STATISTICS

3.1 Introduction

HCVW is actively working on programmes to address its employment equity plan. Regular reviews of the situation are held with management, the human resource department, and its employees.

HCVW's BEE partner is also actively involved in addressing this aspect of the business. A summary of the employment equity progress is presented in Table form below.

Table 1: Employment Equity Statistics for HCVW, as at 31 March 2007 per Form S in Annexure II of the MPRDA

OCCUPATIONAL LEVELS												
		Male				Female					TOTAL	
		Afri-can	Colou-red	Indian	White	Total Male	Afri-can	Colou-Red	Indian	White	Total Female	
Top Management												
	Actual 07	0	0	0	1	1	0	0	0	0	0	1
	Plan 09	0	0	0	1	1	0	0	0	0	0	1
Senior Management												
	Actual 07	0	0	0	1	1	0	0	0	0	0	1
	Plan 09	0	0	0	1	1	0	0	0	0	0	1
Professionally qualified, experienced specialists & mid management, Specialists & Associated Professional												
	Actual 07	0	1	0	1	2	0	1	0	1	2	4
	Plan 09	2	4	0	1	7	3	3		3	9	16
Skilled technical & academically qualified workers, junior management,												

supervisors, foremen, superintendent												
	Actual 07	11	0	0	10	21	0	0	0	0	0	20
	Plan 09	20	5	0	10	35	6	6	0	6	18	53
Semi-skilled & discretionary decision making												
	Actual 07	353	11	0	25	389	8	2	0	3	13	403
	Plan 09	355	10	0	20	385	15	5	0	5	25	410
Unskilled & defined decision making												
	Actual 07	55	14	0	0	69	2	1	0	0	3	72
	Plan 09	50	10	0	0	60	2	1	0	0	3	62
TOTAL PERMANENT	Actual 05	419	26	0	38	483	10	4	0	4	18	501
	Plan 09	427	29	0	33	489	28	15	0	14	55	544

4. EMPLOYMENT EQUITY: HDSA PARTICIPATION IN MANAGEMENT

4.1 Preamble

HCVW's Employment Equity policy is an integral part of the company's commitment to building an effective and representative workforce and to ensuring equality for all employees. The company will enhance its Employment Equity vision through attracting high-calibre staff, encouraging development through provision of high-quality education and retaining talent. Particular effort will be directed at identifying HDSA's with talent and providing accelerated training and development initiatives to assist their progression.

HCVW committed to the imperative of providing fair opportunity to all employees within HCVW and believes that:

- Where properly and sensitively managed, cultural diversity is a competitive advantage; and
- Employment Equity policies must be put into effect while also ensuring that the level of human resources maintains the company's competitive edge.
- The challenge for HCVW is to strike a good and generally acceptable balance between employing people with the obvious skills needed to run the business, while investing in unlocking the potential of those people who have been historically disadvantaged.

HCVW utilizes the Peromnes evaluation method to classify jobs (see Table 1 below).

Table 1 : HCVW Peromnes Grade Correlation Table

EE LEVELS		HC Van Wyk	EE ACT
Level	Description	Peromnes Grades	Peromnes Grades
1	Top Management (Governing Body)	1 & 2	1++, 1+
2	Senior Management	2 & 3	1,2 &3
3	Professionally qualified, experienced specialists & mid management, Specialists & Associated Professionals	4 – 7	4, 5 & 6
	Skilled technical and academically qualified workers, junior management, supervisors, foremen, superintendents	8, 9, 10, 11,12	7, 8, 9, 10 & 11,12
4	Skilled technical and academically qualified workers, junior management, supervisors, foremen, superintendents		
	Skilled technical and academically qualified workers, junior management, supervisors, foremen, superintendents		
	Skilled technical and academically qualified workers, junior management, supervisors, foremen, superintendents		
5	Semi-skilled & Discretionary Decision Making	13,14, 15& 16	13,14, 15& 16
6	Unskilled & defined decision making	17 & 18	17 & 18

4.2 Statement of intent

Employment Equity is an essential element of HCVW resources strategy, which aims to attract, develop and retain talent.

The Mining Charter requires a target of 40% HDSA participation in management levels by the year 2009, and this document outlines and explains HCVW's current plans and future strategies to comply with this requirement.

4.3 Strategy and objectives

HCVW's current management structure at operational level usually comprises just one management position at Peromnes Grade 1/2.

HCVW has developed the following three main strategies to ensure that the proposed Employment Equity target is realistic and achievable:

- Develop existing employees with potential;
- Recruit externally for qualified staff and trainees; and
- Curb the impact of HIV/AIDS on existing staff.

These strategies will ensure that, by the end of 2009, HCVW will have identified and trained suitable HDSA candidates to assume management roles at its mine so that there is a 40% representation of HDSA's in management across its operation. The following assumptions were made in the calculation of the numerical projections:

- The Employment Equity Act (EE Act) states, "it is not unfair discrimination to distinguish, exclude or prefer any person on the basis of an inherent requirement of a job" (Section 6(2)(b) EE Act 55 of 1998);
- The EE Act states that medical testing is "justifiable in the light of medical facts, employment conditions, or the inherent requirement of a job" (Section 7(1)(b) EE Act 55 of 1998);
- The Mine Health and Safety Act states that every employer must "ensure that every employee complies with the requirements of this Act", and "consider an employee's training and capabilities in respect of health and Safety before assigning a task to that employee" (Section 7(1)(a) and (d) of the Mine Health and Safety Act 29 of 1996); and

The requirements of these laws imply that it would not be possible to appoint disabled persons to perform jobs of a hazardous nature, as the inherent requirement of the jobs require medical fitness and particular ability. Equity targets for hazardous positions, therefore, do not include disabled persons.

In terms of HCVW's Employment Equity plan, an Employment Equity Committee was established to:

- Formulate a means of analysing employment policies, practices, procedures and environment that will identify employment barriers to people from designated groups; and
- Consult on measures and strategies to retain, train and develop employees from designated groups. This will include fast-tracking, monitoring of adult

basic education and training (ABET), bursaries, bridging training, supervisory development programmes and joint management development programmes.

4.4 Implementation plan

HCVW is implementing and rolling-out its Employment Equity policy at operational level by:

- Forming a steering committee to develop recommendations and to consult with stakeholders, with the intention of reaching consensus on the Company's Employment Equity initiatives;
- Taking all reasonable steps to consult on Employment Equity and Affirmative Action plans within the steering committee, together with regional and local committees and management report-back sessions;
- Discussing the Company's Employment Equity policy and Code of Conduct in all employee induction programmes;
- Communicating the company's progress with its implementation of the Affirmative Action policy to all non-management employees, to allow an open discussion and to inform employees how they can make use of programme benefits; and
- Providing additional training on the relevant legislation to management and other employees engaged in recruitment, selection and transfer decisions.

4.4.1. Role of the Employment Equity Committee

The Employment Equity committee has the responsibility for:

- Identifying Employment Equity and Affirmative Action challenges facing the operations;
- Co-ordinating the establishment of goals and mechanisms for monitoring and reporting on Affirmative Action progress;
- Investigating any charges of discrimination and reporting findings to the company's Employment Equity Committee
- Promoting discussions within departments on Affirmative Action programmes and problems; and
- Co-ordinating the analysis of Employment Equity assessments and reporting documentation.

4.4.2 Recruitment procedures

In respect of recruitment procedures HCVW ensures that:

- All recruitment sources used by the company are notified of the company's preference to recruit more quality candidates from among designated groups (African, coloured and Indian people, as well as people with disabilities);
- Potential recruitment candidates are properly informed of the job requirements and long term development opportunities

4.4.3 Developing and fast-tracking of identified potential HDSA candidates

In order for HCVW to reach its targets for HDSA management positions, it is of crucial operational importance that HDSA candidates are suitably qualified for the positions to which they are appointed.

A comprehensive education, training and development strategy is one of the critical success factors for achieving the objectives of any HDSA fast-tracking training plan. The interventions will focus on building skills and competencies internally as far as possible. In addition, implementing an effective training strategy that meets both the company's and the individual's goals will play a significant role in staff retention.

HCVW is committed to a proactive succession planning strategy1. The company believes that succession planning is a vehicle to ensure it has the core competencies it requires to meet its business objectives and sustain excellent performance. More than that, succession planning has to be coupled with change management, to become a tool to use in meeting Employment Equity and skills development targets.

4.4.4 Succession planning

In pursuance of the development of high-potential HDSA employees, the development of the succession planning strategy at HCVW will involve the following:

- A review of divisional and departmental organograms to determine critical positions for succession planning as well as regular intellectual capital reviews;
- Awareness-creation within the company, through short workshops, to establish organizational readiness for succession planning processes;
- Conducting of a comprehensive job analysis and competency profile for each identified succession position;
- Development and implementation of a retention strategy for high-potential employees.

4.4.5 Providing training and development for HDSA candidates

All employees, especially members of designated groups, will be encouraged to participate in voluntary programmes that increase their skills and knowledge.

Managers involved in the development of high-potential employees will ensure the upward mobility and growth of all suitably qualified employees, with due emphasis being placed on the promotion of designated employees.

4.4.6 Internal succession and promotion

Promotions and transfers will be carried out without regard to race, sex, colour, creed, age, national origin or disability, or any other discriminatory category. Exceptions may occur that fall within the implementation of the company's Employment Equity initiatives, after due consideration of the inherent requirements of the position.

---

[1] Succession planning is defined as formal and proactive planning for the future development of talent in line with the company's business strategy.

Certificate Issued by the Registrar of Companies & Close Corporations on Tuesday, December 15, 2009 16:21
Certificate of Confirmation

CIPRO COMPANIES AND INTELLECTUAL PROPERTY REGISTRATION OFFICE
a member of the dti group

Registration number	2005/036968/07
Enterprise Name	ZWEMREM MINE (PTY) LTD
Enterprise Shortened Name	None provided.
Enterprise Translated Name	None provided.
Registration Date	13/10/2005
Business Start Date	13/10/2005
Enterprise Type	Private Company
Enterprise Status	In Business
Financial year end	February
Description of Principal Business	EXPLORATION,PROSPECTING AND ALL ACTIVITIES ANCILLARY THERETO IN THE DIAMOND MINING INDUSTRY
Postal Address	P O BOX 3011 HOUGHTON 2041
Address of registered office	LEVEL 0 WILDS VIEW ISLE OF HOUGHTON CNR CARSE O"GOWRIE & BOUNDARY ROAD HOUGHTON 7500

Auditor

Name	KPMG
Postal Address	PRIVATE BAG 9 PARKVIEW JOHANNESBURG 2122
Profession	Chartered Accountants
Membership/Practice No	900133

Directors/Officers

Surname and first names	ID number, date of birth or Enterprise number	Director type	Appointment date	Addresses
BRISTOW, JOHN WILLIAM	5207195007089	Director	28/2/2007	Postal: P O BOX 3011, HOUGHTON, 2041 Residential: 161 UMKOMAAS RD, ASHLEA GARDENS, PRETORIA, 0081
MORGAN, DESMOND VIVIAN	6012285079082	Company Secretary (Natural Person)	1/12/2008	Postal: P O BOX 3011, HOUGHTON, 2041 Residential: 21 ROYAL

LINKSFIELD RES EST, 22
EDWARD AVE, SANDRINGHAM,
2131

COMPANIES AND INTELLECTUAL PROPERTY REGISTRATION OFFICE:
Registrar of Companies & Close Corporations
P.O. BOX 429, PRETORIA, 0001, Republic of South Africa. Docex 256, Pretoria
Call Centre Tel: 086 184 3384, Fax (012) 328 3051, www.cipro.gov.za

ZWEMREM MINE (PTY) LTD

REG NO 2005/036968/07

ANNUAL FINANCIAL STATEMENTS

FOR THE YEAR ENDING

28 FEBRUARY 2010

ZWEMREM MINE (PTY) LTD
28 FEBRUARY 2010

CONTENTS TO THE ANNUAL FINANCIAL STATEMENTS

ZWEMREM MINE (PTY) LTD

28 FEBRUARY 2010

APPROVAL OF ANNUAL FINANCIAL STATEMENTS

In approving the annual financial statements the directors hereby confirm:

1. The directors are responsible for the preparation, integrity and fair presentation of the annual financial statements of Zwemrem Mine (Pty) Ltd. The auditors are responsible for auditing and reporting on whether the financial statements are fairly presented. Their report appears on pages 3 to 4.

2. The annual financial statements presented on pages 5 to 12 have been prepared in accordance with International Financial Reporting Standards. They conform with and adhere to applicable accounting standards and are presented applying accounting policies supported by reasonable and prudent judgements and estimates made by management, which have been consistently applied.

3. Adequate accounting records and an effective system of internal controls and risk management have been maintained during the entire accounting period.

4. The going concern basis has been adopted in preparing the annual financial statements. The directors have no reason to believe that the company will not be a going concern in the foreseeable future based on forecast and available cash resources. These financial statements support the viability of the company.

5. The annual financial statements have been audited by the independent auditors, KPMG Inc, who were given unrestricted access to all financial records and related data including minutes of all meetings of shareholders, the board of directors and committees of the board. The directors believe that all representations made to the independent auditors during their audit are valid and appropriate.

The annual financial statements were approved by the board of directors on 16 May 2010 and are signed on its behalf by:

DIRECTOR **DIRECTOR**

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF ZWEMREM MINE (PTY) LTD

Report on the Financial Statements

We have audited the annual financial statements of Zwemrem Mine (Pty) Ltd, which comprise the balance sheet as at 28 February 2010 and a summary of significant accounting policies and other explanatory notes, as set out on pages 5 to 12.

Directors' Responsibility for the Financial Statements

The company's directors are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and in the manner required by the Companies Act of South Africa. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of the company as of 28 February 2010, and of their financial performance and their cash flows for the year then ended in accordance with International Financial Reporting Standards, and in the manner required by the Companies Act of South Africa.

KPMG Inc
16 May 2010

ZWEMREM MINE (PTY) LTD

28 FEBRUARY 2010

ACCOUNTING POLICIES

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

The annual financial statements are prepared on the historical cost basis and are consistent with those of the previous year unless otherwise stated. The annual financial statements incorporate the following accounting policies, which conform to International Financial Reporting Standards (IFRS).

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the company's accounting policies. The area involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, is the recoverability of loans to subsidiaries.

Standards, interpretations and amendments effective in 2008

The following standards, amendments and interpretations are mandatory for the company's accounting periods ending 29 February 2008. None of these standards are expected to have a material impact on the company.

(i) Amendment to IAS 1 - Amendment to IAS 1 Presentation of Financial Statements – Capital Disclosures (effective from 1 January 2007)

The amendment to IAS 1 introduces disclosures about the level of an entity's capital and how it manages its capital.

(ii) IFRS 7 and consequential amendments to IFRS 4 implementation guidance – Financial Instruments: Disclosures and IFRS 4: Revised Implementation Guidance (effective from 1 January 2007)

IFRS 7 introduces new requirements to improve the information on financial instruments that is given in entities' financial statements. It requires disclosures about the significance of financial instruments for an entity's financial position and performance. These disclosures incorporate many of the requirements previously in IAS 32. The IFRS also requires information about the extent to which the entity is exposed to risks arising from financial instruments, and a description of management's objectives, policies and processes for managing those risks.

(iii) IFRIC 8 – Scope of IFRS 2 (effective from 1 May 2006)

IFRIC 8 clarifies that IFRS 2 applies to arrangements where an entity makes share-based payments for apparently nil or inadequate consideration. The Interpretation explains that, if the identifiable consideration given appears to be less than the fair value of the equity instruments granted or liability incurred, this situation typically indicates that other consideration has been or will be received.

(iv) IFRIC 9 – Reassessment of Embedded derivatives (effective from 1 June 2006)

IFRIC 9 considers whether the treatment of an embedded derivative has to be reassessed subsequently if certain events occur. The Interpretation concludes that subsequent reassessment is prohibited unless there is a change in the terms of the contract that significantly modifies the cash flows that otherwise would be required under the contract, in which case reassessment is required.

(v) IFRIC 10 – Interim Financial Reporting and Impairment (effective from 1 November 2006)

IFRIC 10 prohibits the reversal of the impairment losses recognised in an interim period on goodwill and investments in equity instruments and financial assets carried at cost, at a subsequent balance sheet date.

(vi) IFRIC 11 – IFRS 2 – Group and Treasury Share Transactions (effective from 1 March 2007)

IFRIC 11 addresses how to apply IFRS 2 to share-based payment arrangements involving an entity's own equity instruments or equity instruments of another entity in the same group (e.g. equity instruments of its parent).

(vii) AC 503 – Accounting for Black Economic Empowerment (BEE) transactions (effective from 1 May 2006)

This interpretation considers those BEE transactions where the entity grants equity instruments to black people (directly or indirectly) and the fair value of the cash and other assets received (or to be received), if any, is less than the fair value of the equity instruments granted.

Standards, interpretations and amendments not yet effective in 2008

The following standards, amendments and interpretations are mandatory for the company's accounting periods beginning 1 March 2008. None of these standards are expected to have a material impact on the company.

(i) IFRS 8 – Operating Segments (effective from 1 January 2009)

IFRS 8 requires an entity to adopt the 'management approach' to reporting on the financial performance of its operating segments. The Standard sets out requirements for disclosure of information about an entity's operating segments and also about the entity's products and services, the geographical areas in which it operates, and its major customers. The disclosure should enable users of its financial statements to evaluate the nature and financial effects of the business activities in which it engages and the economic environments in which it operates.

(ii) IAS 23 – Borrowing Costs - Revised (effective from 1 January 2009)

The main change from the previous version of IAS 23 is the removal of the option of immediately recognising as an expense borrowing costs that relate to assets that take a substantial period of time to get ready for use or sale.

(iii) IAS 1 – Presentation of Financial Statements - Revised (effective from 1 January 2009)

The revised IAS 1 requires information in financial statements to be aggregated on the basis of shared characteristics and to introduce a statement of comprehensive income. This will enable readers to analyse changes in a company's equity resulting from transactions with owners in their capacity as owners separately from 'non-owner' changes. The revisions include changes in the titles of some of the financial statements to reflect their function more clearly (for example, the balance sheet is renamed a statement of financial position). The new titles are not mandatory for use in financial statements.

(iv) IFRIC 12 – Service Concession Arrangements (effective from 1 January 2008)

IFRIC 12 addresses how service concession operators should apply existing IFRSs to account for the obligations they undertake and rights they receive in service concession arrangements.

(v) IFRIC 13 – Customer Loyalty Programmes (effective from 1 July 2008)

IFRIC 13 addresses accounting by entities that grant loyalty award credits to customers who buy other goods or services. Specifically, it explains how such entities should account for their obligations to provide free or discounted goods or services to customers who redeem award credits.

(vi) IFRIC 14 – IAS 19 – The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction (effective from 1 January 2008)

IFRIC 14 provides general guidance on how to assess the limit in IAS 19 on the amount of the surplus that can be recognised as an asset. It also explains how the pension asset or liability may be affected when there is a statutory or contractual minimum funding requirement.

The following standards, amendments and interpretations are currently not relevant to the company's operations:

(i) *IFRS 8 – Operating Segments (effective from 1 January 2009)*
(ii) *IFRIC 8 - Scope of IFRS 2 (effective from 1 May 2006)*
(iii) *IFRIC 9 - Reassessment of Embedded Derivatives (effective from 1 June 2006)*
(iv) *IFRIC 10 – Interim Financial Reporting and Impairment (effective from 1 November 2006)*
(v) *IFRIC 11 – IFRS 2 – Group and Treasury Share Transactions (effective from 1 March 2007)*
(vi) *IFRIC 12 – Service Concession Arrangements (effective from 1 January 2008)*
(vii) *IFRIC 13 – Customer Loyalty Programmes (effective from 1 July 2008)*
(viii) *AC 503 – Accounting for Black Economic Empowerment (BEE) transactions (effective from 1 May 2006)*
(ix) *IFRIC 14 – IAS 19 – The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction (effective from 1 January 2008)*

FINANCIAL ASSETS

The company classifies its financial assets in the following categories: loans. The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of its financial assets at initial recognition and re-evaluates this designation at every reporting date.

Financial instruments carried on the balance sheet include loans and receivables. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item.

LOANS AND RECEIVABLES

Loans and trade receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. These are classified as non-current assets. Loans and receivables are classified as trade and other receivables in the balance sheet.

Loans and trade receivables are initially measured at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of loans and trade receivables is established when there is objective evidence that the company will not be able to collect all amounts due according to the original terms of receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payments (more than 30 days overdue) are considered indicators that the trade receivable is impaired. The amount of the provision is the difference between the asset's carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is recognised in the income statements during the year in which it is identified.

SHARE CAPITAL

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

ZWEMREM MINE (PTY) LTD

BALANCE SHEET

AT 28 FEBRUARY 2010

	Notes	2010 R	2009 R
ASSETS			
Current assets			
Amount receivable		100	100
Total assets		100	100
EQUITY			
Capital and reserves			
Share capital	1	100	100
Total equity and liabilities		100	100

The notes on page 11 and 12 are an integral part of these financial statements.

	2010 R	2009 R
1 SHARE CAPITAL		
Authorised		
1 000 ordinary shares of R1 each	1 000	1 000
Issued		
100 ordinary shares of R1 each	100	100

The unissued shares were placed under the control of the board of directors until the forthcoming annual general meeting.

2 INCOME STATEMENT, STATEMENT OF CHANGES IN EQUITY AND CASH FLOW STATEMENT

No income statement, statement of changes in equity and cash flow statement have been prepared as the company had no activity during the period.

3 INCOME TAX

No provision has been made for income tax as no liability is expected (2009 : R Nil).

4 DIRECTORS' REPORT

No directors' report has been provided as the company is a wholly owned subsidiary of another company.

5 FINANCIAL INSTRUMENTS AND RISK

Financial instruments consist of investments resulting from normal business transactions. Except for the total exposure represented by the respective balance sheet items, no other exceptional concentration of risk exists.

Fair values

The carrying amounts of financial assets as described in the company accounting policies approximate their fair values.

6. SHAREHOLDER

Controlling entities

The company's shareholder is Rockwell Resources RSA (Pty) Limited, which holds 100% of the company's shares.

7 EVENTS AFTER BALANCE SHEET DATE

No events which may have a material effect on the company occurred between the balance sheet and the date of signing of the annual financial statements.

No. OF CERTIFICATE
3

No. OF SHARES
100

ZWEMREM MINE (PTY) LTD
2005/036968/07

Share Certificate

This is to certify

that **Rockwell Resources RSA (Pty) Ltd**

of **P O Box 3011, Houghton 2041**

is the Registered Proprietor of **100 ORDINARY**

DISTINCTIVE NUMBERS		NUMBER OF SHARES
FROM	TO	

Fully Paid Shares of **R1.00** *each numbered as per margin inclusive, in the above-named Company, subject to the Memorandum and Articles of Association and the Rules and Regulations of the Company*

No Stamp Duty payable

Given at **Johannesburg** *this* **11th** *day of* **April, 2008**

SECRETARY

J.W. Barlow

DIRECTOR

DEPARTMENT OF MINERALS AND ENERGY

SOUTH AFRICA

STANDARD ENVIRONMENTAL MANAGEMENT PROGRAMME FOR THE MINING OF LAND-BASED PRECIOUS STONES

PART A

GENERAL INFORMATION, PROJECT DESCRIPTION, ENVIRONMENTAL IMPACT ASSESSMENT, FINANCIAL GUARANTEE AND EXEMPTIONS

JUNE 1999

INDEX

G.I. MFETOANE

STANDARD ENVIRONMENTAL MANAGEMENT PROGRAMME FOR THE MINING OF LAND-BASED PRECIOUS STONES.

1. INTRODUCTION

Guidelines for the compilation of environmental management programme reports for prospecting and mining projects have been compiled to assist applicants for, and holders of prospecting permits or mining authorizations to draw up environmental management programmes (EMPs) in accordance with an established approach, which is acceptable to all the regulating authorities concerned and to secure the approval thereof, as required in terms of section 39 of the Minerals Act, 1991, (Act 50 of 1991).

This guideline document has been prepared for the purpose of establishing a dedicated Standard Environmental Management Programme (SEMP) for the mining of land-based precious stones.

The mining of land-based precious stones has been identified as an activity which requires a different approach than the established environmental management programme report (EMPR) procedures which make use of the *Aide-Mémoire* as a guideline for the preparation of EMPs for prospecting and mining in developing an EMP. The approach being adopted, is based on the provision of specific and detailed management requirements in the SEMP which aim at prevention and pro-active minimisation and management of impacts

A consultative process was followed to ensure involvement of the various role-players during the development of this SEMP.

NOTE: This dedicated SEMP for the mining of land-based precious stones should not be viewed as a guideline which is isolated from other accepted guidelines for the compilation of EMPs for the mining industry. It is, indeed, based on the same objectives and principles as, *inter alia* the *Aide-Mémoire*, and forms part of a set of guidelines for the preparation, compilation and implementation of EMPs for the mining industry.

2. THE SCOPE OF THIS DOCUMENT

This guideline may be used for the purpose of producing an EMP as required in terms of section 39 of the Minerals Act, 1991(Act 50 of 1991) for the following mining activity:

* The mining of land-based precious stone deposits

S.J. MFETOANE

This document may not be used in the following cases, unless specifically agreed thereto by the Director: Mineral Development:

* Exploitation of offshore precious stone deposits.
* If minerals other than precious stones are being mined.
* If mining will take place in a sensitive environment (see Glossary of terms).
* Mining of kimberlite, fissures or pipe deposits.
* If a river diversion is envisaged.

In such cases an EMP compiled on the requirements of the *Aide-Mèmoire*, Abridged *Aide-Mèmoire* or other dedicated guideline shall be used.

This Standard EMP consists of two parts:

Part A : General information, project description, environmental impact assessment, financial guarantee and exemptions/amendments.

Part B : Environmental management programme.

3. HOW TO USE THIS DOCUMENT

Part A of the Standard EMP is to be completed in block letters (print) by the applicant for an authorization to mine (hereafter referred to as the applicant) by using a black pen. The applicant must submit the information required in Part A in full after conducting an environmental impact assessment (EIA). Failure to complete this part of the programme comprehensively will delay the processing and approval of the EMP.

It is expected from an applicant to conduct an EIA to ascertain which site specific environmental impacts will be generated by the mining operations prior to completing this part.

Part B of the Standard EMP contains guidelines and operating procedures which will be legally binding after approval of the EMP has been obtained. It is essential that this portion be carefully studied and understood.

If in the opinion of the applicant the nature of the site or any other circumstances necessitate deviation from the requirements of Part B, an amendment or amendments must be applied for under Part A (A.6) of the Standard EMP. These requested amendments must be fully motivated. After approval of the Standard EMP, no amendments may be made unless the written approval of the Director: Mineral Development, Minerals and Energy is obtained.

During the mining operations the provisions of Part A and B and any additional conditions imposed must be strictly adhered to at all times. Failure to comply with the provisions of Part A or B of this Standard EMP may result in suspension or cancellation of the mining authorization.

G.I. MP...ANE

4. SUPPORTING DOCUMENTATION

The following documentation must be appended to **Part A** :

i) A locality map making use of a 1 in 50 000 South Africa Topocadastral Sheet which identifies the locality of the mining site (refer to A.2.2).
ii) A layout plan inclusive of all the required information (refer to A.2.3).
iii) Other agreements / legal requirements i.e. permits for the abstraction of water.
iv) Report by archaeologist if applicable.
v) Motivations for exemptions and amendments to Part B if necessary.

Two original copies of this document (consisting of Part A and B) must be submitted of which one copy will be the official copy. The other must be held at the mine where it must be available during inspections of the mining area. An additional four copies consisting only of the completed Part A, must also submitted to the Department for consultation purposes.

5. GLOSSARY OF TERMS

For the purpose of this SEMP:

'Bank' means (i) in the case of a stream or river, the ground bordering upon and within the high flood zone of the stream or river or 100 meters from either side of the channel referred to in stream or river above whichever area is the wider;

and (ii) in the case of a dam, pan or lake means the ground bordering upon the high-water mark of the dam, pan or lake and all ground within 100 meters of such high-water mark in an outward direction.

'Disturbed areas' means all areas which have been disturbed by prospecting/mining or areas that have been undermined.

'Flood line' means the line that represents the maximum level that is reached by a flood of a certain size.

"Flood zone' means the central part of a river including the flood line that would be aligned on either side of a river.

'High flood zone' means all areas within the 1:50 year retention flood line.

'Mining area' means the area comprising the subject of any prospecting or mining authorization, including-

a) any adjacent surface or land;
b) any non-adjacent surface or land, if it is connected to such area by means of any road, railway line, power line, pipe line, cableway or conveyor belt; and
c) surface of land on which such road, railway line, pipe line, power line cableway or conveyor belt is located,

G.I. MFETOANE

under the control of the holder of such permit or authorization and which he is entitled to use in connection with the operations performed or to be performed under such permit or authorization.

'River diversion'

Any action which gives rise to an alteration in the course of a stream which runs in a defined channel, whether or not such a channel is dry during any period of the year.

'Riverine environment' means the stratigraphic sequence encompassing the 'river' or 'stream', the sediment, the underlying paleodrainage bedrock and the sub-surface ground water flows, the surface flows and areas within the 'high flood zone', including the natural elements; i.e. vegetation, aquatic biota, animals, soil, wetlands as well as manmade infrastructure.

'Sensitive environments', are the following:

a) DESIGNATED SENSITIVE AREAS OR FEATURES

NOTE: "Designated areas or features means any area or feature already declared in terms of an Act of Parliament or by agreement between landowners and the State President or the Minister of Environment Affairs and Tourism or any other competent authority.

1. Limited development areas (section 23 of the Environment Conservation Act, 1989).
2. Protected natural environments.
3. Declared national heritage sites in terms of the South African National Heritage Programme (SANHP).
4. National parks, provincial, municipal and private nature reserves regardless of size, protected by one or more of the following Acts:.
   * National Parks Act, 1976 (Act 57 of 1976).
   * Forest Act, 1984 (Act 122 of 1984).
   * Sea Fisheries Act, 1988 (Act 12 of 1988).
   * Mountain Catchment Act, 1970 (Act 73 Of 1970).
   * National Monuments Act ,1969 (Act 28 of 1969).
   * Environment Conservation Act ,1989 (Act 73 of 1989).
   * National Environmental Management Act, 1998 (Act 107 of 1998).
   * Provincial ordinances.
5. Special reserves declared as such in terms of the Environment Conservation Act,1989.
6. Conservation areas and sites of conservation significance.
7. National monuments and gardens of remembrance.
8. Archaeological and palaeontological sites as well as graves and burial sites.
9. Lake areas .
10. Caves, archaeological middens and sites of geological significance.
11. Graves, battle and burial sites.

(b) DEMARCATED SENSITIVE AREAS OR FEATURES

NOTE: "Demarcated areas or features" means any of the following areas or features which are demarcated by a central, regional or local authority.

12. Estuaries, lagoons, lakes and wetlands.
13. River banks and floodplains.
14. Dunes and beaches.
15. Habitat of Red Data Book species.
16. Demarcated habitat and breeding sites of all other red data species as well as migrating species of international importance (Bonn convention).
17. Mountain catchment areas.
18. Areas with eco-tourism potential in terms of integrated biosphere/bioregional planning and co-ordination.
19. Areas or sites of outstanding natural beauty.
20. Areas or sites of special scientific interest.
21. Areas or sites of special social, cultural, religious or historical interest.

NOTE : The issue of sensitive environments will soon be revised in terms of the National Environmental Management Act, 1998 (Act 107 of 1998) after which this SEMP will be amended accordingly.

'Stream' or 'river' means a natural stream of water which flows in a defined channel, whether or not such channel is dry during any period of a year and whether or not its conformation has been changed by artificial means.

'Topsoil' means the layer of soil covering the earth and which provides a suitable environment for the germination of seed, allows the penetration of water, is a source of micro-organisms, plant nutrients and in some cases seed, of a depth of 0,5 metre or any other depth as may be determined by the Director: Mineral Development for each mining area.

PART A:

A.1 GENERAL INFORMATION

A.1.1 NAME AND ADDRESS OF COMPANY, PERSON OR HOLDER OF MINING AUTHORIZATION	
Mining company/person:	
KANONLOOP DELWERY BK	
Applicant for or holder of authorization:	
KANONLOOP DELWERY BK	
Address: PO BOX 381	
BARKLY WEST	
Area Code:	8375
Contact person at mine:	
CORNELIUS DU PREEZ	
Land owner: KANONLOOP	
DELWERY BK	

TELEPHONE NUMBERS
Tel. No: (053) 531 0917
Cell No: (083) 459 7588
Tel. No.:(053) 531 0917
Fax. No: (053) 531 0917
Cell No: 083 459 7588
E-Mail:
ID Number and/or company reg. no:
1999/050706/23
Date of Reg:

A.2 REGIONAL SETTING AND LAYOUT

A.2.1 DESCRIPTION OF PROPERTY AS PER TITLE DEED
Registered name of land (Farm and subdivision):
PORTION 22 (MAKOENSKLOOF) OF
THE FARM READS DRIFT NO 74
Are there any servitudes registered? (Describe)
NONE

MAGISTERIAL DISTRICT AND PROVINCE
District: HERBERT
Province: NORTHERN CAPE
TITLE DEED NUMBER
Deed No.: T3135/1994

B.L. MFETOANE

A2.2 LOCALITY DESCRIPTION					
The locality of the mining area must be clearly identifiable by making use of a map that includes directions from the nearest main road to the mining area. This map must be attached to the document on application for a mining authorization.					
Name of 1:50 000 sheet	BUCKLANDS	Number of sheet	2923 BA		
Longitude of approximate centre of mining site		23	Deg.	32	Min.
Latitude of approximate centre of mining site		29	Deg.	12	Min.

A.2.3 LAYOUT PLAN OF MINING AREA			
A layout plan drawn to a reasonable, practical scale (e.g. 1 in 1000), indicating the main infrastructural features of the operation and the planned area of mining, must be compiled and appended to part A of the programme.			
Indicate with a Y (for yes), N (for No) or NA (for Not Applicable) if the following is included on the layout plan which is attached.			
North point and scale		Office, camp site(s) and other infrastructure	
Topography of the immediate vacinity of the mining area		Full description of property, adjacent property and position of boundaries	
Mining area		Power lines, telephone lines, roads and other infrastructure	
Access roads to site		Extraction area and sequence of mining	
Rivers, streams or other water bodies in the area		Adjacent housing and other dwellings	
Estimated high flood level		Placement of overburden	
Placement of topsoil		Beacons	
Boreholes		Fuel storage	
Workshops		Toilets	

A.3 PROJECT DESCRIPTION

A.3.1 BASIC MINING METHOD

Mark with an X below the location and type of mining method/s which will be employed.

NOTE: If it is the intention to divert any river before or during mining operations, this document will not suffice unless specifically agreed thereto in writing by the Director : Mineral Development after consultation with the Department of Water Affairs and Forestry. Refer to B3.2.

A: Outside the riverine environment	X	B : Between the bank and the 1:100 flood mark		C : From the river/river bed	

G.I. MFETOANE

Mechanical Excavation	X	Mechanical Excavation		Mechanical Excavation	
Hand excavation		Hand excavation		Hand excavation	
Other		Other		Other	

If other method, please specify:

Systematically describe the mining method to be used in relation to the following:
How the mineral will be removed from a) dry land b) the river bank c) the river. Also describe the type, number and size of machines.

a) TOPSOIL WILL BE REMOVED AND STORED SEPERATELY FOR FUTURE REHABILITATION

b) DIAMONDIFEROUS GRAVELS WILL BE REMOVED BY BACK-ACTOR AND TRANSPORTED FOR SCREENING. AFTER SCREENING GRAVELS WILL BE USED AS FILL FOR OPEN EXCAVATION

c) TAILINGS WILL BE PLACED DIRECTLY INTO OPEN EXCAVATION AND SLIMES WILL BE USED AS A "CEMENTING" FILL

Type, number and size of machines

2 x 14 FEET PANS

A.3.2 PROCESSING METHOD

Mark with an X below the mineral processing method and the estimated volume(s) which will be processed on the site:

		Number	Type e.g. 10 ft	Volume/month
Trays / Pans	Wet	2	14 Ft	10 000 m³
	Dry			m³
Screen				m³
Discard		Volume m³		

Systematically describe how the mineral will be processed: AFTER SCREENING THE 35mm will be stockpiled for further processing THE ORE WILL THEN BE FED INTO PANS AND THE FINAL CONCENTRATE STORED IN BINS. TAILINGS WILL BE TRANSPORTED

Q.J. MFETOANE

TO A WASTE DUMP FOR FUTURE FILL. SLIMES GENERATED WILL BE CHANNELED INTO A TEMPORARY SLIMES DAM (EXCAVATION) CONCENTRATE WILL BE PASSED OVER GHRIES TABLES AND THE FINAL WASTE TRANSPORTED TO THE WASTE dump.

Describe below how waste will be stored, for what purpose and for what period of time before it is used for rehabilitation. Indicate alternative uses where applicable. (See B.3.4)

NOTE :Should a tailings dam be constructed for the purpose of impounding the tailings during the mining operations, refer to B.3.5

a) Overburden: Stored KEPT SEPERATE BEHIND LATEST MINING EXCAVATION

: Purpose FINAL FILLING AFTER EXCAVATION IS BACK-FILLED

: Period (ONGOING)

b) Rough : Stored STORED SEPERATELY ALONGSIDE EXCAVATION

: Purpose FOR BACK FILLING INTO OPEN EXCAVATION

: Period (ONGOING)

c) Alternative uses : Stored

: Purpose

: Period

d) Puddle: Indicate how puddle will be managed.

THE "PUDDLE" IS PUMPED INTO AN OLD EXCAVATION TILL SUCH TIME AS IT WILL BE PUMPED BACK INTO THE "REHABILITATED EXCAVATION" IS BEING BACKFILLED. THE PUDDLE WILL SERVE AS A MATRIX FOR THE ROUGH.

D.I. MFETOANE

A3.3 MAXIMUM SIZE OF EXCAVATION DURING FULL PRODUCTION

Total depth of excavation :	depth of topsoil	AVERAGE:	1.5	m
	depth of overburden/rough	AVERAGE:	1.5	m
	depth of gravel	AVERAGE:	3.0	m
Total area to be excavated 3000 000	m²	300		ha

A.3.4 EXTENT OF MINING AND PROCESSING AREA

Indicate the extent of the mining area. (Indicate on layout plan)

Extent of mining authorization	3000000 m²	300 ha
Extraction area on bank of river:	— m²	ha
Extraction area in river	— m²	ha
Extraction area outside riverine environment:	3000000 m²	300 ha
Product handling/processing areas :	10 000 m²	1 ha
Previously disturbed area:	m²	... ha
Area of fine residue (tailings dam) :	2000 m²	0,2 ha
Area of reworking:	m²	ha

A.3.5 ESTIMATED RATE OF PRODUCTION

Indicate below the estimated production rate of mining during the validity of the authorization:

	Overburden removed	Total coarse material/gravel	Total material moved
Monthly	5 000 m³	10 000 m³	15 000 m³
Annually	60 000 m³	120 000 m³	180 000 m³
Average daily	230 m³	460 m³	690 m³

A.3.6 USE OF WATER, POWER SOURCES AND LABOUR

WATER:	Source(s) of supply	Abstraction method	Estimated volume/rate
Process	BOREHOLE RIVER	PUMPING	m³/d
Potable	WATER TANKS		m³/d
Sanitation	CHEMICAL		m³/d
Storage facilities		Size	

POWER SOURCE: Indicate source of supply: GENERATORS

LABOUR FORCE: Indicate labour strength at maximum production: 15

A.3.7 MINE INFRASTRUCTURE

Mark with an X, the infrastructure that will be provided and indicate, in the space provided, the number and size of each:

Site offices:		No.	1	Size:	30 m²
Camp sites:		No.	—	Size:	m²
French drains:		No.	—	Size:	

G.I. MFETOANE

Vehicle maintenance yards:		No.	1	Size:	5000 m²
Chemical toilets:		No.	1		
Pit latrines		No.	—		
Secured storage area:		No.	1	Size:	300 m²
River pumps:		No.	1	Size:	
Removable refuse containers:		No.	1	Size:	
Coarse stockpile		No.	1	Size:	3000 m³
Coarse discard dump		No.	1	Size:	10000 m³
Tailings dam:		No.	1	Size:	1000 m³
Used oil receptacle drums:		No.	5		
Fire extinguishers:		No.	2	Size:	
Access road (Private road):		No.	1	Length	3 km
Service/Mine roads:		No.	1	Length	3 km
Storm water drains:		No.		Length	m
River crossing:		Width	m	Length	m
Bore holes		No		Depth	l/d
Please provide particulars of other infrastructure not listed above.					

A.3.8 OPERATIONAL HOURS

State the intended hours of operation:		
	Mining and processing *	Rehabilitation
Monday to Friday	10	(ONGOING)
Saturday	5	(ONGOING)

* includes hauling operations

A.4 ENVIRONMENTAL IMPACT ASSESSMENT

A.4.1 NATURAL ENVIRONMENT
Give a brief description of the following environmental aspects and also indicate how the operations will impact (negatively or positively) on the specific aspect.

G.I. MFETOANE

A.4.1.1. Geology THE PRE-KAROO BASEMENT OF VENTERSDORP LAVAS AND ASSOCIATED MINOR SEDIMENTS SUCH AS QUARTZITES AND CHERTS FORM A VAST DEPRESSION AROUND THE CONFLUENCE OF THE VAAL AND ORANGE RIVERS. THIS DEPRESSION WAS ACCENTUATED BY GLACIERS IN THE DWYKA PERIOD AND THEN COVERED BY A THIN LAYER OF DWYKA TILLITES OF THE KAROO SYSTEM. THE DIAMONDIFEROUS GRAVEL WAS DEPOSITED ON THIS SURFACE WITH THE RICHEST DEPOSITS BEING FOUND IN NATURAL TRAPS + POTHOLES

A.4.1.2 Topography (mining area and immediate surroundings)

THE MINING AREA IS RELATIVELY FLAT THE GRADIENT OF THE GROUND HOWEVER SLOPES AT A GRADIENT OF 1:10 UPWARDS FROM THE ORANGE RIVER

A.4.1.3 Soil

Indicate type(s) and depth of soil :	YES	NO	DEPTH
Clay	✓		1,0
Gravel/rock			
Sand	✓		2,0
Other . CALCRETE	✓		2,0

If other, please specify:

A.4.1.4 Natural vegetation / Plant life:

Give a short description of the vegetation on the area and name at least five dominant grass species occurring in the area. Indicate veld type if known.

KAROO TYPE VEGETATION THE PROPERTY COMPRISES "GRASSVELD" WITH SMALL, THORN BUSHES AND SCHRUBS

A.4.1.5 Animal life:
Describe the fauna that could be negatively affected by operations.

NO WILD GAME

A.4.1.6 Sites of archaeological and cultural interest:
Describe the occurrence of any sites of archaeological and cultural interest on the mining area. *(If archaeological sites are affected, an archaeologist must be allowed on site for investigation and a report. The report must be attached to Part A).*

NONE

Indicate the presence and number of known graves on the area:

A.4.1.7 Visual aspects :
Describe to what extent the operations will be visible to neighbours, general public, etc.

NO VISUAL ASPECTS

Can the site be seen from any road, railway line or lookout point?

NO

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Can the operation be screened off?

A.4.1.8 Noise:

Describe who may be affected by noise originating from the mining operations and how?

NO ADVERSE AFFECT ON ANY PARTY

A.4.2 SURFACE WATER : Name the surface waterbodies, which cross or occur on the area or within two kilometres of the mining area (*indicate on locality map*)

Rivers:	ORANGE RIVER
Streams:	
Dams:	
Pans:	

A.4.3 GROUND WATER:

Indicate the existence of any boreholes within a 1km radius of the mining area on the layout plan.
Indicate the impact that may occur on the quantity and quality of the groundwater.

BOREHOLES FOR IRRIGATION LAND OCCUR ON THE PROPERTY.

A.4.4 RIVERINE ENVIRONMENT	Applicable		Not Applicable	X
Width of river :				m

Does the mining area contain any of the following vegetation? *If yes, indicate on layout plan.*

	YES	NO
- Riverbed vegetation		
-		
- Riverbank vegetation		
- trees		

- riverine bush		
- grass		

Does the river contain any		
- Fish		
- Other water animals		
Is the river channel easily identifiable? *(If not, indicate the most likely position of the river channel on the layout plan).*		
Are there any tributaries entering the river within 500m on either side of or within the mining area? *(If yes, indicate on layout plan).*		

A.4.5 EXISTING MANMADE INFRASTRUCTURE AND LAND USE

A.4.5.1 Landuse and land capability

Purpose for which the property has previously been/is presently being used:

Indicate present land-use:		On mining area	Adjoining area
Agricultural :	Grazing		✓
	Cultivation		✓ 12 HECTARE
	Other : Specify		
Wilderness :	Normal	NONE	N/A
	Sensitive area	NONE	N/A
	Conservation area	NONE	N/A
Informal settlement	2		FARM LABOUR
Other: Specify			

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Disturbed Areas: *If yes, indicate on layout plan*			
Has there been previous prospecting or mining operations in the area or over a portion of the area? *(If yes, identify and indicate on the mining layout plan).*	NO	YES	AREA m^2 ONGOING
Are there any other prospecting or mining operations within 1km of the proposed mining operation? *(If yes, identify and indicate approximate position on the locality plan).*	NO	YES	AREA m^2 ONGOING

Indicate and describe previous landuses and the presence of previous of mining activities if applicable.

PART OF THE LAND IS USED FOR IRRIGATION.

THE MINING AREA IS INDEPENDENT OF FARMING ACTIVITIES

A.4.5.2 Existing infrastructure

Are there any power lines, railway lines, telephone lines, dams, pipelines, canals or other infrastructure on or within 200m of the mining area? State :

NO

A.4.5.3 Dwellings

What is the distance from the mining site to the nearest dwelling(s)?

Distance : m or 1 Km

A.4.5.4 Access road(s)

What is the length of access road from the mining site to the public road?

Length : m or 1 km

Is the access road wholly or partly used on a permanent basis by others?

Yes	✓	No	

If yes, state by whom :

BY APPLICANT FOR FARMING DUTIES

G.I. MFETOANE

Will any foreign materials be used for the construction of the access road?			
Yes		No	X
If yes, state the materials and origin to be used for construction of the access road :			
Has an agreement with the surface owners been reached with regard to the use of road(s)?			
Yes	✓	No	
APPLICANT IS SURFACE RIGHTS OWNER			

A.4.6 DIRECTLY AFFECTED PARTIES

Fill in below, the names and particulars of persons, organisations or other instances that will be affected by mining or processing operations and who have been consulted.

No	Name	How are they affected?	Address and tel
1	DEPARTMENT MINERALS	CONTROLLING BODY	P BAG X 6093
	AND ENERGY		KIMBERLEY
2	DEPARTMENT WATER	ORANGE RIVER SOURCE OF	
	AFFAIRS AND FORESTRY	WATER	
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A.5 FINANCIAL GUARANTEE

NOTE : The Minerals Act, 1991 requires that the rehabilitation of the mining area shall, inter alia, take place <u>during</u> and as an <u>integral</u> part of mining operations. This rehabilitation work is funded from operating costs. The financial guarantee is required for that rehabilitation work that cannot take place during or as an integral part of mining operations.

Indicate the requested information in the space provided below:					
5.1 What is the maximum area of disturbance that will not be rehabilitated simultaneously with the mining operations?			5000 m^3		
5.2 Expected capital investment for mining			R± 2,0 million		
5.3 Capital available for mining :			R± 2,5 million		
5.4 Estimated working costs for mining:			R20000p.m 2400 000/yr.		
5.5 Estimated cost of rehabilitation :			R INCLUDED IN WORKING COSTS		
5.6 Method of financial guarantee:					
Bank guarantee	X	Cash		Trustfund	
5.7 Total capital available for rehabilitation			R		
5.8 Provide an analyses (item by item) of how the amount calculated is made up. ~~38400~~					
ANNUAL AREA TO BE MINED = 38400 m^2 VOLUME 38400 X 5 =					
192000 m^3 MAX SIZE OF OPEN MINING EXCAVATION = 5000 m^3 =					
1000 m^2 @ AVERAGE DEPTH OF 5m. MINING BLOCKS = ± 30 x 30					
5000 m^3 @ R8.00/m^3 = R40 000 Say R50 000					

NOTE:If upon inspection or auditing the maximum area of disturbances exceeds the area mentioned in 5.1 above, the amount entered under 5.7, must be adjusted to the satisfaction of the Director: Mineral Development.

G.I. MFETOANE

A.6 AMENDMENTS/EXEMPTIONS

A.6.1 APPLICATION FOR AMENDMENTS OR EXEMPTIONS FROM TO THE PROVISIONS/GUIDELINES CONTAINED IN PART B

NOTE: The restrictions, operating procedures and guidelines contained in Part B will be legally binding once the document has been signed by the Director: Mineral Development. Any deviation from the requirements/terms of Part B will be deemed to be a contravention of the Minerals Act, 1991 (Act 50 of 1991). Should site specific conditions or the planned mining operation be such that it will be necessary to deviate from the guidelines contained in Part B, the applicant must apply for amendment/s of, or exemption/s from such guidelines in the space provided below. In support of the requested amendment/s or exemption/s, the applicant must attach separate motivation describing the full circumstances necessitating the requested amendment/s or exemption/s. Additional environmental impacts which can occur, additional rehabilitation measures which will be required and any other information that will be necessary to approve the requested amendment/s or exemption/s is also necessary. Failure to submit the required details and motivation will delay the processing of this application.

Describe the subject of the requested exemption:	
Applicable section in Part B	

G.I. MFETOANE

Describe the subject of the requested amendment:				
	Yes		No	

I, G.I. MF[illegible]NE in my capacity of Director Mineral Development NORTHERN CAPE Region of the Department of Minerals and Energy, hereby approve the exemptions and amendments of ....noted above.

DIRECTOR MINERAL DEVELOPMENT : NORTHERN CAPE REGION

DATE : 2004-04-30

A.7 INSTRUCTIONS / SPECIAL CONDITIONS / (FOR OFFICIAL USE ONLY)

INSTRUCTIONS / SPECIAL CONDITIONS

Date	Instruction / Special Condition / Monitoring	Authority Signature	Applicant Signature

G.I. MFETOANE

STANDARD ENVIRONMENTAL
MANAGEMENT PROGRAMME

FOR THE MINING

OF LAND-BASED PRECIOUS STONES

PART B

ENVIRONMENTAL MANAGEMENT
PROGRAMME

G.I. MFETOANE

PART B:

1. INTRODUCTION

This Part (**Part B**) of the EMP contains guidelines, operating procedures and rehabilitation/pollution control requirements which will be binding on the holder of the mining authorization after approval of the Standard EMP. It is essential that this portion be carefully studied, understood, implemented and adhered to at all times. Failure to comply with the provisions of Part B may result in suspension or cancellation of the mining authorization in terms of section 14 of the Minerals Act, 1991 (Act 50 of 1991).

B.1 GENERAL REQUIREMENTS

B1.1 MAPPING AND SETTING OUT

B1.1.1 Layout plan

- A copy of the layout as provided for in Part A.2.3 must be available at the mining site for scrutiny, when required.
- The plan must be updated on a regular basis with regard to the actual progress of the establishment of surface infrastructure, mining operations and rehabilitation (a copy of the updated plan shall be forwarded to the Director: Mineral Development on a regular basis. See B.4.2).
- A final layout plan must be submitted at closure of the mine or when operations have ceased.

B1.1.2 Demarcating the mining area

- The mining area must be clearly demarcated by means of beacons at its corners and along its boundaries if there is no visibility between the corner beacons.
- Permanent beacons as indicated on the layout plan or as prescribed by the Director: Mineral Development must be firmly erected and maintained in their correct position throughout the life of the mine.
- Mining and resultant operations shall only take place within this demarcated area.

B1.1.3 Demarcating the river channel and riverine environment

The following is applicable if operations are conducted within the riverine environment (See B3.2):

- Beacons as indicated on the layout plan or as prescribed by the Director: Mineral Development must be erected and maintained in their correct position throughout the life of the mine.
- These beacons must be of a permanent nature during the mining operations and must

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not be easily removable, especially those in a river channel. The beacons must, however, be removed at the end of the operations.

- The mining of precious stones shall only take place within this demarcated mining area.
- If riverine vegetation is present in the form of reeds or wetland vegetation, the presence of these areas must be entered in Part A.4.4 of the programme and indicated on the layout plan.
- The holder of the mining authorization will also be required to permanently demarcate the areas as specified in B.1.2.

B.1.2 RESTRICTIONS ON MINING

- On assessment of the application, the Director: Mineral Development may prohibit the conducting of mining operations in vegetated areas or over portions of these areas (see B3.1).
- In the case of areas which are excluded from mining, no mining shall be conducted within 5 m of these areas.

B1.3 RESPONSIBILITY

- The environment affected by the mining operations shall be rehabilitated by the holder to, as far as is practicable, its natural state or to a predetermined and agreed to standard or land use which conforms with the concept of sustainable development. The affected environment shall maintain a stable condition that will not be detrimental to the safety and health of humans and animals and that will not pollute the environment or lead to the degradation thereof.
- It is the responsibility of the holder of the mining authorization to ensure that the manager on the mine and the employees are capable of complying with all the statutory requirements which must be met in order to mine, which includes the implementation of this EMP.
- If operations are to be conducted in an area that has already been disturbed, the holder must reach specific agreement with the Director: Mineral Development concerning the responsibilities imposed upon himself/herself pertaining to the rehabilitation of the area and the pollution control measures to be implemented.

B.2 INFRASTRUCTURAL REQUIREMENTS

B2.1 TOPSOIL

- Topsoil shall be removed from all areas where physical disturbance of the surface will occur.
- All available topsoil shall be removed after consultation with the Director: Mineral Development prior to the commencement with mining operations.
- The topsoil removed, shall be stored in a bund wall on the high ground side of the mining area outside the 1:50 flood level within the boundaries of the mining area.

- Topsoil shall be kept separate from overburden and shall not be used for building or maintenance of access roads.
- The topsoil stored in the bund wall shall be adequately protected from being blown away or being eroded.

B2.2 ACCESS TO THE SITE

B2.2.1 Establishing access roads on the site

- The access road to the mining area and the campsite/site office is to be established in consultation with the owner/tenant and existing roads shall be used as far as practicable.
- Should a portion of the access road be newly constructed the following must be adhered to:
  - ➢ The route shall be selected that a minimum number of bushes or trees are felled and existing fence lines shall be followed as far as possible.
  - ➢ Water courses and steep gradients shall be avoided as far as is practicable.
  - ➢ Adequate drainage and erosion protection in the form of cut-off berms or trenches shall be provided where necessary.
- If imported material is used in the construction or upgrading of the access road this must be listed in part A.4.5.4.
- The erection of gates in fence lines and the open or closed status of gates in new and existing positions shall be clarified in consultation with the landowner/tenant and maintained throughout the operational period.
- No other routes will be used by vehicles or personnel for the purpose of gaining access to the site.

NOTE:

Design, construction and the location of access to provincial roads must be in accordance with the requirements laid down by the Provincial or controlling authority.

B2.2.2 Maintenance of access roads

- In the case of dual or multiple use of access roads by other users, arrangements for the multiple responsibility must be made with the other users. Otherwise maintenance of access roads will be the responsibility of the holder of the mining authorization.
- Newly constructed access roads shall be adequately maintained in order to minimise dust, erosion or undue surface damage.

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B.2.2.3 Dust control on the access and hauling roads

- The liberation of dust into the surrounding environment shall be effectively controlled by the use of, inter alia, water spraying and/or other dust allaying agents. The speed of haul trucks and other vehicles must be strictly controlled to avoid dangerous conditions, excessive dust or excessive deterioration of the road being used.

B2.2.4 Rehabilitation of access roads

- Whenever a mining authorization is suspended, cancelled or abandoned or if it lapses and the holder does not wish to renew the authorization, any access road or portions thereof, constructed by the holder and which will no longer be required by the landowner/tenant, shall be removed and/or rehabilitated to the satisfaction of the Director: Mineral Development.
- Any gate or fence erected by the holder which is not required by the landowner/tenant, shall be removed and the situation restored to the pre mining situation.
- Roads shall be ripped or ploughed, and if necessary, appropriately fertilised (based on a soil analysis) to ensure the re-growth of vegetation. Imported road construction materials which may hamper re-growth of vegetation must be removed and disposed of in an approved manner prior to rehabilitation.
- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a seed mix to his or her specification.

B2.3 OFFICE/CAMP SITES

B2.3.1 Establishing the office / camp site

- Office and camp sites shall be established, as far as is practicable, outside the flood plain, above the 1 in 50 flood level mark within the boundaries of the mining area.
- The area chosen for these purposes shall be the minimum reasonably required and which will involve the least disturbance to vegetation. Topsoil shall be handled as described in B2.1 above
- No camp or office site shall be located closer than 100 metres from a stream, river, spring, dam or pan.
- No trees or shrubs will be felled or damaged for the purpose of obtaining firewood, unless agreed to by the landowner/tenant.
- Fires will only be allowed in facilities or equipment specially constructed for this purpose. If required by applicable legislation, a firebreak shall be cleared around the perimeter of the camp and office sites.

- Lighting and noise disturbance or any other form of disturbance that may have an effect on the landowner/tenant/persons lawfully living in the vicinity shall be kept to a minimum.

B2.3.2 Toilet facilities, waste water and refuse disposal

- As a minimum requirement, the holder of a mining authorization shall, at least, provide pit latrines for employees and proper hygiene measures shall be installed.
- Chemical toilet facilities or other approved toilet facilities such as a septic drain shall preferably be used and sited on the camp site in such a way that they do not cause water or other pollution.
- The use of existing facilities must be done in consultation with the landowner/tenant.
- In cases where facilities are linked to existing sewerage structures, all necessary regulatory requirements concerning construction and maintenance should be adhered to.
- All effluent water from the camp washing facility shall be disposed of in a properly constructed french drain, situated as far as possible, but not less than 200 metres, from a stream, river, pan, dam or borehole.
- Only domestic type wash water shall be allowed to enter this drain and any effluents containing oil, grease or other industrial substances must be collected in a suitable receptacle and removed from the site, either for resale or for appropriate disposal at a recognised facility.
- Spills should be cleaned up immediately to the satisfaction of the Director: Mineral Development by removing the spillage together with the polluted soil and by disposing at a recognised facility.
- Non-biodegradable refuse such as glass bottles, plastic bags, metal scrap, etc., shall be stored in a container at a collecting point and collected on a regular basis and disposed of at a recognised disposal facility. Specific precautions shall be taken to prevent refuse from being dumped on or in the vicinity of the camp site.
- Biodegradable refuse generated from the office/camp site, processing areas vehicle yard, storage area or any other area shall either be handled as indicated above or be buried in a pit excavated for that purpose and by covering it with layers of soil, incorporating a final 0,5 meter thick layer of topsoil (where practicable). Provision should be made for future subsidence with the covering.

B2.3.3 Rehabilitation of the office/camp site

- On completion of operations, all buildings, structures or objects on the camp/office site shall be dealt with in accordance with section 40 of the Minerals Act, 1991, which states:

  Section 40:

  Whenever a prospecting permit or mining authorization which is held is suspended, cancelled or terminated or lapses, and the prospecting for/or

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exploitation of any mineral which was authorized under such permit or authorization finally ceases, the person who was the holder of such permit or authorization immediately prior to such suspension, cancellation, termination or lapsing, as the case may be, shall demolish all buildings, structures or any other thing which was erected or constructed in connection with prospecting or mining operations on the surface of the land concerned and shall remove all debris as well as any other object which the Director: Mineral Development concerned may require and, as far as is practicable, restore any such surface to its natural state to the satisfaction of and within a period determined by such Director: Mineral Development: Provided that such demolition or removal shall not be applicable in respect of buildings structures or objects-

(a) which shall, in terms of any other law, not be demolished or removed;
(b) as may determined by such Director: Mineral Development, or in respect of which he has granted exemption subject to such conditions as may determined by him; or
(c) which the owner of the land wishes to retain and which has been agreed upon accordingly in writing with such former holder of such permit or authorization.

- Where office/camp sites have been devoided of vegetation/grass or where soils have been compacted due to traffic, the surface shall be scarified or ripped.

- Areas containing french drains shall be compacted and covered with a final layer of topsoil to a height of 10cm above the surrounding ground surface.

- The site shall be seeded with a vegetation seedmix adapted to reflect the local indigenous flora.

- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a vegetation seedmix to his specification.

- Photographs of the camp and office sites, before and during the mining operation and after rehabilitation, shall be taken at selected fixed points and kept on record for the Director: Mineral Development's information.

B2.4 VEHICLE MAINTENANCE YARD AND SECURED STORAGE AREAS

B2.4.1 Establishing the vehicle maintenance yard and secured storage areas

- The vehicle maintenance yard and secured storage area will be established as far as is practicable outside of the flood plain, above the 1 in 50 flood level mark within the boundaries of the mining area.
- The area chosen for these purposes shall be the minimum reasonably required and

G.I. MFETOANE

which will involve the least disturbance to tree and plant life. Topsoil shall be handled as described in B2.1 above.

- The storage area shall be securely fenced and all hazardous substances and stocks such as diesel, oils, detergents, etc. shall be stored therein. Drip pans, a thin concrete slab or facility with PVC lining, shall be installed in such storage areas with a view to prevent soil and water pollution.
- The location of both the vehicle maintenance yard and storage areas are to be indicated on the layout plan.
- No vehicle may be extensively repaired in any other place than within the maintenance yard.

B2.4.2 Maintenance of vehicles and equipment

- The maintenance of vehicles and equipment used for any purpose during the mining operation will only take place within the maintenance yard area.
- Equipment used in the mining process, must be adequately maintained so that during operations they do not spill oil, diesel, fuel, or hydraulic fluid.
- Machinery or equipment used on the mining area must not pose a pollution hazard in respect of the above substances. The Director: Mineral Development shall order such equipment to be repaired or withdrawn from use if he considers the equipment or machinery to be polluting and irreparable.

B2.4.3 Waste disposal

- Suitable covered receptacles shall be available at all times and conveniently placed for disposal of waste.
- All used oils, grease or hydraulic fluids shall be placed therein and these receptacles will be removed from the site on a regular basis for disposal at a registered or licensed disposal facility.
- All spills should be cleaned up immediately to the satisfaction of the Director: Mineral Development by removing the spillage together with the polluted soil and by disposing at a recognised facility.

B2.4.4 Rehabilitation of vehicle maintenance yard and secured storages areas

- On completion of mining operations, the above areas shall be cleared of any contaminated soil and dumped as referred to in section B2.4.3 above.
- All buildings, structures or objects on the vehicle maintenance yard and secured storage areas shall be dealt with in accordance with section 40 of the Minerals Act, 1991.
- The surface shall then be ripped or ploughed to a depth of at least 300mm and the topsoil previously stored adjacent the site, shall be spread evenly to its original depth over the whole area. The area shall then be fertilised if necessary (based on a soil analysis).
- The site shall be seeded with a vegetation seed mix adapted to reflect the local indigenous flora.

G.J. MPETOANE

- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a seed mix to his or her specification.

B.3 OPERATING PROCEDURES IN THE MINING AREA

B3.1 Limitations on mining

- The mining of precious stones shall only take place within the approved demarcated mining area.
- Mining may be limited to the areas indicated by the Director: Mineral Development on assessment of the application.
- The holder of the mining authorization shall ensure that mining operations only takes place in the demarcated areas as described in section B1.1.4 above.
- Mining will not be conducted closer than one and a half times the height of the bank from the edge of the river channel and in such manner that the stability of the bank of the river is effected.
- Precaution shall also be taken to ensure that the bank of the river is adequately protected from scouring or erosion. Damage to the bank of the river caused by the mining operations, shall be rehabilitated to a condition acceptable to the Director: Mineral Development at the expense of the holder.
- Restrictions on the disturbance of riverine vegetation in the form of reeds or wetland vegetation must be adhered to. The presence of these areas must be entered in Part A.4.4 of the programme and indicated on the layout plan.

B.3.2 Mining operations within the riverine environment.

Note:

The Department of Water Affairs and Forestry may impose additional conditions which must be attached to this EMP.

- The mining of precious stones in the river or the banks of the river will only be undertaken after the Director: Mineral Development has consulted with the Department of Water Affairs and Forestry.
- The canalisation of a river will not be undertaken unless the necessary permission has been obtained from the Department of Water Affairs and Forestry. Over and

G.I. MFETOANE

above the conditions imposed by the said Department, which conditions shall form part of this Standard EMP, the following will also apply:

- The canalisation of the flow of the river over different parts of the river bed shall be constructed in such a manner that the following is adhered to at all times:
  - That the flow of the river is not impeded in any way and that damming upstream does not occur.
  - That the canalisation of the flow does not result in scouring or erosion of the riverbank.
  - That well points or extraction pumps in use by other riparian users are not interfered with, or that canalisation does not impede the extraction of water at these points.
- Access to the riverbed for the purpose of conducting excavations in the riverbed, shall be through the use of only one access at a time. The location of the access to the river channel across the riverbank shall be at a point of the river bank where the least excavation and damage to vegetation will occur and shall not be wider than that which is reasonably required. The position of the river access together with all planned future access points must be indicated on the layout plan.

B3.2.1 Rehabilitation of access to river bed

- When rehabilitating the access point, the original profile of the riverbank will be re-established through backfilling the access point with the original material excavated or other suitable material.
- The topsoil shall then be returned over the whole area to its original depth and if necessary fertilised and the vegetation allowed to grow.
- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a seed mix to his specification.
- In the event of damage occurring from an occurrence where high flood waters scour and erode access points in the process of rehabilitation over the riverbank or an access point presently in use, repair of such damage shall be the sole responsibility of the holder of the mining authorization.
- Repair to the riverbank will be to reinstate its original profile to the satisfaction of the Director: Mineral Development, immediately after such event has occurred and the river has subsided to a point where repairs can be undertaken.
- Final acceptance of rehabilitated river access points will only be awarded after the vegetation has re-established to a point where the Director: Mineral Development is satisfied that the river bank is stable, the measures installed of durable nature and able to withstand high river flow conditions.

G.I. [illegible]FETOANE

B3.2.2 Rehabilitation of mining area within the bed of the river

- The goal of rehabilitation with respect to the area where mining has taken place in the river bed is to leave the area level and even, and in a natural state containing no foreign debris or other materials and to ensure the hydrological integrity of the river by not attenuating or diverting any of the natural flow.
- All scrap, and other foreign materials will be removed from the bed of the river and disposed of as per other refuse (see section B2.3.2 above), whether these accrue from the mining operation or are washed on to the site from upstream.
- Removal of these materials shall be on a continuous basis and not only at the start of rehabilitation.
- Where reeds or other riverine vegetation has been removed from areas, these shall systematically be re-established in the approximate areas they occurred before mining.
- An effective control programme for the eradication of invader species and other exotic plants, shall be instituted on a regular basis over the entire mining area under the control of the holder of the mining authorization, both during mining and at the stage of final rehabilitation.

B3.3 EXCAVATIONS

3.3.1 Establishing the excavation areas

- Whenever any excavation is undertaken for the purpose of locating and/or extracting precious-bearing gravel, the following operating procedures shall be adhered to:
  - ❖ Topsoil shall, in all cases (except when excavations are made in the riverbed), be handled as described in B2.1 above.
  - ❖ Excavations shall only take place within the approved demarcated mining area.
  - ❖ Overburden rocks and coarse material shall be placed concurrently in the excavations or stored adjacent to the excavation, if practicable, to be used as backfill material once the precious-bearing gravel has been excavated.
  - ❖ Trenches shall be backfilled immediately if no precious-bearing gravel can be located.

3.3.2 Rehabilitation of excavation areas

The following operating procedures shall be adhered to:

- The excavated area must serve as a final depositing area for the placement of tailings during processing.
- Rocks and coarse material removed from the excavation must be dumped

G.I. MFETOANE

into the excavation simultaneously with the tailings.

- Waste, as described in paragraph **B2.3.2** above, will not be permitted to be deposited in the excavations.
- Once excavations have been refilled with overburden, rocks and coarse natural materials and profiled with acceptable contours and erosion control measures, the topsoil previously stored, shall be returned to its original depth over the area.
- The area shall be fertilised if necessary to allow vegetation to establish rapidly. The site shall be seeded with a local or adapted indigenous seed mix in order to propagate the local or regional occurring flora.
- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a vegetation seed mix to his specification.

B3.4 PROCESSING AREAS AND WASTE PILES (DUMPS)

B3.4.1 Establishing processing areas and waste piles

- Processing areas and waste piles shall not be established within 100 meters of the edge of any river channel or other water bodies.
- Processing areas should be established, as far as practicable, near the edge of excavations to allow the waste, gravel and coarse material to be processed therein.
- The areas chosen for this purpose shall be the minimum reasonably required and that which will involve the least disturbance to vegetation.
- Prior to development of these areas, the topsoil shall be removed and stored as described in paragraph **B.2.1** above.
- The location and dimensions of the areas are to be indicated on the layout plan and once established, the processing of ore containing precious stones shall be confined to these areas and no stockpiling or processing will be permitted on areas not correctly prepared.
- Tailings from the extraction process must be so treated and/or deposited that it will in no way prevent or delay the rehabilitation process.

B3.4.2 Rehabilitation of processing areas

- Coarse natural material used for the construction of ramps, must be removed and dumped into the excavations.
- On completion of mining operations, the surface of the processing areas especially if compacted due to hauling and dumping operations, shall be scarified to a depth of at least 300mm, graded to an even surface condition and the previously stored topsoil will be returned to its original depth over the area.
- Prior to replacing the topsoil the material that was removed from the processing area will be replaced in the same order as it originally occurred.

G.Y. MFETOANE

- The area shall then be fertilised if necessary to allow vegetation to establish rapidly. The site shall be seeded with a local, adapted indigenous seed mix.
- If a reasonable assessment indicates that the re-establishment of vegetation is unacceptably slow, the Director: Mineral Development may require that the soil be analysed and any deleterious effects on the soil arising from the mining operation, be corrected and the area be seeded with a seed mix to his or her specification.

B3.5 TAILINGS DAM(S) (SLIMES DAM)

The permission of the Director: Mineral Development must been obtained should a tailings dam be constructed for the purpose of handling the tailings of the mining operations. The following management measures will be adhered to:

NOTE:

1. **These guidelines will be applicable until appropriate regulations regarding tailings dams and mine residue deposits have been promulgated.**
2. **Although the mining of land-based precious stones does not produce extensive volumes of tailings, certain minimum requirements must be met. In case of a tailings dam with a medium or high hazard classification, then a full environmental impact study and management programme must be developed.**
3. **The planning, design and management of tailings dams is a highly specialised activity and must be performed by suitably qualified personnel and engineers, especially in the case of medium to high hazard tailings dams.**

3.5.1 Establishing tailings dam(s)

- A tailings dam shall be established for three basic purposes:
  - To serve as a method of depositing finely grained mine residue.
  - To allow drainage of tailings when pumped from the trays or pans.
  - As clarification dams in order to serve as a facility to settle fines (suspended solids) emanating from the trays or pans.
- The following requirements shall be adhered to prior to the tailings being deposited.
  - **Environmental Impact Study**
    - No tailings dam design or placement should be embarked on without an environmental impact study being done which must include the characterisation of the physical and chemical properties of the residue.
    - Alternative sites must be considered as well as the proposed end uses of the rehabilitation deposit (dam).

G.I. MFETOANE

- Acceptable environmental objectives (targets, norms and standards) to be achieved, shall be established for all potentially significant impacts.

> **Hazard classification**

- Each tailings dam built above the surface or with potential to flow into the mining area, must be classified for structural stability purposes to indicate the potential harm as a consequence of failure.
- From such a classification each deposit will be classified as either a high, medium or low hazard.

> **Planning and design**

- The achievement of all the environmental objectives shall be ensured by the design.
- Risk of failure of the tailings dam shall be minimised by the design. All facilities shall be designed with an objective of zero discharge to the surface water environment.
- All components of the water management system shall be designed to retain runoff from a 24 hour duration storm event with a 100 year recurrence interval plus freeboard. The capacity to retain the event shall be over and above the normal operating facility.
- The minimum freeboard which is required to accommodate water on top of the tailings dam, shall be 0,5 metres over and above the normal water deposition with the tailings and the 1:100 year 24 hour rainfall event.

> **Site selection**

- The most appropriate site for the development of a tailing dam must be determined on the basis of:
  - Economic considerations.
  - Environmental considerations.
  - Hazard to safety, health, property and infrastructure.
  - Resource utilisation.
- The tailings dam and the surrounding barrier and control water dams, shall not be located within 200 metres of the edge of a river channel or within a flood plain and will be sighted in such a manner so as to cause the least disturbance to vegetation as well as visual appearance.

G.I. MFETOANE

NOTE:

The position of the dams, their size, depth and distance from the edge of the river channel shall be indicated on the layout plan.

➢ **Durability and maintenance**

- The durability of all components of a residue deposit shall be such that each component remains fit for its intended use for the design life of the residue deposit.
- All structures and delivery systems shall be maintained according to the specifications.
- Erosion damage to the dam walls due to rain and spills will be repaired and filled in on a regular basis.
- The tailings distribution pipeline will be frequently maintained in order to prevent spillage.

➢ **Slope stability**

- Slope stability assessment shall be undertaken for each of the following situations:
  - Overall stability.
  - Local instability.
  - Internal erosion/piping.
  - Surface erosion.
  - Deformation.

➢ **Water management**

Rainwater from the tailings dam(s) and the appurtenant barrier dams as well as water used in any process at a mine or works, shall be recycled wherever possible.

B3.5.2 Construction of dams

- After the position of the dam(s), and its size have been approved, the area will be stripped of the topsoil as described in B2.1 above.
- Bund walls shall be constructed by means of soil or other tailings material on the downside slope of the tailings dam.
- The predeposition works must be completed before actual deposition starts.
- The size of the tailings dam shall depend on that required by the mining operations for dumping and to cater for the expected tailings yield, provided that the freeboard is maintained at all times.

- The tailings pipeline shall be laid in consultation with the landowner/tenant and in such a manner that the surface and natural vegetation are not unduly disturbed.

B3.5.3 Operating plan

- An operating plan shall be available which shall include:

    - Water management, including water balance plan.
    - Method and procedure of operation.
    - Monitoring and auditing requirements.
    - Emergency response and contingency plans.
    - Decommissioning requirements.

- The persons responsible for the operation of the tailings dam, need to have an understanding of the tailings dam design.
- A system of storm water drains shall be provided to divert runoff from the peak precipitation event of 1: 100 year recurrence interval around the residue deposit.
- Storm water shall not be stored on the tailings dam.
- Water emanating from the tailings dam must be used again in the washing screen plant.

B3.5.4 Rehabilitation of tailings dam

- Material from the tailings dam may be used for the rehabilitation of areas devoid of topsoil and the possible alternative use shall be discussed with the surface owner and the Director: Mineral Development.
- The health and safety of human lives and the ecological environment must be protected from continuing, residual and latent impacts and risks. For this purpose, a method of access control will be implemented if the tailings is not completely removed or rehabilitated to a self-sustaining and safe land capability.
- The tailings dam must then be profiled to ensure acceptable contours, gradients and land use capability.
- An effective method of preventing the dispersal of air-borne dust will be applied if not completely rehabilitated.
- The integrity of property and infrastructure on and around the residue deposit must be safeguarded and the final land use and capability should be achieved in a sustainable manner.
- The risk of structural failure must be ensured and migration of the residue must be prevented.
- The topsoil previously stored will be replaced on top of the slimes dam and be fertilised if necessary to allow vegetation to establish rapidly. If no topsoil is available, the tailings shall be analysed to determine the extent of fertilisation to be applied and then be

G.I. MFETOANE

seeded with a seed mix to the satisfaction of the Director: Mineral Development.

B3.6 FINAL REHABILITATION

- All infrastructure, equipment, plant, temporary housing and other items used during the mining period will be removed from the site (section 40 of the Minerals Act, 1991).
- Waste material of any description, inclusive of receptacles, scrap, rubble and tyres, will be removed entirely from the mining area and disposed at a recognised land fill facility. It will not be permitted to be buried or burned on the site.
- Final rehabilitation shall be completed within a period specified to by the Director: Mineral Development.

B.4. MONITORING AND REPORTING

B.4.1 Inspections and monitoring

- Regular monitoring of all the environmental management measures and components shall be done by the holder of the mining authorization in order to ensure that the provisions of this programme are adhered to.
- Ongoing and regular reporting of the progress of implementation of this programme will be done.
- Various points of compliance will be identified with regard to the various impacts that the operations will have on the environment.
- Inspections and monitoring shall be done on both the implementation of the programme and the impact on plant and animal life.
- Visual inspections on erosion and physical pollution will be done on a regular basis.

B.4.2 Compliance reporting / submission of information

- Lay-out plans will be updated on a regular basis and updated copies will be submitted on a six monthly basis to the Director: Mineral Development.
- Reports confirming compliance to various points identified in the environmental management programme will be submitted to the Director: Mineral Development on a regular basis and as decided by the said Director.
- Any emergency or unforeseen impact will be reported as soon as possible.
- An assessment of environmental impacts that were not properly addressed or were unknown when the programme was compiled be done and added as a corrective action.

G.I. MTETOANE

B.5 NOTES ON LEGAL PROVISIONS

Section 12 of the Minerals Act, 1991

B5.1 The holder of the authorization shall remain liable for complying with the relevant provisions of the Minerals Act, 1991 until the Director: Mineral Development concerned, issues a certificate to the effect that the said provisions have been compiled with.

Section 54(1) of the Minerals Act, 1991

B5.2 The holder of the mining authorization shall, at least 14 days before he or she commences with any mining operations, or intends to cease such operations temporarily or permanently, notify the Director: Mineral Development concerned and the Chief Inspector in writing of any such intended commencement or cessation and provide particulars with the location, nature and extent of such operation

Section 60(1)(a)(i) of the Minerals Act, 1991

Any person who contravenes or fails to comply with any provision of this Standard EMP, shall be guilty of an offence.

NOTE:

The holder of a mining authorization must also take cognisance of the provisions of other legislation dealing with matters relating to the conservation and which include, *inter alia*, the following:

* National Monuments Act, 1969, (Act 28 of 1969).
* National Parks Act, 1976, (Act 57 of 1976)
* Environmental Conservation Act, 1989, (Act 73 of 1989)
* National Environmental Management Act, 1998 (Act No. 107 of 1998)
* Atmospheric Pollution Prevention Act, 1965, (Act 45 of 1965)
* The National Water Act, 1998, (Act 36 of 1998)
* Mine Safety and Health Act, (Act 29 of 1996)
* The Conservation if Agricultural Resources Act, 1983 (Act 43 of 1983).

G I MFETOANE

UNDERTAKING

I, CORNELIUS DU PREEZ

undersigned and duly authorised thereto by KANONLOOP DELWERY BK the Company/Closed Corporation/Municipality (Delete which is not applicable) have studied and understand the contents of Part A (application) and Part B (Standard EMP for mining of land-based precious stones), and duly undertake to adhere to the conditions as set out therein with the exception of the exemption(s) and amendment(s) agreed to by the Director Mineral Development and approved on ....

Signed at KIMBERLEY on this 14 day November 19 2000

Signature of applicant

MEMBER
Designation

APPROVAL

Approved in terms of section 39 of the Minerals Act, 1991 (Act 50 of 1991)

Signed at KIMBERLEY on this 30th day APRIL 2004

DIRECTOR MINERAL DEVELOPMENT
NORTHERN CAPE REGION

"J"

SOCIAL AND LABOUR PLAN

HC Van Wyk Diamonds Ltd, in respect of:

1. **HC Van Wyk Diamonds Ltd**

   (Reg. No 2001/006812/06)

2. **Klipdam Diamond Mining Company Ltd**

   (Reg. No 94/01754/06)

3. **Farhom Mining & Construction (Pty) Ltd**

   (Reg. No 2003/032082/07)

4. **Saxendrift Mine (Pty) Ltd**

   (Reg. No 2006/005971/07)

5. **Kanonloop Delwery CC**

   (Reg. No 1999/0950706/23)

P.O.Box 251

Barkly West

8375

1 July 2007

Executive Summary

A Social and Labour Plan is presented here H C Van Wyk Diamonds (Pty) Limited ("HCVW") and its investment partner, Rockwell Diamonds Inc ("RDI"). This Social and Labour Plan ("SLP") has been developed in conjunction with Stakeholders from all the areas and municipalities in which HCVW operates including Regional and Local Government, the Departments of Housing, Education and Health, The Department of Minerals and Energy, Other exploration and mining companies and businesses, Communities and individuals, and employees.

The SLP is premised on the following:

- Human Resource Development ("HRD") including:
  - Education, Training and Skills Transfer to ensure *Portability* of Skills
  - Employment equity development to reflect the demographics of South Africa in respect of management and operational positions
  - Development of women
- Sustainable local economic development ("LED") requirements with the emphasis on addressing the Integrated Development Programmes ("IDP's") of Local Government and Municipalities and meeting the needs of those Communities most directly impacted by mining operations including:
  - Infrastructure development projects such as roads, schools and clinics
  - Community housing projects
  - Creation of Small and Medium Enterprises ("SMME")
  - The alleviation of poverty
- Planning for Closure including creation of a *Future Forum.*

HRD development is key to sustaining the SLP. LED programmes and projects will be implemented as part of this SLP and the financial commitments which will be made to these projects are summarized in the Tables below.

Overall it is expected that the Financial Commitments made to the overall SLP will grow annually as the Company grows and expands its business, assuming always that the Company is able to continue to obtain new projects that generate economic returns.

In respect of certain projects e.g. SMME business projects, it is the intention that these projects become sustainable and profitable and once this occurs the Company will look to withdraw (retaining at most a small ownership and management roll). As this process takes place the Company would then look, in conjunction with Stakeholders, to identify and support new SMME projects.

SUMMARY TABLE OF SLP FINANCIAL EXPENDITURE AND COMMITMENTS

	REF	2006/2007	2007/2008	2008/2009	2009/2010	2010/2011	TOTAL
IDP	30	300,000.00	1,350,000.00	375,000.00	300,000.00	280,000.00	2,605,000.00
LED	32	80,000.00	945,000.00	1,325,000.00	1,275,000.00	1,275,000.00	4,900,000.00
SMME	36	440,000.00	620,000.00	320,000.00	180,000.00	150,000.00	1,710,000.0C
HRD	25	920,000.00	1,025,000.00	1,100,000.00	1,155,000.00	1,130,000.00	5,330,000.0C
TOTAL		1,740,000.00	3,940,000.00	3,120,000.00	2,910,000.00	2,835,000.00	14,545,000.0C

Standard Bank

"E"

Durban Credit Centre

P O Box 2511
Durban
4000

Standard Bank Centre - Durban
1st Floor - North East
1 Kingsmead Way
Kingsmead, 4001

The Department of Mineral Development and Administration
Private Bag X6093
Kimberley
8300

11 February 2009

Dear Sir

Guarantee Number M501033 dated 11 February 2009 for R100,000.00

Please find enclosed the abovementioned guarantee.

Yours faithfully

David Castle
Account Executive Manager.

Steven Adamson
Account Analyst

DEPT. VAN MINERALE EN ENERGIE
PRIVAATSAK/PRIVATE BAG X6093
17 FEB 2009
KIMBERLEY 8300
DEPT. OF MINERALS AND ENERGY

Standard Bank

Durban Credit Centre

P O Box 2511
Durban
4000

Standard Bank Centre - Durban
1st Floor - North East
1 Kingsmead Way
Kingsmead, 4001

TRN No. M501033

The Department of Mineral Development and Administration
Private Bag X6093
Kimberley
8300

11 February 2009

<u>Financial Guarantee for the Rehabilitation of Land Disturbed by Mining (Execution of Environmental Management Programme)</u>

1 Concerning the responsibility in terms of the Minerals and Petroleum Resources Development Act, 2002, which is incumbent on Kanonloop Delwery Close Corporation - Registration Number 1999/050706/23 (NC) 30/5/1/2/2/090 MRC (hereinafter referred to as "the mine owner") to execute the environmental management programme/plan approved in terms of the provisions of the said Act for the mine known as Portion 22 (Makoenskloof) of the Farm Reads Drift 74, District of Herbert . We, David Castle and Steven Adamson in our capacities of Account Executive and Account Analyst and as duly authorised representatives of The Standard Bank of South Africa Limited - Registration Number 1962/000738/06 (hereinafter referred to as "the Guarantor") confirm that the amount of R 100,000.00 (One Hundred Thousand Rand) ("the Guaranteed Amount") is available to you for the purpose of executing the said environmental management programme/ plan.

2 The Guarantor, who hereby waives the advantages of the exceptions *non numeratae pecuniae, non causa debiti excussionis et divisionis*, the meaning and the consequences of which is known to the Guarantor, undertakes to pay to you the said sum of R100,000.00 (One Hundred Thousand Rand) upon receipt of a written claim from you to do so and the claim may be submitted by you, if (in your opinion and discretion) the mine owner fails or remains in default to execute the said environmental management programme/ plan, or if he ceases mining/prospecting operations, or if his estate is sequestrated, or if he should hand over his estate in terms of the Insolvency Acts which are applicable in the Republic of South Africa, or if the Guarantor gives written notice to you in terms of clause 5 of this agreement. The said claim may be instituted by you at any stage commencing from the date of signature of this guarantee.

3 The said amount of R100,000.00 (One Hundred Thousand Rand) may be held by you on the condition that you, after having complied with all the provisions of the said environmental management programme/plan, will give account to the Guarantor of how the amount was appropriated and repay any unappropriated amount to the Guarantor.

4 This undertaking is neither negotiable nor transferable, and -

(a) must be returned to the Guarantor when giving account to the Guarantor in terms of clause 3 above;

(b) shall lapse on the granting of a closure certificate in terms of the Minerals and Petroleum Resources Development Act, 2002; and

(c) shall not be construed as placing any other responsibility on the Guarantor other than the paying of the Guaranteed Amount;

5 The Guarantor reserves the right to withdraw from this guarantee after having given you at least three months written notice in advance of the Guarantor's intention to do so.

Signed at KIMBERLEY on 17 FEBRUARY 2009

For: The Standard Bank of South Africa Limited.

____
David Castle
Account Executive

____
Steven Adamson
Account Analyst

As witnesses:

1. ____________________

2. ____________________

- 2009/02/11 02:47:52 PM

0538322382 ENGELSMANMAGABANE 13:51:59 12-02-2008 22/28

[redacted]

DEELREG
STAMP DUTY
FOOI
FEES R800-00

F

6

E05128
ENGELSMAN, MAGABANE ING./INC.
DU TOITSPANWEG 80
KIMBERLEY 8301
NOORD-KAAP PROVINSIE

AduP

Opgestel deur my

TRANSPORTBESORGER
VAN DER WALT, JGP

Gesertifiseer 'n ware afskrif in terme van die bepalings van Regulasie 63 kragtens die Registrasie van Aktes Wet, No 47 van 1937.
Certified a true copy in terms of the provisions of Regulation 63 under the Deeds Registries Act, No 47 of 1937

FOR INFORMATION ONLY
SLEGS VIR INLIGTING

Registrasiekantoor
Deeds Registry

REGISTRATEUR VAN AKTES
REGISTRAR OF DEEDS

Datum/Date 2007/04/12

000230/2007

TRANSPORTAKTE

HIERBY WORD BEKEND GEMAAK DAT

JAN GEORGE PIETERSE VAN DER WALT

voor my verskyn het, REGISTRATEUR VAN AKTES, te KIMBERLEY, hy die genoemde komparant synde behoorlik daartoe gemagtig deur 'n Volmag aan hom verleen deur

KANONLOOP DELWERY BK
Nr. 1999/050706/23

Geteken te BARKLY WES op 16 JANUARIE 2007

En genoemde Komparant het verklaar dat sy prinsipaal, op 4 November 2006, waarlik en wettiglik verkoop by Privaat ooreenkoms, en dat hy, in sy voorgenoemde hoedanigheid hierby sedeer en transporteer aan en ten gunste van

HC VAN WYK DIAMANTE BEPERK
Nr. 2001/005812/06

diese Opvolgers in titel of Regverkrygendes in volkome en vrye eiendom,

GEDEELTE 22 (MAKOENSKLOOF) VAN DIE PLAAS READS DRIFT NR. 74, GELEë IN DIE DISTRIK HERBERT, PROVINSIE NOORD-KAAP;

GROOT 1808,0817 (EENDUISEND AGTHONDERD EN AGT komma NUL AGT EEN SEWE) Hektaar

AANVANKLIK OORGEDRA kragtens Akte van Transport Nr. T506/1944 met Kaart wat daarop betrekking het en gehou kragtens Akte van Transport Nr. T1461/2000

A. ONDERHEWIG aan die volgende voorwaardes en voorbehoud soos geskep in Akte van Transport Nr. T506/1944, naamlik:-

1. That the READS DRIFT LAND COMPANY LIMITED reserves to itself and its successors in title all trading rights.

2. That save for the reservation of the lime rights in favour of the NORTHERN LIME COMPANY LIMITED and subject to the reservation of the rights to all precious stones, gold or silver found on or under the surface of the said land, in favour of the Government, READS DRIFT LAND COMPANY LIMITED and its successors in title reserves to itself the right to all minerals on the said land, including all rights to minerals, mineral substances, metals and coal, but excluding precious stones, gold or silver and lime rights, at any time located upon the said land and to deal with these, turn the same to account, to alienate and dispose of such rights from time to time at pleasure, as also the right to all licence monies accruing, to the owner of the land under present or future laws, which rights are held under Certificate of rights to Minerals No 20/1944

3. That THE READS DRIFT LAND COMPANY LIMITED AND ITS SUCCESSORS in title reserves the sole and exclusive right to prospect, exploit and mine for such metals, minerals, minerals substances and coal, but excluding precious stones, gold or silver or lime at any time located upon the said land and to deal with and turn to account, alienate and dispose of such rights from time to time at pleasure.

4. That THE READS DRIFT LAND COMPANY LIMITED and its successors in title reserve the right to the use of all water on or connected with the said land necessary for prospecting or mining purposes, with the exception of water from any existing fountain, well or borehole sunk by the registered owner of the said land or stored in dams constructed by the owner prior to the commencement of any prospecting or mining operations of the said THE READS DRIFT LAND COMPANY LIMITED or its successors in title.

[redacted]

5. The THE READS DRIFT LAND COMPANY LIMITED or its successors in title shall not as far as possible, interfere with the crops standing on the said land at the commencement of prospecting or mining operations, but should such interference be unavoidable it shall compensate the owner of the surface rights for the damage caused by such operations to the standing crops, the amount of such compensation (failing mutual agreement) to be settled by arbitration.

6. That THE READS DRIFT LAND COMPANY LIMITED or its successors in title shall have the right to ingress from any portion of the said land, for the purpose of its prospecting, mining or trading operations thereon and it shall fill in all holes and cuttings made by it during such prospecting or mining operations, or otherwise shall properly and securely fence in the same.

7. That THE READS DRIFT LAND COMPANY LIMITED or its successors in title shall have the right to build railway lines, trolly lines, as well as such pipe lines as may be found necessary for the pumping of water from the Orange River, across the said land, provided that should the building of such railways, trolly lines or pipe lines cause damage to existing imporvement, it shall compensate the owner of the surface rights for such damage, the amount of compensation (failing mutual agreement) to be settled by arbitration in the usual manner.

B. ONDERHEWIG aan die volgende voorwaardes geskep in Grondbrief (HERBERT ERFPAGTE BOEK 2 FOLIO 44) naamlik:-

1. That the Government reserves the right to all precious stones, gold or silver found on or under the surface of the said land.

2. That the said land shall be subject to all such duties, rules and regulations as either now are or hereafter may be in force with regard to lands granted on similar tenure.

3. That the proprietor shall allow to the public travelling along any of the roads running over the land hereby granted the right to outspan, graze and water stock upon the land hereby granted.

C. ONDERHEWIG aan Notariële Akte van Sessie van Kalkregte Nr 13/1942 RM

WESHALWE die komparant afstand doen van al die regte en titel wat

KANONLOOP DELWERY BK
Nr. 1999/050706/23

voorheen op genoemde eiendom gehad het, en gevolglik ook erken het dat dit geheel en al van die besit daarvan onthef en nie meer daartoe geregtig is nie en dat, kragtens hierdie akte, bogenoemde

HC VAN WYK DIAMANTE BEPERK
Nr. 2001/005812/06

diese Opvolgers in titel of Regverkrygendes, tans en voortaan daartoe geregtig is, ooreenkomstig plaaslike gebruik, behoudens die regte van die Staat en ten slotte erken dit dat die verkoopprys die bedrag van **R3 400 000,00 (DRIEMILJOEN VIERHONDRDDUISEND RAND)** beloop.

TEN BEWYSE WAARVAN ek, genoemde Registrateur, tesame met die Komparant hierdie Akte onderteken en dit met die ampseël bekragtig het.

Onderteken, verly en met die ampseël bekragtig op die kantoor van die Registrateur van Aktes te Kimberley op

0 8 FEB 2007 2006 7

q.q.

In my teenwoordigheid

REGISTRATEUR VAN AKTES

Hereregtevrystelling
Uitgereik te Kimberley
Op 07/02/2007

2. Belastinguitklaringsertifikaat
FRANCES BAARD DISTRIKS MUNISIPALITEIT

UITGEREIK VIR INLIGTING DOELEINDES
ISSUED FOR INFORMATION PURPOSES

Nagesien 1________
2________

"C"

Republiek van Suid-Afrika
Maatskappywet 1973
(Artikel 64)

Republic of South Africa
Companies Act 1973
(Section 64)

Vorm/Form CM 1

Registrasienommer van Maats

2005/036968/07

Sertifikaat van Inlywing
van 'n Maatskappy met 'n aandelekapitaal
Certificate of Incorporation
of a Company having a share capital

Hierby word gesertifiseer dat/This is to certify that

RICHTRAU NO 88 (PROPRIETARY) LIMITED

vandag ingelyf is kragtens die Maatskappywet, 1973 (Wet 61 van 1973), en dat die Maatskappy 'n maatskappy is met 'n aandelekapitaal.

was this day incorporated under the Companies Act, 1973 (Act 61 of 1973), and that the Company is a company having a share capital.

Geteken en geseël te Pretoria op hede die/Signed and sealed at Pretoria this

13 dag van/day of October Tweeduisend/Two Thousand en Vyf/and Five

Registrateur van Maatskappye/Registrar of Companies

Seël van die Registrasiekantoor vir Maatskappye.
Seal of Companies Registration Office.

Hierdie sertifikaat is nie geldig nie, tensy geseël deur die seël van die Registrasiekantoor vir Maatskappye.
This certificate is not valid unless sealed by the seal of the Companies Registration Office.

MORRIS POKROY NOTARY PUBLIC TRANSVAAL

REPUBLIEK VAN SUID-AFRIKA
REPUBLIC OF SOUTH AFRICA

VORM CM 46
FORM CM 46

MAATSKAPPYWET, 1973
COMPANIES ACT, 1973

SERTIFIKAAT OM MET BESIGHEID TE BEGIN
CERTIFICATE TO COMMENCE BUSINESS

tion 172)

RICHTRAU NO 88

y

2005/036968/07

Ek sertifiseer hierby dat
I hereby certify that RICHTRAU NO 88 (PROPRIETARY) LIMITED.

wat ingelyf is op die
which was incorporated on the 13.

dag van
day of October. Twee Duisend en Vyf
Two Thousand and Five

voldoen het aan die vereistes van artikel 172 van die Wet, en met ingang van vandag geregtig is om met besigheid te begin
has complied with the requirements of Section 172 of the Act and is with effect from this day entitled to commence business

Geteken en geseël te PRETORIA op hede die
Signed and sealed at PRETORIA this 13

dag van
day of October. Twee Duisend en Vyf
Two Thousand and Five

Seël van Registrasiekantoor vir Maatskappye
Seal of Companies Registration Office

Registrateur van Maatskappye
Registrar of Companies

Hierdie sertifikaat is nie geldig nie, tensy geseël deur die Seël van die Registrasiekantoor vir Maatskappye
This certificate is not valid unless sealed by the Seal of the Companies Registration office

FINANCIAL YEAR END ON December EACH YEAR

Form/Vorm CM9

Republic of South Africa
Companies Act, 1973, Section 44(1)(b)

Republiek van Suid-Afrika
Maatskappywet, 1973, Artikel 44(1)(b)

Registration No. of company/
Registrasienommer van maatskappy

2005/036968/07

Client Ref:

REGISTRATEUR VAN MAATSKAPPYE EN VAN BESLOTE KORPORASIES
2006 -04- 13
REGISTRAR OF COMPANIES AND OF CLOSE CORPORATIONS

Certificate of change of name of company

Sertifikaat van verandering van naam van maatskappy

This is to certify that/Hierby word gesertifiseer dat

RICHTRAU NO 88 (PROPRIETARY) LIMITED

has changed its name by SPECIAL RESOLUTION and is now called
sy naam verander het by SPESIALE BESLUIT en nou genoem word

ZWEMREM MINE (PROPRIETARY) LIMITED

and that the new name has this day been entered in the Register of Companies.
en dat die nuwe naam op hierdie dag in die Register van Maatskappye aangeteken is.

Signed and sealed at Pretoria, this/Geteken en geseël te Pretoria op hede die 20 day of/dag van APRIL Two Thousand and / Twee Duisend & Six/en Ses

REGISTRATEUR VAN MAATSKAPPYE EN VAN BESLOTE KORPORASIES
20 APR 2006
REGISTRAR OF COMPANIES AND OF CLOSE CORPORATIONS

Registrar of Companies/Registrateur van Maatskappye

Seal of Companies Registration Office
Seël van Registrateur van Maatskappye

Zwemkuil
Original

S:\Elize\Agreement\Rockwell\Saxendrift BEE\ROCK2 EB1 Zwemkuil Sale of Shares Agr.DOC
02.10.09

SALE OF SHARES AGREEMENT

amongst

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

and

ZWEMKUIL (PROPRIETARY) LIMITED

TABACKS

TABLE OF CONTENTS

TABACKS

SALE OF SHARES AGREEMENT

1. **PARTIES**

1.1 ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

1.2 AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

1.3 ZWEMKUIL (PROPRIETARY) LIMITED

2. **INTERPRETATION**

2.1 The headnotes to the paragraphs in this Agreement are for reference purposes only and shall not affect the interpretation of any part hereof.

2.2 Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings:

"Act"	the Companies Act, 1973 (Act 61 of 1973), as amended from time to time
"Agreement"	this agreement together with the schedules thereto
"AVR"	Africa Vanguard Resources (Proprietary) Limited, registration number 2000/014503/07 or its nominee, both of which shall at all material times be an HDP
"Business Day"	any day other than a Saturday, Sunday or official public holiday in RSA

TABACKS

"Charter"	the charter on broad-based economic empowerment of HDPs in respect of the mining and mining-related industries published in terms of Section 100 of the MPRD Act
"Closing Date"	2 October 2008
"DME"	the Department of Minerals and Energy
"Effective Date"	1 July 2008
"Exchange Agreement"	the agreement to be entered into between RDI and AVR in respect of exchanging the Sale Shares for shares in RDI on the date that the provisions for the aforesaid swap will be implemented
"HDP"	an historically disadvantaged South African as defined in the Charter
"Minerals"	diamonds
"Minister"	the Minister of Minerals and Energy of the South African government from time to time
"MPRD Act"	the Minerals and Petroleum Resources Development Act, No. 28 of 2002, as amended

TABACKS

"Zwemkuil Sale Agreement"	the sale of shares agreement between Trans Hex Diamante Beperk, Trans Hex Operations (Proprietary) Limited, the Seller and RDI dated 3 March 2007, as amended
"Parties"	collectively the Seller and the Purchaser and "Party" shall mean either one of them as the context may require
"Purchase Price"	the purchase price for the Sale Shares referred to in 6
"Purchaser"	AVR
"RSA"	the Republic of South Africa
"Sale Shares"	26 ordinary shares of R1,00 each in the issued share capital of Zwemkuil, fully paid up and which will be beneficially owned by the Seller on the Effective Date, constituting 26% of the entire issued share capital of Zwemkuil
"Seller"	Rockwell Resources RSA (Proprietary) Limited, registration number 2005/023297/07
"Shareholders' Agreement"	the shareholders' agreement to be entered into amongst the Seller, the Purchaser and Zwemkuil

"Signature Date"	the date of last signature of this Agreement
"Transaction Agreements"	the Shareholders' Agreement, the Exchange Agreement and the Zwemkuil Sale Agreement collectively
"TSX"	the TSX Exchange
"Zwemkuil"	Zwemkuil (Proprietary) Limited, registration number 2005/036968/07

2.3 Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.4 Unless inconsistent with the context, an expression which denotes:

2.4.1 any gender includes the other genders;

2.4.2 a natural person includes an artificial person and *vice versa*;

2.4.3 the singular includes the plural and *vice versa*.

2.5 Unless inconsistent with the context or save where the contrary is expressly indicated:

2.5.1 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it

appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

2.5.2 a reference to "days" shall be construed as calendar days unless qualified by the word "business". Any reference to "business hours" shall be construed as being the hours between 08:30 and 17:00 on any Business Day. Any reference to time shall be based upon South African Standard Time;

2.5.3 when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

2.5.4 in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the subsequent Business Day;

2.5.5 in the event that the day for performance of any obligation to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the subsequent Business Day;

2.5.6 any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

2.5.7 any reference in this Agreement to this Agreement or to any other agreement or document shall be construed as a reference to this Agreement or (as the case may be) such other agreement or

document, as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

2.5.8 no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a party to this Agreement;

2.5.9 references to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

2.5.10 a reference to a Party includes that Party's successors-in-title and permitted assigns.

2.6 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of this Agreement, shall not apply.

2.7 The interpretation and/or application of any term or provision of this Agreement shall not be affected by the fact that this Agreement has for convenience and ease of reference been separated into parts.

2.8 The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

3. **INTRODUCTION**

3.1 On the Effective Date the Seller was the beneficial owner of the Sale Shares and was required to dispose of same in terms of the MPRD Act.

3.2 The Seller agreed to sell and the Purchaser agreed to purchase the Sale Shares upon the terms and conditions contained in this Agreement.

3.3 The Parties wish to record the terms and conditions of their agreement in writing.

4. **CONDITION PRECEDENT**

4.1 This entire Agreement (save for 1, 2, this 4, 12, 16, 17, 20 to 22 (inclusive) which shall be of immediate force and effect) is subject thereto that the Transaction Agreements shall have been entered into and become unconditional, save for the condition that this Agreement shall have become unconditional by no later than 2 October 2008.

4.2 The Parties shall, where it is within their power to do so, use their reasonable commercial endeavours to procure the fulfilment of the relevant condition as soon as possible after the Signature Date.

4.3 If the condition is not fulfilled by the date specified in 4.1 above, this Agreement (save for 1, 2, 4.2, 12, 16, 17, 20 to 22 (inclusive) which shall be of immediate force and effect) shall lapse and be of no force or effect and no Party shall have any claim against the other for anything done hereunder or arising hereout.

5. **SALE AND PURCHASE OF THE SHARES**

The Seller hereby sells to the Purchaser which hereby purchases the Sale Shares with effect from the Effective Date.

6. **PURCHASE PRICE**

The Purchase Price payable by the Purchaser to the Seller for the Sale Shares and shall be an amount of R26,00.

7. PAYMENT

The Purchaser shall make payment of the full amount constituting the Purchase Price in the amount of R26,00 no later than 3 Business Days after the Closing Date.

8. CLOSING

On the Closing Date at 10:00, the representatives of the Seller and the Purchaser shall meet at the offices of the Seller's attorneys for purposes of a closing meeting ("Closing Meeting"). At the Closing Meeting:

8.1 the Seller shall deliver to the Purchaser:

8.1.1 certificates in respect of the Sale Shares together with a currently dated transfer form relating thereto, duly signed by the Seller and in blank as to the transferee;

8.1.2 a certified copy of a resolution of the directors of Zwemkuil:

8.1.2.1 approving the transfer of the Sale Shares to the Purchaser; and

8.1.2.2 appointing the nominee of the Purchaser as a director of Zwemkuil;

8.2 the Purchaser shall deliver to the Seller a copy of a resolution duly authorising it to enter into this Agreement, the Transaction Agreements and authorising the signatory to execute all of the forementioned on its behalf, no later than 17 October 2008.

9. WARRANTIES

9.1 The Seller gives the Purchaser no warranties whatsoever in respect of Zwemkuil, save to state that:

9.1.1 it being agreed that the Purchaser is aware of the extent and ambit of the warranties given to the Seller in terms of the Zwemkuil Sale Agreement;

9.1.2 it is the sole and beneficial owner of the Sale Shares on the Closing Date;

9.1.3 it is and will be duly authorised to dispose and deliver the Sale Shares on the Closing Date to the Purchaser; and

9.1.4 the Sale Shares will not be encumbered in any way whatsoever, whether as a result of a prior pledge, cession, charge and/or any other arrangement, howsoever arising and of whatsoever nature.

Save for the warranties set out herein, the Seller gives no other warranties whatsoever in respect of the Sale Shares.

9.2 In the event of a breach of the warranties given to the Seller in terms of the Zwemkuil Sale Agreement, the Seller undertakes in favour of the Purchaser, and if so required by the Purchaser in writing, at the Purchaser's cost, to enforce all such rights as it may have had under the aforesaid warranties to the extent of the Purchaser's pro rata portion and shall transfer, make-over and cede any such benefits to the extent of the Purchaser's pro rata portion (if any) recovered pursuant to such enforcement procedures to the Purchaser.

9.3 The sale of the Sale Shares contemplated herein accordingly is being undertaken on a *"voetstoots"* basis, save as otherwise recorded in this 9.

10. BENEFIT AND RISK

The ownership, benefit in and risk in and to the Sale Shares shall pass to the Purchaser with effect from the Effective Date.

11. TRANSACTION INDIVISIBLE

All the transactions and arrangements contained or contemplated by this Agreement together with those set out in the Transaction Agreements constitute a single and indivisible transaction.

12. BREACH

Should either of the Parties ("Defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("Aggrieved Party") shall be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the Defaulting Party fails to comply with such notice, the Aggrieved Party shall be entitled to cancel this Agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the Aggrieved Party's rights to claim damages. The aforegoing is without prejudice to such other rights as the Aggrieved Party may have at law; provided always that, notwithstanding anything to the contrary contained in this Agreement, the Aggrieved Party shall not be entitled to cancel this Agreement for any breach by the Defaulting Party unless such breach is a material breach going to the root of this Agreement and is incapable of being remedied by a payment in money, or if it is capable of being

remedied by a payment in money, the Defaulting Party fails to pay the amount concerned within 14 days after such amount has been determined.

13. **MUTUAL SUPPORT**

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

14. **PARTIES NOT AFFECTED BY WAIVER OF BREACHES**

14.1 The waiver (whether expressed or implied) by any Party of any breach of the terms or conditions of this Agreement by any of the other Parties shall not prejudice any remedy of the waiving Party in respect of any continuing or other breach of the terms and conditions hereof.

14.2 No failure, delay, relaxation or indulgence on the part of any Party in exercising any power or right conferred on such Party in terms of this Agreement shall operate as a waiver of such power or right nor shall any single or partial exercise of any such power or right preclude any other or further exercises thereof or the exercise of any other power or right under this Agreement.

14.3 The expiry or termination of this Agreement shall not prejudice the rights of any Party in respect of any antecedent breach or non-performance by the other Party of any of the terms or conditions hereof.

TABACKS

15. VARIATIONS NOT EFFECTIVE UNLESS IN WRITING

No variation, modification or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any way be of any force or effect unless confirmed in writing and signed by the Parties and then such variation, modification, waiver or consent shall be effective only in the specific instance and for the purpose and to the extent for which made or given.

16. COSTS

16.1 Each of the Parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this Agreement.

16.2 Any stamp duty payable in connection with the transfer of the Sale Shares shall be borne and paid by the Purchaser.

17. DOMICILIUM

17.1 The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:

Seller:

Level 0, "Wilds View"
Isle of Houghton
cnr Boundary & Carse O'Gowrie Road
Houghton Estate
Johannesburg
Fax no.: (011) 481-7235

Purchaser:

1st Floor, Block B
Cullinan Place
Cullinan Close
Morningside
Sandton
Fax: (011) 463-3430

TABACKS

Zwemkuil : Level 0, "Wilds View"
Isle of Houghton
cnr Boundary & Carse O'Gowrie Road
Houghton Estate
Johannesburg
Fax no.: (011) 481-7235

17.2 Any Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the RSA, and any such change shall only be effective upon receipt of notice in writing by the other Parties of such change.

17.3 All notices, demands, communications or payments intended for any Party shall be made or given at such Party's domicilium for the time being.

17.4 A notice sent by one Party to another Party shall be deemed to be received:

17.4.1 on the same day, if delivered by hand;

17.4.2 on the same day of transmission if sent by telex or telefax and if sent by telefax with receipt received confirming completion of transmission;

17.4.3 on the seventh day after posting, if sent by prepaid registered mail.

17.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

18. **AGREEMENT TO REMAIN BINDING**

The provisions of this Agreement shall be and shall remain binding on the heirs, successors and assigns (to the extent permitted) of the Parties hereto, and the respective administrators and trustees of their deceased estates.

19. GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of the RSA. Furthermore the Parties hereto hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa (Witwatersrand Local Division) in regard to such matters arising from this Agreement not specifically regulated otherwise.

20. CONFIDENTIALITY

20.1 No Party shall publish any announcement of this transaction through any of the media until the others of them shall have approved in writing the proposed announcement.

20.2 All information or documents which may be made available to the Purchaser in connection with the business, whether prior to or after the signing of this Agreement, shall be kept in the strictest confidence.

21. ARBITRATION

21.1 Any dispute between the Parties in regard to:

21.1.1 the interpretation of;

21.1.2 the effect of;

21.1.3 the Parties' respective rights and obligations under;

21.1.4 a breach of;

21.1.5 any matter arising out of;

this Agreement shall be decided by arbitration in the manner set out in this clause.

21.2 The said arbitration shall be held subject to the provisions of this clause:

21.2.1 at Sandton;

21.2.2 informally;

21.2.3 otherwise in accordance with the provisions of the Arbitration Act No. 42 of 1965, as amended;

it being the intention that if possible it shall be held and concluded within 21 Business Days after it has been demanded.

21.3 The arbitrator shall be if the question in issue is:

21.3.1 primarily an accounting matter an independent chartered accountant of not less than 10 years standing agreed upon between the Parties;

21.3.2 primarily a legal matter, a practising Senior Counsel with no less than 10 years standing agreed upon between the Parties;

21.3.3 any other matter an independent person agreed upon between the Parties.

21.4 If the Parties cannot agree upon a particular arbitrator in terms of 21.3 above within 7 Business Days after the arbitration has been demanded, the nomination in terms of 21.3.1, 21.3.2 and 21.3.3, as the case may be, shall be made by the President of the Law Society of the Northern Provinces within 7 days after the Parties have so failed to agree.

21.5 The Parties irrevocably agree that the decision, in the absence of manifest error, in these arbitration proceedings:

21.5.1 shall be binding on them,

21.5.2 shall be carried into effect,

21.5.3 may be made an order of any Court of competent jurisdiction.

22. **GENERAL**

22.1 This document constitutes the sole record of the agreement between the Parties in regard to the subject matter hereof.

22.2 No party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

22.3 No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

22.4 No indulgence which either of the Parties ("the grantor") may grant to the other Party ("the grantee(s)") shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee(s) which might have arisen in the past or which might arise in the future.

22.5 The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

22.6 No Party shall be entitled to cede, assign or otherwise transfer all or any of its rights, interest or obligations under and in terms of this Agreement except with the prior written consent of the other Parties.

22.7 This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

THUS DONE and SIGNED at SANDTON on this the 2 day of OCTOBER 2008.

For and on behalf of

ROCKWELL RESOURCES RSA (PROPRIETARY) LIMITED

by

who warrants his authority hereto

TABACKS

THUS DONE and SIGNED at Sandton on this the 2 day of October 2008.

For and on behalf of

AFRICA VANGUARD RESOURCES (PROPRIETARY) LIMITED

by

who warrants his authority hereto

THUS DONE and SIGNED at SANDTON on this the 2 day of OCTOBER 2008.

For and on behalf of

ZWEMKUIL (PROPRIETARY) LIMITED

by

who warrants his authority hereto

"H"

H C van Wyk Diamonds Ltd

Registration No 2001/006812/07

Annual Financial Statements

2008

H C VAN WYK DIAMONDS LTD

REGISTRATION NO 2001/006812/07

ANNUAL FINANCIAL STATEMENTS

2008

GENERAL INFORMATION

Directors at 29 February 2008

HC van Wyk
DJ Copeland
JW Bristow
DC de la Roche

Registered Office

51 Pilms Centre
33 Chapel Street
Kimberley, 8301

Auditors

Preece & Associates CA (SA)
Ground Floor, 43 Chapel Street
PO Box 245
Kimberley
8300

Secretary

ADW Crozier
PO Box 755
Kimberley
8300

Nature of Business

Diamond Mining

Bankers

Standard Bank of SA Ltd
Kimberley

H C VAN WYK DIAMONDS LTD

ANNUAL FINANCIAL STATEMENTS
29 February 2008

CONTENTS **Page**

The following supplementary statements do not form part of the annual financial statements, but are presented for the information of the members:

The annual financial statements on pages 5 to 27 were approved by the board of directors and signed on its behalf by:

DIRECTOR

H C VAN WYK DIAMONDS LTD

STATEMENT OF RESPONSIBILITIES OF THE DIRECTORS
29 February 2008

The directors are responsible for the maintenance of adequate accounting records and the preparation and integrity of the management financial statements and related information. The auditors are responsible to report on the fair presentation of the management financial statements. The management financial statements have been prepared in accordance with International Accounting Standards and in the manner required by the Companies Act of South Africa.

The directors are also responsible for the company's system of internal financial control. These are designed to provide reasonable, but not absolute, assurance as to the reliability of the management financial statements, and to adequately safeguard, verify and maintain accountability of assets, and to prevent and detect misstatements and loss. Nothing has come to the attention of the directors to indicate that any material breakdown in the functioning of these controls, procedures and systems has occurred during the period under review.

The financial statements have been prepared on the going concern basis, since the directors have every reason to believe that the company has adequate resources in place to continue in operation for the foreseeable future.

The annual financial statements set out on pages 5 – 30 are the responsibility of the directors and have been approved and are signed on their behalf.

DIRECTOR

DIRECTOR

H C VAN WYK DIAMONDS LTD

INDEPENDENT AUDITOR'S REPORT
TO THE MEMBERS OF H C VAN WYK DIAMONDS LIMITED

Report on the Financial Statements

We have audited the annual financial statements of H C van Wyk Diamond Limited which comprise the directors' report, the balance sheet as at 29 February 2008 and the income statement, statement of changes in equity and cash flow statement for the year then ended, a summary of significant accounting policies and other explanatory notes, as set out on pages 5 to 27.

Directors' Responsibility for the Financial Statements

The company's directors are responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards of Generally Accepted Accounting Practice and in the manner required by the Companies Act of South Africa. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error, selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for out audit opinion.

Audit Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of the company as of 29 February 2008 and of its financial performance and its cash flows for the year then ended in accordance with South African Statements of Generally Accepted Accounting Practice and in the manner required by the Companies Act of South Africa.

Supplementary Information

The supplementary schedules set out on pages 29 to 30 do not form part of the annual financial statements and are presented as additional information. We have not audited these schedules and accordingly we do not express an opinion on them.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

KIMBERLEY
31 May 2008

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

REPORT OF THE DIRECTORS
29 February 2008

The directors have pleasure in submitting their report for the year ended 29 February 2008.

GENERAL

The principal activity of the company, being that of diamond mining, remains unchanged.

FINANCIAL RESULTS

The profit for the year before taxation amounted to R20 026 574 (2007 : profit R72 732 303).

DIVIDENDS

Dividends amounting to R Nil were declared and paid during the year (2007 : R9 187 300).

SHARE CAPITAL

The authorised share capital of R2 000 divided into shares of R1 each remained unchanged. The issued share capital of R1 041 divided into shares of R1 each remained unchanged.

DIRECTORS

The directors at the end of the financial year were Messrs HC van Wyk, DJ Copeland, JW Bristow and DC de la Roche.

H C VAN WYK DIAMONDS LTD

INCOME STATEMENT
for the year ended 29 February 2008

	Note	2008 R	2007 R
INCOME			
Revenue		238 027 306	259 016 347
Other Income		52 100 183	22 161 252
Changes in inventories diamond stock		794 093	693 934
Employee benefits expense		(54 618 869)	(24 994 592)
Depreciation expense		(43 141 103)	(27 696 214)
Expenses		(162 676 085)	(143 614 836)
Finance costs	14	(13 372 821)	(12 833 586)
Change in inventories stock piles		2 913 870	—
PROFIT BEFORE TAX	12	20 026 574	72 732 303
Taxation	2	(7 066 249)	(23 380 423)
PROFIT FOR THE YEAR		12 960 325	49 351 880

STATEMENT OF CHANGES IN EQUITY
for the year ended 29 February 2008

	Share Premium R	Share Capital R	Retained Income R	Total R
Balance at 28 February 2006	—	200	37 681 421	37 681 621
Increase in share capital	999 159	841	—	1 000 000
Capital profit on investment	—	—	95 941	95 941
Profit for the year	—	—	49 351 880	49 351 880
Dividends	—	—	(9 187 300)	(9 187 300)
Balance at 29 February 2007	999 159	1 041	77 941 942	78 942 142
Profit for the year	—	—	12 960 325	12 960 325
Balance at 29 February 2008	999 159	1 041	90 902 267	91 902 467

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

BALANCE SHEET
29 February 2008

	Note	2008 R	2007 R
ASSETS			
Non-current Assets		468 777 965	237 047 070
Property, plant and equipment	3	411 623 432	196 278 993
Diamond claims	4	30 000 000	20 000 000
Loans granted	5	15 372 796	14 665 652
Investments	6	11 781 737	6 102 425
Current Assets		49 900 825	35 008 749
Trade and other receivables	18	14 125 262	21 245 067
Short term investments		7 046 261	3 244 003
Cash and bank balances		6 828 667	15 538
Inventories	7	21 900 635	10 504 141
TOTAL ASSETS		518 678 790	272 055 819
EQUITY AND LIABILITIES			
Capital and Reserves		91 902 467	78 942 142
Share capital	8	1 041	1 041
Share premium	8	999 159	999 159
Retained income		90 902 267	77 941 942
Non-current Liabilities		333 974 137	130 111 743
Long-term borrowings	9	266 594 505	70 733 855
Deferred taxation	2	57 392 632	50 970 145
Provision for rehabilitation	10	9 987 000	8 407 743
Current Liabilities		92 802 186	63 001 934
Trade and other payables		29 901 284	10 159 182
Bank overdraft	11	—	352 442
Current portion of long-term borrowings	9	56 459 707	39 533 720
Taxation		6 441 195	12 956 590
TOTAL EQUITY AND LIABILITIES		518 678 790	272 055 819

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

1. ACCOUNTING POLICIES

1.1 Basis of Preparation

The annual financial statements have been prepared in accordance with International Standards and South African Generally Accepted Accounting Practice. The annual financial statements have been prepared under the historical cost convention except as disclosed in the accounting policies below.

1.2 Property, Plant and Equipment and Depreciation

Property, plant and equipment are stated at historical cost less accumulated depreciation less accumulated impairment losses. Depreciation is recorded by a charge to income computed on a straight-line method so as to write off the cost of the asset over their expected useful lives to their expected residual values both of which are reviewed annually. The expected useful lives are as follows:

DMS plant	10 years
Office equipment	6 years
Plant	5 years
Plant	8 years
Plant	4 years
Vehicles	5 years
Computer equipment	3 years
Computer software	2 years

Gains and losses on disposals are determined by comparing proceeds with carrying amounts and are included in operation profit. Repairs and maintenance costs are expensed through the income statement, except where the value of the asset or its expected useful life has been increased, then it is capitalised.

1.3 Impairment of assets

Assets that have an indefinite useful life are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset's fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units).

1.4 Cash and Cash Equivalents

For the purposes of the cash flow statement, cash and cash equivalents comprise cash on hand, deposits held at call with banks, net of bank overdrafts. In the balance sheet, bank overdrafts are included in current liabilities.

1.5 Investments

The company classified its investments in debt and equity securities into the following categories: fair value through profit and loss, held-to-maturity and available-for-sale. The classification is dependent on the purpose for which the investments were acquired. Management determines the classification of its investments at the time of the purchase and re-evaluates such designation on a regular basis. Investments that are acquired principally for the purpose of generating a profit from short-term fluctuations in price are classified as trading investments and included in current assets. Investments with a fixed maturity that management has the intent and ability to hold to maturity are classified as held-to-maturity and are included in non-current assets, except for

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

1. **ACCOUNTING POLICIES (continued)**

1.5 Investments (continued)

maturities within 12 months from the balance sheet date which are classified as current assets. Investments intended to be held for an indefinite period of time, which may be sold in response to needs for liquidity or changes in interest rates, are classified as available-for-sale and are included in non-current assets unless management has the express intention of holding the investment for less than 12 months from the balance sheet date or unless they will need to be sold to raise operating capital, in which case they are included in current assets.

Purchases and sales of investments are recognised on the trade date, which is the date that the company commits to purchase or sell the asset. Cost of purchase includes transaction costs. Fair value through profit and loss and available-for-sale investments are subsequently carried at fair value. Realised and unrealised gains and losses arising from changes in the fair value of trading investments are included in equity in the period in which they arise. The fair value of investments is based on quoted bid prices or amounts derived from cash flow models. Equity securities for which fair values cannot be measured reliably are recognised at cost less impairment. When securities classified as available-for-sale are sold or impaired, the accumulated fair value adjustments are included in the income statement as gains and losses from investment securities. Held-to-maturity investments are carried at amortised cost using the effective yield method.

1.6 Provisions

Provisions are recognised when the company has a present legal or constructive obligation as a result of past events if it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a realisable estimate of the amount of the obligation can be made.

1.7 Inventory

Diamond stock is valued at lower of production costs or net realisable value. Consumables good in stock, goods in transit and diesel stock is valued at the lower of average cost or net realisable value. Work in progress stock piles consisting of ground excavated, but not yet fully processed at year end. The value of these stock piles represents the directors' best estimate of the costs incurred to excavate and screen the ground as identified by an independent valuator at year end.

1.8 Trade and other Receivables

Trade receivables are carried at original invoice amount less an estimate made for impairment based on a review of all outstanding amounts at year end. Bad debts are written off when identified.

1.9 Long-term Liabilities

Long-term liabilities are recognised initially at the proceeds received. In subsequent periods, long-term liabilities are stated at amortised cost using the effective yield method, any difference between proceeds and the redemption value is recognised in the income statement over the period of the borrowing.

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

1. ACCOUNTING POLICIES (continued)

1.10 Deferred Taxation

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. The principal temporary differences arise from depreciation on plant and equipment, recovery plant, motor vehicles, office equipment and tax losses carried forward. Tax rates enacted or substantively enacted by the balance sheet date are used to determine deferred income tax. Deferred tax assets are recognised to the extent that it is probable that future profit will be available against which the temporary differences can be utilised.

1.11 Trade and Other Payables

Trade and other payables are carried at the fair value of the consideration to be paid in future for goods or services that have been received or supplied and invoiced or formally agreed with the supplier.

1.12 Finance Charges on Instalment Sale Agreements

The finance charge portion of the cost of fixed assets acquired in terms of instalment sale agreements is, for the purpose of the financial statements, not included in the amounts due under instalment sale agreements. Payments are allocated between a reduction of the liability and finance cost charges against income.

1.13 Financial Instruments

Financial instruments carried on the balance sheet include cash and bank balances, receivables, trade creditors, leases and borrowings. The particular recognition methods adopted are disclosed in the individual policy statements associated with each item.

1.14 Revenue Recognition

Sales and service income are recognised upon delivery of services and customer acceptance, net of value added taxation and trade discounts or on the performance of services.

1.15 Comparatives

Where necessary, comparative figures have been adjusted to conform to changes in presentation in the current year.

1.16 Assumptions made by Management

No material assumptions were made by management that could have a significant effect on the amounts recognised in the financial statements.

1.17 Share Capital

Ordinary shares and share premiums are both classified as equity.

External costs directly attributable to the issue of new shares, other than on a business combination, are shown as a deduction, net of tax, in equity from the proceeds.

Where the company purchases its own equity shares capital, the consideration paid including any attributable transaction costs net of income taxes is deducted from total shareholders' equity as treasury shares until they are cancelled. Where such shares are subsequently sold or reissued, any consideration received is included in shareholders' equity.

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

	2008 R	2007 R
2. TAXATION		
SA Normal taxation – Current year	643 762	345 130
Secondary tax on companies	—	1 148 413
Deferred taxation	6 422 487	21 886 880
	7 066 249	23 380 423

STC was provided at 12,5% on net dividends paid in 2007.

Normal tax rate reconciliation:

	2008 R	2007 R
Tax on accounting profit at standard rate	5 807 705	21 092 368
Tax effect of non-deductible items	1 096 957	1 869 467
Tax effect of differing asset write off periods	(6 260 900)	(22 150 367)
Tax effect of estimated assessed losses	—	(466 338)
	643 762	345 130

DEFERRED TAXATION

	2008 R	2007 R
Opening balance	50 970 145	29 083 265
Movement for the year - via Income Statement	6 422 487	21 886 880
	57 392 632	50 970 145

Made up as follows:

	2008 R	2007 R
Temporary timing differences on fixed assets	57 392 632	50 970 145

H C VAN WYK DIAMONDS (PTY) LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

3. PROPERTY, PLANT AND EQUIPMENT

2008	Land and Buildings R	Mine Buildings R	Plant and Equipment R	Recovery Plant R	Motor Vehicles R	Office Equipment R	Total R
Opening balance	13 832 007	4 529 563	139 056 217	34 987 039	3 397 509	476 658	196 278 993
Cost	13 832 007	4 529 563	208 086 571	43 193 875	5 272 810	1 507 746	276 422 572
Accumulated depreciation	—	—	(69 030 354)	(8 206 836)	(1 875 301)	(1 031 088)	(80 143 579)
Purchases	8 407 913	13 369 226	235 649 676	—	6 642 858	5 691 233	269 760 906
Disposals	—	—	(23 480 603)	—	(350 963)	(913 276)	(24 744 842)
Accumulated depreciation – Disposals	—	—	12 334 603	—	291 583	843 292	13 469 478
Depreciation	—	—	(35 979 913)	(4 103 419)	(2 202 194)	(855 577)	(43 141 103)
Closing balance	22 239 920	17 898 789	327 579 980	30 883 620	7 778 793	5 242 330	411 623 432
Cost	22 239 920	17 898 789	420 255 644	43 193 875	11 564 705	6 285 703	521 438 636
Accumulated depreciation	—	—	(92 675 664)	(12 310 255)	(3 785 912)	(1 043 373)	(109 815 204)

The fixed assets as described above, which are not liable to financial agreements, refer note 9, are subject to a general notarial covering bond to the amount of R10 000 000 for moneys borrowed.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS (PTY) LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

3. PROPERTY, PLANT AND EQUIPMENT

	2007						
	Land and Buildings R	Mine Buildings R	Plant and Equipment R	Recovery Plant R	Motor Vehicles R	Office Equipment R	Total R
Opening balance	10 411 119	4 529 563	147 798 616	39 090 457	1 712 199	482 158	204 024 112
Cost	10 411 119	4 529 563	207 062 201	43 193 875	3 405 724	1 398 006	270 000 488
Accumulated depreciation	—	—	(59 263 585)	(4 103 418)	(1 693 525)	(915 848)	(65 976 376)
Purchases	3 420 888	—	16 533 009	—	2 241 112	109 740	22 304 749
Disposals	—	—	(15 508 639)	—	(374 026)	—	(15 882 665)
Accumulated depreciation – Disposals	—	—	13 195 124	—	297 235	36 652	13 529 011
Depreciation	—	—	(22 961 893)	(4 103 418)	(479 011)	(151 892)	(27 696 214)
Closing balance	13 832 007	4 529 563	139 056 217	34 987 039	3 397 509	476 658	196 278 993
Cost	13 832 007	4 529 563	208 086 571	43 193 875	5 272 810	1 507 746	276 422 572
Accumulated depreciation	—	—	(69 030 354)	(8 206 836)	(1 875 301)	(1 031 088)	(80 143 579)

The fixed assets as described above, which are not liable to financial agreements, refer note 9, are subject to a general notarial covering bond to the amount of R10 000 000 for moneys borrowed.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

	2008 R	2007 R
3. PROPERTY, PLANT AND EQUIPMENT (continued)		
Land comprise the following:		
Remaining portion of erf 3005, 1,0657 hectares, situated in the Barkly West district.	3 407 913	—
Remaining portion of Farm Holpan no. 161, 2370,0518 hectares, situated in the Barkly West district and subject to a first mortgage bond in favour of Standard Bank amounting to R10 000 000.	10 080 000	10 080 000
Remaining portion of erf 1140, Kimberley, 1492m², being 7 Wilkinson Street, title deed T1498/2007, comprising a residence divided in living units and offices.	331 119	331 119
Remaining portion 22 of Farm Makoenskloof no 74, 1606 0817 hectares, held under title deed T230/2008.	3 420 888	3 420 888
Farm Wouterspan, portion 16, sub portion of portion 9 of the farm Lanyon Vale number 376, in the district of Hay.	5 000 000	—
	22 239 920	13 832 007

	2008 R	2007 R
4. DIAMOND CLAIMS		
At Cost:		
1 208 claims situated on Farm Holpan in the Barkly West district.	8 000 000	8 000 000
Remainder of portion 9 (Wouter) of the farm Lanyon Vale 376, Hay	10 000 000	10 000 000
Portion 22 of Farm Readsdrift 74, Herbert	2 000 000	2 000 000
Portion of Wouterspan of the farm Lanyon Vale 376, in the district of Hay being the mineral rights held by the company Farhom Mining & Construction (Pty) Ltd which was acquired by H C van Wyk Diamonds Ltd on 30 July 2007 through a 100% share purchase and shareholders' loans of the company.	10 000 000	—
	30 000 000	20 000 000

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

		2008 R	2007 R
5.	**LOANS GRANTED**		
	Klipdam Diamond Mining Company Ltd	8 809 999	14 665 652
	This loan is unsecured, repayable at the discretion of the directors. The loan granted to Klipdam Diamond Mining Company Ltd is subject to a subordination agreement. Interest is charged at 9,0% per annum (2007 : 9,5%). The directors do not consider the loan repayable for the next 12 months.		
	Saxendrift	6 562 797	—
	This loan is unsecured, interest free and repayable at the discretion of the directors. The directors do not consider the loan repayable for the next 12 months.		
		15 372 796	14 665 652
6.	**INVESTMENTS**		
	GWK Beperk – Shares	383	383
	– Shareholders' interest	22 250	21 042
	Bokamso Trust	—	10 000
	Liberty	7 288 104	1 600 000
	Momentum	4 471 000	4 471 000
		11 781 737	6 102 425
7.	**INVENTORIES**		
	Diamond stock inventories	4 170 945	3 376 852
	Consumable goods in stock	13 256 072	7 127 289
	Goods in transit	138 046	—
	Diesel stock	1 421 702	—
	Work in progress – Stock piles	2 913 870	—
		21 900 635	10 504 141

Work in progress stock piles consisting of ground excavated, but not yet fully processed at year end. The value of these stock piles represents the directors' best estimate of the costs incurred to excavate and screen the ground as identified by an independent valuator at year end.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

	2008 R	2007 R
8. SHARE CAPITAL		
Authorised		
2 000 Ordinary shares of R1 each	2 000	2 000
Issued		
1 041 Ordinary shares of R1 each	1 041	1 041
Share premium	999 159	999 159
9. LONG-TERM LIABILITIES		
Instalment Sale Agreements		
Liebherr Finance	—	1 239 594
Stannic	16 552 325	25 062 293
Wesbank	2 523 608	3 087 625
Nedbank	14 565 366	34 251 559
Komatfin	82 547 484	15 387 856
Bateman Finance	833 342	1 313 332

Instalment sale agreements as detailed above are secured over fixed assets with a book value of R159 866 627 are repayable in monthly instalments of R6 861 947 . Interest is charged at rates linked to prime overdraft.

	2008 R	2007 R
Loan		
Dumpike Investments (Pty) Ltd	203 704 797	29 925 316

This loan was unsecured, interest free and repayable at the discretion of the directors. The directors do not consider the loan repayable for the next 12 months.

	2008 R	2007 R
Folmink	2 327 290	—

This loan is unsecured, bears interest of R100 000 and is repayable in monthly instalments of R500 000.

	2008 R	2007 R
	323 054 212	110 267 575
Less: Short term portion repayable within one year transferred to current liabilities	(56 459 707)	(39 533 720)
	266 594 505	70 733 855

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

	2008 R	2007 R
10. PROVISION FOR REHABILITATION		
Opening balance	8 407 743	5 767 000
Charged via income statement	1 579 257	2 640 743
Closing balance	9 987 000	8 407 743

The provision for rehabilitation represents the discounted present value of the directors' best estimate of the future outflow of economic benefits that will be required to rehabilitate the land mined at the end of the estimated life of the mines.

11. BANK OVERDRAFT

Standard Bank

The bank overdraft is secured as follows:

- A bond over the company's fixed assets.
- Cessions of the company's investments policies.
- Unlimited suretyship from Klipdam Diamond Mining Company Ltd.

12. OPERATING PROFIT

The profit before tax is calculated after taking the following into account:

	2008 R	2007 R
Other Income		
Contractors fees – Mining activities	49 700 000	18 298 246
Diamond sales	238 027 306	259 016 347
Profit on sale of fixed assets	—	1 227 251
Rent received	23 903	33 926
Sundry sales	762 448	943 253
Other Expenses		
Directors' emoluments	2 647 077	1 842 221
Contractors fees – Mining activities	11 229 658	38 028 959
Consulting fees	844 594	236 475
Auditor's remuneration – Audit fees	195 000	2 500
Loss on sale of fixed assets	2 465 099	—
Employee Benefit Expenses		
Salaries and wages	54 618 869	24 994 592
Depreciation		
Machinery and equipment	40 083 332	27 085 311
Motor vehicles	2 202 194	479 011
Office equipment	856 577	151 892

	2008 R	2007 R
13. INTEREST RECEIVED	1 285 748	1 345 918

14. FINANCING COSTS

	2008 R	2007 R
Interest paid – Bank	1 287 067	1 735 000
– Financing agreements	10 977 464	9 821 449
– SA Revenue Service	925 451	1 277 139
– Accounts payable	44 002	—
– Loans	138 837	—
	13 372 821	12 833 588

15. CONTINGENT LIABILITIES AND GUARANTEES

15.1 Guarantees

	2008 R	2007 R
Issued by – Standard Bank	10 041 504	10 406 904
– Nedbank	—	305 000
	10 041 504	10 711 904

15.2 Contingent Liabilities

Unlimited suretyship for Klipdam Diamond Mining Company Ltd to support facilities granted by Standard Bank.

16. RELATED PARTIES TRANSACTIONS

Related Parties

- Klipdam Mining Company Ltd – Associated company
- A A van Wyk Delwery – Director relation
- Dumpike Investments (Pty) Ltd – Director involvement
- Bokomoso Trust – Associated company
- Flawless Diamond Trading House – Director involvement
- Jeffrey B Traders CC – Director involvement
- Banzi Trade 26 (Pty) Ltd – Associated company
- Jakes Tyres – Director involvement
- Cashmere Trade – Director interest
- C J M van Wyk – Director relation
- H C van Wyk (Snr) – Director relation
- Saxendrift Mining – Associated company
- Hennie van Wyk Familie Trust – Director interest

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

16. **RELATED PARTIES TRANSACTIONS (continued)**

Amounts Payable or Recoverable

- Klipdam Mining Company Ltd is indebted to H C van Wyk Diamonds Ltd to the amount of R8 809 999 (2007 : R14 665 652).
- H C van Wyk Diamonds Ltd is indebted to Bokamso Trust to the amount of R Nil (2007 :10 000).
- H C van Wyk Diamonds Ltd is indebted to Dumpike Investments (Pty) Ltd to the amount of R203 714 433 (2007 : R29 925 316).
- Flawless Diamond Trading House is indebted to H C van Wyk Diamonds Ltd to the amount of R3 773 105 (2007 : R14 429 834).
- Saxendrift Mining is indebted to H C van Wyk Diamonds Ltd to the amount of R6 562 797.
- H C van Wyk Diamonds Ltd is indebted to Jakes Tyres to the value of R392 124.

Transactions between Related Parties:

- H C van Wyk Diamonds Ltd sales to Banzi Trade 26 (Pty) Ltd to the value of R125 505 (2007 : R172 432.
- Interest received from Klipdam (Pty) Ltd to the value of R1 182 403 (2007 : R1 074 099).
- Klipdam (Pty) Ltd contract mining fees to H C van Wyk Diamonds Ltd R49 700 000 (2007 : R18 298 246).
- Material from Sheerprops 1064 CC for R Nil (2007 : R Nil).
- H C van Wyk Diamonds Ltd purchases from Jakes Tyres to the value of R9 203 311 (2007 : R3 290 560).
- A A van Wyk Delwery interest paid to H C van Wyk Diamonds Ltd R Nil (2007 : R23 323).
- Flawless Diamond Trading House sold diamonds for H C van Wyk Diamonds Ltd to the amount of R236 975 967 (2007 : R137 599 908).
- H C van Wyk Diamonds Ltd to A A van Wyk Delwery .contract fees totalling R2 149 816 (2007 : R38 028 959).
- Cashmere Trade rentals to H C van Wyk to the amount of R3 264 000 (2007 : R2 288 000).
- C J M van Wyk a salary of R Nil (2007 : R160 000) and H C van Wyk (Snr) a salary of R Nil (2007 : R40 000).
- H C van Wyk purchases from Banzi Trade amounted to R97 020.
- Material from Diacor to the value of R90 292
- Building purchased from Hennie van Wyk Familie Trust to the value of R3 000 000.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
28 February 2008

	2008 R	2007 R
16. RELATED PARTIES TRANSACTIONS (continued)		
Compensation of Key management Personnel		
The remuneration of directors and other key management during the year was as follows:		
Short term benefits	2 647 077	1 842 221

The remuneration of directors and key executives is determined by the board of directors.

17. FUTURE OBLIGATIONS

The company has committed itself to acquire mining equipment and fixed assets to the value of R44 470 000 in the next financial year.

18. TRADE AND OTHER RECEIVABLES

	2008 R	2007 R
Trade receivables	3 773 105	14 635 634
Deposits	413 517	405 717
Other receivables	9 938 640	8 118 730
Provision for doubtful debts	—	(1 915 014)
	14 125 262	21 245 067

The age analysis of trade receivables is as follows:

	2008 R	2007 R
Of which neither impaired nor past due on the reporting date	3 773 105	14 635 634
Of which not impaired as of the reporting date and past due in the following periods:		
• Between 30 and 60 days	—	—
• Between 60 and 90 days	—	—
• More than 90 days	—	—

The directors consider that the carrying amount of trade and other receivables approximates their fair value.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

19. FINANCIAL RISK MANAGEMENT

The company's financial instruments consist mainly of cash and cash equivalents, trade and other receivables, intercompany loans, trade and other payables and borrowings.

19.1 Principles of Risk Management

The company is exposed in particular to risks from movements in interest rates that affect its assets, liabilities and forecast transactions. Financial risk management aims to limit these market risks through ongoing operational and finance activities.

The fundamentals of the company's financial policy are established each year by the board of directors. The board of directors is responsible for implementing the finance policy and for ongoing risk management. Certain transactions require the prior approval of the board of directors of the company, which is also regularly briefed on the extent and the amount of the current risk exposure.

19.2 Interest Rate Risk

The company and the group are exposed to interest rate risks in South Africa. The company does not make use of interest rate derivatives and therefore 100% of the interest-bearing financial assets and liabilities had a variable interest rates.

Sensitivity Analysis

Interest rate risks are presented by way of sensitivity analyses. These show the effects of changes in market interest rates on interest payments, interest income and expense, other income components and, if appropriate, shareholders' equity. The interest rates sensitivity analyses are based on the following assumption:

Changes in market interest rates affect the interest income or expense of non-derivative variable-interest financial instruments, the interest payments of which are not designated as hedged items of cash flow hedges against interest rate risks. As a consequence, they are included in the calculation of income-related sensitivities.

A one percentage movement in the effective interest rate would have the following effect on profitability for the year:

	2008 R		2007 R	
	+1%	-1%	+1%	-1%
Cash and cash equivalents and loans receivable	156 387	156 387	143 287	(143 287)
Long-term borrowings	(1 170 221)	1 170 221	(803 423)	803 423
	(1 013 834)	1 013 834	(660 136)	660 136

19.3 Other Price Risks

The company's investments are not exposed to other price risks.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

19. FINANCIAL RISK MANAGEMENT (continued)

19.4 Foreign Currency Risk

No foreign currency exchange rate risk with respect to loans or investments exist.

Credit Risk

Financial assets which potentially subject the company to concentrations of credit risk consist of cash and cash equivalents and receivables. The company's and the group's cash is placed with high quality financial institutions. Trade receivables are disclosed net of provision for impairment.

Credit risk is limited due to the fact that of receivables and other loans R15 372 796 (52%) [2007 : R14 665 652 (41%)] comprise inter-company accounts.

Credit risk is represented by the going concern values of the receivables and loans receivable and cash and cash equivalents that are carried on the balance sheet of R36 326 725 (2007 : R35 573 815).

19.5 Liquidity Risk

Liquidity risk is the risk that the company and the group will not be able to meet its financial obligations as they fall due. The company's approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities, when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the company's reputation.

The company monitors its cash flow requirements through weekly cash forecasts which includes the servicing of financial obligations, but excludes the potential impact of extreme circumstances that cannot reasonably be predicted.

The following are the contractual maturities of financial liabilities, including interest payments and excluding the impact of netting agreements:

H C VAN WYK DIAMONDS (PTY) LTD

NOTES TO THE ANNUAL FINANCIAL STATEMENTS
29 February 2008

19. FINANCIAL RISK MANAGEMENT (continued)

19.5 Liquidity Risk (continued)

2008	Carrying amount R	Contractual Cash Flows R	Within 1 Year R	1 to 2 Years R	2 to 5 Years R	5 Years and Later R
Non-derivative Financial Liabilities						
Borrowings – Inter company	203 704 797	—	—	—	—	—
– Interest bearing	119 349 415	135 689 966	66 898 833	46 967 166	21 823 967	—
Trade and other payables	29 901 284	29 901 284	29 901 284	—	—	—
Taxation	6 441 195	6 441 195	6 441 195	—	—	—
	359 396 691	172 032 445	103 241 312	46 967 166	21 823 967	—

2007	Carrying amount R	Contractual Cash Flows R	Within 1 Year R	1 to 2 Years R	2 to 5 Years R	5 Years and Later R
Non-derivative Financial Liabilities						
Borrowings – Inter company	29 925 316	—	—	—	—	—
– Interest bearing	80 342 259	89 607 140	44 956 069	31 026 147	13 624 924	—
Trade and other payables	10 159 182	10 159 182	10 159 182	—	—	—
Taxation	12 956 590	12 956 590	12 956 590	—	—	—
	133 383 347	112 722 912	68 071 841	31 026 147	13 624 924	—

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

	2008		2007	
	Carrying Value R	Fair Value R	Carrying Value R	Fair Value R
19. FINANCIAL RISK MANAGEMENT (continued)				
Net Fair Values				
The estimated values of the company's financial instruments are:				
Financial Instruments Held or Issued to Finance the Company's Operations				
Financial assets				
Cash and cash equivalents	6 828 667	6 828 667	(336 904)	(336 904)
Trade and other receivables	14 125 262	14 125 262	21 245 067	21 245 067
Other loans	15 372 796	15 372 796	14 665 652	14 665 652
Investment	18 827 998	18 827 998	9 346 428	9 346 428
Financial liabilities				
Trade and other payables	29 901 284	29 901 284	10 159 182	10 159 182
Taxation	6 441 195	6 441 195	12 956 590	12 956 590
Borrowings	323 054 212	323 054 212	110 267 575	110 267 575

19.6 Capital Risk Management

The company's objectives when managing capital are to safeguard the company's ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the company may adjust the amount of dividends paid to shareholders or sell assets to reduce debt.

The company monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings as shown in the balance sheet less cash and cash equivalents. Total capital is calculated as equity, as shown in the balance sheet, plus net debt.

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

	2008 R	2007 R

19. FINANCIAL RISK MANAGEMENT (continued)

19.6 Capital Risk Management (continued)

During 2008, the company maintained a gearing ratio within 77% to 58%. The gearing ratio's at 29 February 2008 and 28 February 2007 were as follows:

	2008 R	2007 R
Total borrowings	323 054 212	110 267 575
Less: Cash and cash equivalents	(6 828 667)	336 904
NET DEBTS	316 225 545	110 604 479
Total equity	91 902 467	78 942 142
TOTAL CAPITAL	408 128 012	189 546 621
Gearing ratio	77%	58%

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

CASH FLOW STATEMENT
for the year ended 29 February 2008

	Note	2008 R	2007 R
NET CASH FROM OPERATING ACTIVITIES		92 444 541	68 027 240
Profit before taxation		20 026 574	72 732 303
Adjusted for: Depreciation		43 141 103	27 696 214
Interest paid		13 372 821	12 833 588
Investment income		(1 285 748)	(1 345 928)
Profit/(loss) on sale of fixed assets		2 465 099	(1 227 251)
Provision for rehabilitation costs		1 579 517	2 640 743
Operating profit before working capital changes		79 299 366	113 329 669
		33 316 856	(28 185 630)
Decrease/(Increase) in trade and other receivables		7 119 805	(14 670 436)
Increase/(Decrease) in trade payables		36 014 288	(11 065 935)
Increase in inventories		(11 396 494)	(5 090 002)
Increase in provisions		1 579 257	2 640 743
CASH GENERATED FROM OPERATIONS		112 616 222	85 144 039
Interest received		1 285 748	1 345 928
Interest paid		(13 372 821)	(12 833 588)
Taxation paid	1	(8 084 608)	(5 629 139)
CASH FLOWS FROM INVESTING ACTIVITIES		(277 337 362)	(34 258 457)
Additions to fixed assets	2	(269 760 906)	(22 304 749)
Additions to diamond claim		(10 000 000)	(12 000 000)
Proceeds on sale of fixed assets		8 810 000	3 580 905
Investments increased	3	(5 679 312)	(1 538 454)
Loan increased – Related parties		(707 144)	(1 996 159)
CASH FLOW FROM FINANCING ACTIVITIES		195 860 650	(12 023 975)
Proceeds long-term loans – Related party		173 779 481	29 925 316
Proceeds/(Decrease in) from long-term loans		22 081 169	(33 761 991)
Dividends paid		—	(9 187 300)
Increase in share premium	4	—	999 159
Increase in share capital		—	841
NET INCREASE IN CASH AND CASH EQUIVALENTS		10 967 829	21 744 808
Cash and cash equivalents at beginning of year	5	2 907 099	(18 837 709)
CASH AND CASH EQUIVALENTS AT END OF YEAR	5	13 874 928	2 907 099

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

NOTES TO THE CASH FLOW STATEMENT
29 February 2008

		2008 R	2007 R
1.	**TAXATION**		
	Due at beginning of year	12 956 590	15 815 047
	Charges current year	7 066 249	23 380 423
	Deferred taxation movement	(6 422 487)	(21 886 880)
	Interest raised	925 451	1 277 139
	Less: Due at year end	(6 441 195)	(12 956 590)
	Payment for the year	8 084 608	5 629 139
2.	**ADDITIONS TO FIXED ASSETS**		
	Land and buildings	8 407 913	—
	Fixed property	13 369 226	3 420 888
	Machinery and equipment	235 649 676	16 533 009
	Motor vehicles	6 642 858	2 241 112
	Office equipment	5 691 233	109 740
		269 760 906	22 304 749
3.	**INVESTMENTS**		
	Net increase in investments	(5 679 312)	(1 634 395)
	Capital gain reconciliation	—	95 941
	Net cash increase in investments	(5 679 312)	(1 538 454)
4.	**DIVIDENDS PAID**		
	Due at beginning of year	—	—
	Charged during the year	—	9 187 300
	Due at end of year	—	—
	Payment for the year	—	9 187 300
5.	**CASH AND CASH EQUIVALENTS AT END OF YEAR**		
	Cash at call	10 552	15 536
	Short term investments	7 046 261	3 244 003
	Bank balance	6 818 115	(352 442)
		13 874 928	2 907 099

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

SUPPLEMENTARY STATEMENTS

(Not forming part of the Annual Financial Statements)

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

DETAILED INCOME STATEMENT
for the year ended 29 February 2008

	2008 R	2007 R
INCOME		
Diamond sales	238 027 306	259 016 347
Closing rough diamond stock	4 170 945	3 376 852
Opening rough diamond stock	(3 376 852)	(2 682 918)
Contractors' fees – Mining activities	49 700 000	18 298 246
Sundry sales	762 448	943 253
Rent received	23 903	33 926
Profit on sale of fixed assets	—	1 227 251
Discount received	328 084	312 648
Closing stock piles	2 913 870	—
	292 549 704	280 525 605
LESS: EXPENSES	(260 436 057)	(196 305 642)
NET PROFIT BEFORE FINANCE CHARGES	32 113 647	84 219 963
FINANCE CHARGES	(13 372 821)	(12 833 588)
Interest paid – Bank	1 287 067	1 735 000
– Financing agreements	10 977 464	9 821 449
– SA Revenue Service	925 451	1 277 139
– Accounts payable	44 002	—
– Loans	138 837	—
	18 740 826	71 386 375
INVESTMENT INCOME		
Interest received	1 285 748	1 345 928
NET PROFIT BEFORE TAXATION	20 026 574	72 732 303
Taxation	(7 066 249)	(23 380 423)
NET PROFIT FOR THE YEAR	12 960 325	49 351 880

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

H C VAN WYK DIAMONDS LTD

DETAILED INCOME STATEMENT
for the year ended 29 February 2008

	2008 R	2007 R
EXPENSES		
Accounting fees	478 199	424 884
Advertisements	27 143	57 963
Auditor's fees	195 000	2 500
Bad debt provision	127 060	1 915 014
Bank charges	255 600	164 686
Blasting	2 498 469	1 085 322
Computer expenses	649 619	266 101
Consultation fees	844 594	236 476
Contractors' fees	11 229 658	38 028 959
Depreciation	43 141 103	27 696 214
Directors' emoluments	2 647 077	1 842 221
Donations and penalties/Community services	693 200	13 613
Drill work	6 198 176	—
Fuel and oil	50 391 693	29 800 920
Geological services	—	26 904
Insurance	797 390	590 438
Legal fees	584 444	616 930
Levies	490 007	488 601
Loss on sale – Fixed asset	2 465 099	—
Management fees	—	488 846
Motor vehicle expenses	87 386	67 509
Provision for rehabilitation	1 579 517	2 640 743
Rent paid – Property	212 000	2 220 000
– Office equipment	371 505	338 566
– Helicopter	3 264 000	2 288 000
– Silo	3 600	—
Repairs and maintenance	52 561 917	30 006 797
Royalties	10 599 406	22 656 021
Salaries and wages	54 618 869	24 994 592
Security	5 969 416	2 608 832
Sorting fees	—	210 461
Stationery	355 697	181 458
Subscription	163 643	75 964
Surveying fees	728 980	341 878
Telephone and postage	536 981	377 496
Training	706 343	68 133
Transport	489 672	48 046
Travel and accommodation	578 552	364 451
Water and electricity	3 895 040	3 070 104
	260 436 057	196 305 642

PREECE & ASSOCIATES
CHARTERED ACCOUNTANTS (SA)

Table of Contents

1. INTRODUCTION

1.1 Approach to Development of the Social and Labour Plan ("SLP")

H C Van Wyk Diamonds Limited ("HCVW") and Rockwell Diamond Inc ("RDI") have made considerable financial and technical commitment to developing alluvial diamond mining operations in the Northern Cape Province of South Africa.

The performance and development of human resources are critical to the long term development of successful mining operations and consequently both HCVW and RDI are highly cognizant of the need to develop a comprehensive, innovative, and sustainable Social and Labour Plan ("SLP") to achieve the following:

- Creation of sustainable communities within the environment that the Company operates
- Infrastructure that will develop both mining operations and communities
- Lasting economic stability in the mining environment which will outlast mining operations
- Development of the human resources employed within the Company via training and skills transfer
- Development of the human resources within the adjacent communities
- Empowerment of employees to achieve ownership in the Company and other businesses.

1.2 Strategy in Respect of Creating a Sustainable SLP

Following from the above the successful completion and implementation of this SLP is premised on the following:

- Human Resource Development ("HRD") including:
  - Education, Training and Skills Transfer to ensure *Portability* of Skills
  - Employment equity development to reflect the demographics of South Africa in respect of management and operational positions
  - Development of women
- Sustainable local economic development ("LED") requirements with the emphasis on addressing the Integrated Development Programmes ("IDP's") of local Municipalities and meeting the needs of those Communities most directly impacted by mining operations including:
  - Infrastructure development projects such as roads, schools and clinics
  - Community housing projects
  - Creation of Small and Medium Enterprises ("SMME")
  - The alleviation of poverty
- Planning for Closure including creation of a *Future Forum*.

1.3 Local Government Integrated Development Project ("IDP") Requirements

In developing and presenting this SLP, the Company has considered the needs and plans of Local Government and Municipalities for the development of the greater Municipal environments in which the Company operates

It has held discussions with a wide range of Stakeholders and reviewed various documents and project plans available from Local Government ***e.g. see document titled FRANCIS BAARD DISTRICT MUNICIPALITY : IDP REVIEW 2005 – 2006, PLANNING 2006 – 2007)*** so as to consider all possible needs of the region.

1.4 Collaboration with Other Mining Companies and Businesses

In developing the Company's SLP, consultation and collaboration has also been initiated and undertaken with other exploration and mining companies that operate in those districts that HCVW and RDI operate in. This has included consultation and collaboration with businesses such as Farming groups, developers, and small business. The intention of this is to create synergies, optimise developmental programmes, prevent duplication of effort, and better utilize scarce resources.

In the case of the **Dikgatlong** Municipality (Holpan area) the following Exploration and Mining companies are also active in the area:

- Sonop Delwerye, Golden Falls Mining (Cape Diamonds Plc), Oersonskraal Broers (Van Zyls), Petra Diamonds Plc (Bellsbank Fissures)', Thunderstone Investments, Goodhope Mining (Frank Smith)

In the case of the **Siyathemba** Municipality (Middle Orange River area) the following exploration and mining companies are active in the area:

- DiamondCore Resources, Higgs mining, Jasper Mining, Manhattan Mining, Mvelaphanda Mining, Nare Diamonds, Sonop Delwerye.

1.5 Structure of the SLP

The organization of this document follows directly from Regulation 46 (a) to (f) - – 'Contents of the Social and Labour Plan' – of the regulations of the Mineral and Petroleum Resources Development Act (Act 28 of 2002).

It has been prepared and presented in two parts:

- A comprehensive document addressing the main concepts and plans for the SLP
- Tables outlining the components and financial commitments of the SLP
- A set of additional detailed documents contained in a volume of Appendices incorporating documents prepared in support of the SLP.

1.6 Abbreviations

The following abbreviations have been utilized in this document:

- H C Van Wyk Diamonds Limited = "HCVW" or the "Company"

- Rockwell Diamonds Inc = "RDI" (note this Company was previously known as Rockwell Ventures Inc or "RVI")
- Social and Labour Plan = "SLP"
- Integrated Development Plan = "IDP"
- Local Economic Development = "LED"
- Human Resources Development = "HRD"
- Historically Disadvantaged South Africans = "HDSA"

2. BACKGROUND INFORMATION ON HCVW OPERATIONS

2.1 Introduction

This section provides brief background in respect of HCVW, the location of HCVW operations, as well as key data on its operation, its spending, the demographics of its workforce, and its socio-economic impact. This information provides important base line information in respect of the needs and project that the Company aims to address in respect of its SLP.

2.2 Location and Details of HCVW Mining Operations

The HCVW mining operations are located at:

- Holpan-Klipdam between **Barkly West** and **Windsorton** in the **Dikgatlong** Local Municipality
- The Middle Orange River between **Douglas** and **Prieska** in the **Siyathemba** Local Municipality

in the Northern Cape Province, Republic of South Africa.

Name of company	HC VAN WYK DIAMONDS LTD
Name of mining sites	Holpan & Klipdam (Dikgatlong) Makoenskloof (Siyathema) Wouterspan (Siyathemba) Saxensdrift (Siyathemba) Niewejaarskraal (Siyathemba)
Physical address	2a Erasmus Street, Barkly West
Postal address	P.O. Box 251, Barkly West, 8375
Telephone	053 531 9001
Facsimile	053 531 9007
Commodity mined	Diamonds (Alluvial) – Open Cast

Location	(i) Remaining Extent of the Farm Holpan 161, Barkly West (ii) Remaining Extent of the Farm Klipdam 157, Barkly West (iii) Portion 16 (a portion of portion 9) of the Farm Lanyon Vale 376, Hay (iv) Remainder of the Farm Saxendrift 20, Hopetown Remainder of the farm Annex Saxendrift 21, Hopetown Portion 1 of the farm Annex Saxendrift 21, Hopetown A Portion (Miner's Hope) of the Farm Annex Brakfontein East, 22, Hopetown

2.3 Towns and Communities Impacted by HCVW Operations

The towns and communities from which HCVW draws its employees include: Kimberley, Windsorton, Barkly West, Delportshoop, Warrenton, Holpan, Ulco, Longlands, and Douglas.

VILLAGES & TOWNS WITHIN MINING SURROUNDINGS	LOCAL MUNICIPALITY	NUMBER OF EMPLOYEES (%)
Kimberley	Dikgatlong	3%
Warrenton	Dikgatlong	5%
Longlands	Dikgatlong	10%
Windsorton	Dikgatlong	20%
Holpan	Dikgatlong	15%
Barkly West	Dikgatlong	25%
Ulco	Dikgatlong	2%
Douglas	Siyathemba	10%
Delportshoop	Dikgatlong	10%
Total		100%

The Mine community

In respect of its operations HCVW draws the great majority of its employees and has the most direct social and economic impact on the Municipalities of Dikgatlong and Siyathemba. The mine community is thus defined as those towns, villages and tribal settlements that fall

within the Dikgatlong and Siyathemba Local Municipalities. It is these municipalities, therefore, that are regarded as:

- The focus of HCVW's Local Economic Development (LED) projects;
- The municipality whose Integrated Development Plan (IDP) the mine must consider when developing and implementing its LED projects; and
- The area in which the mine's economic impact is assessed.

For the purposes of this Social and Labour Plan, then, special consideration is given to the Dikgatlong and Siyathemba Local Municipalities because of the MPRDA's requirements for the mine to co-ordinate its LED programme with the municipality's IDP.

2.4 Ownership of HCVW

HC Van Wyk Diamonds Ltd was founded in 1993, and initially 100% controlled by the Van Wyk Family. This family business initially comprised ten (10) people and mined alluvial diamonds. Initially operated as a small alluvial diamond mining company with 10 people.

The Company later acquired Claims from the adjacent claim owners and registered as a Proprietary Limited company in 2001. The Company has progressively improved its mining methods to allow exploitation of previously worked areas and low grade deposits.

Rockwell Diamonds Incorporated (RDI), previously Rockwell Ventures Incorporated (RVI), invested as strategic partner in the latter part of 2006 to assist in growing the business.

2.4.1 Growth Strategy

The company's long term **growth strategy** is premised on the expansion of its business in the Northern Cape via:

- Acquisition and development of new projects by obtaining further prospecting permits and mining rights
- improved mining methods
- development of people skills
- empowerment
- community development
- partnerships with all Stakeholders.

2.5 BEE

Africa Vanguard Resources (AVR), a Broad Based Black Economic Empowerment Group (BBBEE) group, has acquired 26% of HC Van Wyk Diamonds Ltd operations in two stages. This Company is actively engaged in the management and development of HCVW and RDI and will play a key roll in the long term implementation of the SLP.

AVR is also taking up 26% of Saxendrift Mining (Pty) Limited which will hold the Saxendrift and Niewejaarskraal mining rights and other prospecting rights.

2.6. Mineral Rights Conversions

HC Van Wyk Diamonds Ltd is making a conversion application to convert its old order mining right to a new order mining right in terms of the Mineral and Petroleum Resources Development Act ("MPRDA"), No 28 of 2002. Similarly this SLP applies in respect of the conversion and transfer of minerals rights in respect of the Trans Hex Group Saxendrift, Niewejaarskraal and adjacent mineral rights.

2.7 Key statistics for HC Van Wyk Diamonds Ltd (2006/2007 Figures; Annualized))

Formation of Company	1993
Planned Closure	2027
Life of Mine	20 years
Tonnage per Annum	8 000 000 tonnes
Average Direct Permanent Employment (2007)	600
Total Wage Payment	~R23 300 000
Total Procurement	~R93 200 000
Contribution to Local Economic Development (LED)	~R500 000
Royalties	R22 656 021

2.8 HCVW Workforce

Company Employees

In the context of this Social and Labour Plan, the mine's labour is defined as those workers who are employed directly by HC Van Wyk Diamonds Ltd to conduct the following:

- Managers and supervisors
- Mining and metallurgical engineers
- Electricians and boiler makers
- Mobile equipment operators
- Excavation and loading operators
- DMS and pan-plant operators
- Final recovery operators
- Human resources professionals
- Health and Safety professionals
- Cleaners and general assistants

- Information technology specialists
- Geologists
- Drivers and store-persons

Other business related contractors utilized by HCVW include the following:

- Gardening services
- Cleaning services
- Security services
- Civil contractor services
- Drilling & blasting contractors

2.9 Number of Employees

As at 31 March 2007 HCVW had a labour complement of employed 501, which had grown to about 640 people in June 2007. The staff complement will grow further on completion of the acquisition of the Saxendrift and Niewejaarskraal mines from the Trans Hex Group.

Date	Number of Employees
1993	10
2006	400
31 March 2007	501
30 June 2007	640
2008 (projected)	800
2010 (projected)	900

3. HUMAN RESOURCES DEVELOPMENT (HRD) PROGRAMMES

3.1 Introduction

HCVW maintains that the successful implementation of a SLP is heavily reliant on the successful implementation of a Human Resources Development ("HRD") programme.

The objective of the Company's HRD Programmes is to develop and transform the South African mining/quarrying industry, with the specific requirement being to fast-track the development of Historically Disadvantaged South Africans (HDSA's) in conjunction with the implementation of a comprehensive SLP.

In terms of the Mining Charter, provisions must be made by mining/quarrying companies for this group to be empowered to participate more fully at higher levels within the industry.

The HRD-related objectives of the Mining Charter are to:

- Meaningfully expand opportunities for HDSA's, including women, to enter the mining and minerals industry and to benefit from the exploitation of the nation's mineral resources;
- Utilize the existing skills base for the empowerment of HDSA's;
- Expand the skills base of HDSA's to serve the community;
- Promote employment and advance the social and economic welfare of mining communities and major labour-sending areas; and
- Promote beneficiation of South Africa's mineral commodities.

3.2 Stakeholder Interaction

The Mining Charter commits all stakeholders to creating an enabling environment for the empowerment of HDSA's by providing a comprehensive Skills Development Plan that addresses the HDSA mining skills deficits within the industry. The Mining Charter calls for stakeholders to work together in addressing this skills gap by:

- Interfacing with statutory bodies, such as the Mining Qualifications Authority (MQA), through the standing consultative arrangements in the formulation of comprehensive skills development strategies including a skills audit;
- Interfacing with education authorities and providing scholarships to promote mining-related educational advancement, especially in the fields of mathematics and science at school level;
- Ensuring that scholarships are provided and that the number of registered learnerships in the mining industry increases from the current level of some 1 200 learners to at least 5 000 learners by March 2007;
- Providing skills training opportunities, through the MQA, to workers during their employment to improve their earning capacity after mine closure;
- Providing access to training courses in mining entrepreneurial skills through the MQA and in collaboration with academic institutions, Department of Minerals and Energy (DME) associated institutions, NGOs and the Gender Commission;

- Offering every employee the opportunity of becoming functionally literate and numerate. This will be made available by end 2007 and will be done in consultation with labour;
- Implementing and accelerating career paths for mechanized mining to align them with those completed for conventional mining and so provide further opportunities for HDSA employees to progress in their chosen careers; and
- Developing systems through which empowerment groups can be mentored as a means of capacity-building.

3.3 HCVW Human Resources Development and Budget

HCVW recognizes the growing shortage of critical skills in the Mining industry in South Africa. Development of future HDSA's leadership is a key strategic focus area. HRD is managed across all levels of employment at HCVW and is seen as a critical component of achieving the Company's employment equity and gender equity targets.

The Company's HRD plans are being continuously aligned with the Workplace Skills Plans (WSP) and integrated with the long-term business plan. In terms of this process, HRD plans are constantly assessed, reviewed and revised to cover the organization's short-term, medium-term and long-term human capital development requirements.

A full time graduate Human Resources Manager has recently been appointed, to ensure that the Human Resources Development Program of HCVW receives the required specialised attention.

In terms of budget the Company has allocated an amount of some R500 000 towards the core skills training and HRD budget for 2006/7 and 2007/8 financial years. This amount includes the 1% of payroll annual skills development levy. This core skills training budget will grow progressively as the Company expands its operations at Saxendrift and Niewejaarskraal.

It should also be noted that the amounts indicated here for core skills development and training programmes exclude other more specialized training programmes such as ABET, internships and bursaries. The Company's overall financial commitment to training is shown in Table 5 below.

An annual Training Report and Workplace Skills Plan (01/04/2006 – 31/03/2007), has been submitted to and was approved by the MQA.

3.4 Skills Development, Training Directives and Budget

Skills development and training is as noted above is seen as a key aspect of the SLP. In particular developing skills in the workplace and community ensures the following:

- Better business efficiency and sustainability
- Community development
- Ownership and long term sustainability of communities
- Unlocks entrepreneurial skills

The overall structure of the Company's training and education needs have been structured broadly in respect of the following regulations:

Table 1: Summary of HRD and Skills Development Regulations

Regulation 46 (b) (i)	Skills Development Plan
Regulation 46 (b) (ii)	A Career Progression Plan and its implementation in line with the Skills Development Plan
Regulation 46 (b) (iii)	A Mentorship Plan and its implementation in line with a Skills Development Plan and the needs of the empowerment groups
Regulation 46 (b) (iv)	An Internship and Bursary Plan and its implementation in line with the Skills Development Plan
Regulation 46 (b) (v)	The Employment Equity statistics and the mine's plan to achieve the 10% women's participation in mining at operation level and 40% HDSA's participation in management at operation level within five years of the granting of the mining right.

3.5 Strategy and Objectives of the Skills Development Plan

HCVW is committed to ensuring that its workers are given the opportunity of acquiring skills and competencies to achieve both individual and organizational goals in the context of the mine's operational and Local Economic Development (LED) objectives.

Using the Workplace Skills Plan (WSP) HCVW's Skills Development Plan covers:

- a continuum from the ABET Level 1 programme through to post-graduate education.
- Extensive on-the-job and off-site training and skills development

These programmes are consistent with the requirements of the National Qualifications Framework (NQF) and the Mining Qualifications Authority (MQA). The purpose of the Skills Development Plan is to address the current skills and competency gaps at the mine and also provide for the training needs of HDSA's, the fast-tracking of individuals within the talent pool, and the various career paths and mentoring programmes as required, to achieve the business objectives.

In essence, the Skills Development Plan is the foundation for all education, training and development programmes, and the successful implementation of the SLP. These programmes specifically include:

- The opportunity for every employee to become functionally literate and numerate, which is defined as having a minimum qualification of Adult Basic Education and Training (ABET) Level 4;
- Systematic development procedures and the management practices required; and
- Individual training, team learning and organizational development.

3.6 Skills Levels of the HCVW Workforce

The overall education level for the HCVW workforce is given in Form Q, Annexure II, DME 327. This has been taken directly from the 2007 Workplace Skills Plan. This information showed that about 45.7% of the workforce is regarded as functionally illiterate as they have a qualification lower than ABET Level 4.

In line with the Workplace Skills Plan HCVW has identified its strategic skills development priorities. These are shown in the Table 2 below:

Table 2: Skills Development Priorities

Priority number	Priority description
1	Skills to improve business processes (Functional skills)
2	Improve Functional Literacy Levels of Employees (ABET & MASD) Training)
3	Health and Safety skills
4	Basic understanding of legislation
5	Environmental Skills

3.7 Career Progression

HCVW has developed develop learner paths (flowcharts) for every discipline within its operations. The learner paths will guide the mine and the employees on a desirable path for career progression and the expected timeframes necessary for achieving the various job levels after the qualification criteria are met. More details of this aspect of HCVW training can be found in section 2.14 of the Appendices document

The intention is that career development learner paths have been developed for all jobs down to Grade 16. The career development pathing process will be in line with the Skills Development Programme. Job Models will be outlined with respect to minimum job entry requirements, desirable qualifications, relevant courses and the required duration to complete each step in the recommended career path for each position. Consideration will be given to complexity, qualifications, experience and competence.

Career pathing at HCVW will consist of the following:

- identifying the core skills requirements of the mining and exploration operations
- providing employees (and new recruits) with information about designated career paths
- ensuring that mechanisms are in place for employees to move up career paths, or change from one role or position to another within a specific discipline. The movement could either be to a position on the same level or a position on a higher level.

Company organograms provide a clear indication of career paths. The organigrams provide identify opportunities for people to enhance their skills and earning capacity. The various career paths are spelt out in respect of what is required to move forward in the company, based on the company's strategy. Career paths are used to create short-term and long-term career plans for individuals, or to prepare for transitional changes or career crises that might occur in the future. The paths will also be used during selection and recruitment, training and development, and talent management. The process will involve determining both the role potential and capacity requirements to enable delivery against key performance areas.

The roles described in the career path will also cover what is expected of an employee. This role description will provide information regarding the role title, general information about the department, nature of the appointment, grade, profile description, required abilities, work outputs, performance indicators, descriptions of tasks, role decisions and reporting relationships, as well as internal and external interfaces and their relationship to the role.

3.8 Mentorship Plan

HCVW provides mentorship plans for identified HDSA employees. The implementation of this programme will be aligned with the Skills Development Plan and will meet the specific needs of employees and where feasible HDSA empowerment partners in terms of Enterprise Development. More details of this programme are spelt out in section 2.15 of the Appendices document.

HCVW regards a mentor as an individual, who will facilitate the transfer of knowledge and experience based on shared values in confidence through networking, advising, coaching, directing and counselling. The mentor guides the mentee in reaching his or her full potential.

In its mentorship policy, HCVW draws a distinction between mentorship and coaching:

- ***Mentorship*** refers to a process enabling individuals to develop and acquire knowledge and experience informally or via a formal development programme. A competent mentor will guide the mentee in a multi-faceted manner.
- Mentorship refers to a relationship between a mentor and mentee in which the maximum potential of the mentee is unlocked through an influencing process which is mutually beneficial to the mentee, company and mentor; and
- **Coaching** is specifically directed at job-related performance. Effective leaders who act as coaches should actively provide instruction, guidance, advice and encouragement to assist subordinates to improve their performance in current jobs. Coaching is aimed at translating operational theory into practice.

3.9 ABET Training

Adult Basic Education Training is a focus of the HCVW HRD programmes. An investment is being made to increase the ABET training resources at the Holpan Mine Training Centre and R80 000 will be spent in the Company's 2007/8 financial year to achieve this.

A full-time educator has also been appointed to the HR Department to ensure that the ABET and other training programmes run by the Company are rigorously implemented and continuously improved.

On completion of the Saxendrift acquisition, an ABET training centre will be established at this mine at a cost of R50 000 for the needs of HCVW's Middle Orange River employees.

3.10 Portable Skills Training

A key aspect of designing and implementing skills training is that the skills obtained by employees should be portable. In this respect it serves little purpose if employees receive extensive and successful training but are unable to benefit from such skills if they opt to leave the Company or should the mine close they find themselves un-employable. In this respect the Company particularly focussed on imparting:

- Sound basic education including reading, writing, maths and science
- Ensuring that employees are multi-tasked
- Ensuring that courses offered to employees are properly accredited

Special emphasis is placed on Welding Skills, Bricklaying, Business Management Training, and Driver's Licence training to both employees and associated contractors. All of these skills are in short supply in South Africa and are portable.

Most of HCVW's core training requirements are undertaken by the SETA accredited training providers as well as training centres in Kimberley. The Company will support accredited training providers and centres situated in the Northern Cape Municipal region. This helps with ensuring portability of skills and training. Costs of this training are in excess of R100 000 per annum.

3.11 Internship and Bursary Plan

3.11.1 Internal Bursary Plan

HCVW has implemented a Bursary Policy for internal employees. The policy and its implementation are in line with the Skills Development Plan.

The policy will be reviewed on a regular basis to ensure the sustainability of its bursary scheme. The focus is currently on studies relating to management and supervisory development, engineering, production and mining qualifications and is based on the company's needs as well as addressing employment equity requirements across HCVW.

The Company plans to offer bursaries to four (4) candidates every four years to study the abovementioned focus area studies. Special focus will be on women. The Company intends to have 4 internal bursars on our books at all time, thus meaning that when one person completes their studies, that the Company will afford the opportunity to the next candidate requiring such assistance.

Table 3: Internal Employee bursary assistance

Discipline of Study Assistance	Beneficiaries	2006/7	2007/8	2008/9	2009/10	2010/11
Mining Engineering	1		R25 000	R25 000	R25 000	

Metallurgy	1		R25 000	R25 000	R25 000	
Geology	2/1	R 50 000	R50 000	R50 000	R25 000	R25 000
Environmental Mngmt	1		R25 000	R25 000	R25 000	
Electrical Engineering	1	R 25 000	R25 000	R25 000		
Jewellery Design & Manufacturing	1				R25 000	R25 000
Human Resources	1	R 25 000	R25 000	R25 000		
Accounting / Finance	1				R25 000	R25 000
Other – BA. Pharm.	1					R25 000
Other – Information Technology	1					R25 000
TOTAL	11	R 100 000	R175 000	R175 000	R150 000	R125 000

3.11.2 Internships & External Bursaries

HCVW is actively engaging with local schools, Universities and Technicons in the Northern Cape and Free State to identify candidates for further career training. HCVW will implement at least 4 internship programmes in cooperation with Tertiary institutions and the Mining Qualification Authority (MQA).

The Company has already enrolled two external candidates at the Northern Cape Technical College for Training, at a cost of R 50 000, and intend to continue with this programme to benefit more people. As part of this process the Company will provide additional 2 bursaries to external School Leavers and Tertiary Education Candidates, to the value of R 50 000

HCVW constantly engages Schools and Tertiary Institution, around site visits and other sessions, so as to broaden our scope for sourcing of potential new employees.

Table 4: External and non-Employee bursary and study support

Discipline of Study Assistance	Beneficiaries	2006/7	2007/8	2008/9	2009/10	2010/11
Mining Engineering						
Metallurgy						
Geology	2	R 50 000	R50 000	R50 000	R50 000	R50 000
Mechanical Engineering	1	R 25 000	R25 000	R25 000		

Electrical Engineering	1	R 25 000	R25 000	R25 000		
Jewellery Design & Manufacturing	1			R25 000	R25 000	R25 000
Human Resources					R25 000	R25 000
Accounting / Finance	1	R25 000	R25 000			
Other – Information Technology	1				R25 000	R25 000
TOTAL	7	R 125 000	R125 000	R125 000	R125 000	R125 000

3.12 Employment Equity

3.12.1 Strategy and Objectives

HCVW is committed to the socio-economic empowerment of the previously disadvantaged and believes that employment equity and gender equity is critical to economic growth and wealth creation in South Africa. Furthermore, the company recognizes that sustainable business performance relies largely on the effective and equitable utilization of human resources. Details in respect of employment equity statistics for the Company are included in Section 3 of the accompanying Appendices document.

In accordance with Government's policy, HCVW applies social fairness in all its employment practices. It recruits and develops employees from historically disadvantaged groups who can play a significant role in the mine's future success and attention is be paid to the employment of persons from socially, economically and educationally disadvantaged families. Employees and applicants are advised of the company's policy of non-discrimination and active elimination of discrimination and no employee of the company will have their employment terminated solely to further the company's Employment Equity plan.

3.12.2 Employment Equity in Management

The Company has embarked on several action paths to ensure that it can address employment equity targets in the senior management of the Company in the shortest possible time. The considerable shortage of key skills in the disciplines of management, metallurgy, mining engineering, accounting and geology are considerable challenge in respect of employment equity in management but are being rigorously addressed by the Company. In this respect it has already initiated the following programmes:

- Collaboration with its BEE partner to share, fill and rotate management positions with HDSA candidates
- Annual skills review programme of all employees to identify candidates suitable for fast tracking and management training
- Mentorship and advanced training
- Aggressive on-going recruitment programmes.

The Company is actively working with its BEE partner Africa Vanguard Resources to address employment equity at the management level. In addition it has approached Technicons and Universities to assess the availability of HDSA candidates for key

management positions. Internal candidates suitable for management positions are also being screened and will be placed on appropriate training courses to develop management skills.

3.12.3 Employment Equity in Operational Staff

At an operational level the Company has a wealth of HDSA supervisors, operators and assistants who fill key positions in the Company and ensure that the day to day operational and business needs of the Company are met.

Through its aggressive and wide reaching training programmes the Company intends to fast track many of theses skilful and experience employees to more advanced operating positions, as well as management positions.

3.12.4 Employment Equity in Women

Mining can be considered as a demanding physical activity that has been traditionally considered exclusively a male activity. However due to the advancement of technology, women are increasingly participating in mining activities and it appears that there could be more occupations in the Mine that are suitable for women; these will provide the focus for HCVW's Gender Equity programme, which is in line with Government's Gender Equity Policy.

The development of woman and their involvement in the running of the Company and in Community initiatives is also considered a key component of the Company's SLP. There are currently 18 women represented in the workforce, so HCVW will develop a number of strategies to enhance female representation. These efforts will include:

- Identifying more positions in the mine that women could fill;
- Recruiting externally for qualified staff and trainees; and
- Creating an enabling environment for empowering women.

Table below shows the Gender Equity targets for HCVW.

Table 5: Targets for Female Participation in Mining at HCVW

	ACTUAL	FORECAST			
Gender Quality	2005	2006	2007	2008	2009
Middle	1	2	2	5	9
Junior	0	0	0	8	18
Semi-skilled	5	9	13	15	25
Unskilled	3	3	3	3	3
Women's participations	10	14	18	31	55

% Women's participation	3.9%	3.6%	3.6%	6%	10%
Total (HCVW)	259	393	501	525	544

3.12.5 Implementation Plan for Recruitment and Development of Women

HCVW will develop an external recruitment strategy for women, reflecting the priorities and initiatives described in the Employment Equity section of this document. The historical systemic exclusion of women from participation in the mining industry has meant that females are poorly represented in this sector. HCVW will apply considerable effort to enhance women's participation in all levels of the mine.

Management and leadership training, as described under the HDSA fast-tracking plan in the following Employment Equity section (HDSA Participation in Management) will also apply to female employees. The development of female representation in the workforce, once established, will be supported through a strategic and targeted internal succession and promotions plan.

Management will utilize the existing skills base for the empowerment of current female HDSA's and future recruitment through ongoing skills development and promotions for existing and future management positions.

HCVW is already addressing the skills gaps for women involved in mining activities by interfacing with statutory bodies such as the MQA to formulate comprehensive skills development strategies. In addition, the company encourages ongoing communication with education authorities such as the MQA to provide skills training opportunities to women during their employment in order to improve the alignment of their skills with the mine's needs.

A safe working environment for pregnant women working on the mine

The Company will ensure that pregnant women are not adversely affected by dangerous conditions inherent in their work environment, and will identify positions and working areas on and around the mine site that are not hazardous to pregnant women. A Leave policy which includes maternity leave has been developed and is being implemented according to the requirements of the Basic Conditions of Employment Act.

Budget for Programme to Develop Women

A mechanism is being set in place to establish a working group with Women employees and women from the Communities to ascertain how best programmes can be set in place that will develop the skills and contributions that woman can make in the work place and community. An initial budget is outlined in the Table below.

Table 6: Budget for Women development programmes.

	2006/7	2007/8	2008/9	2009/10	2010/11
Budget	R15 000	R25 000	R30 000	R30 000	R30 000

3.13 HIV/AIDS

HIV/AIDS is a serious concern particularly in the mining industry. HCVW aims to be proactive in dealing with this pandemic both in terms of early detection and embarking on preventive programmes. Especially when the mine starts to operate, a prevalence study will be carried out to determine the level of infection among the employees. This entails the voluntary counselling and testing of employees which is absolutely confidential, and those employees who choose to know their status can do so. The study will be totally anonymous and the only way to line a person to a blood specimen would be through a unique bar coded number. There will be counselling and support for those infected. This will be accompanied by a treatment programme to be run in partnership with the Department of Health for the provision of anti-retrovirals for the employees.

3.14 Summary of the HRD Plan and Financial Commitment

A summary of the Human Resources Development Plan and the financial commitment required to drive this programme is presented in Table 7 below. This plan and associated aspects of the training and development programmes run by the Company are expanded on in Section 2 of the accompanying Appendices document.

Table 7: Human Resources Development plan and costs

Element	2006/7	2007/8	2008/9	2009/10	2010/11
HCVW Training Budget (excluding items above)	R500 000	R500 000	R600 000	R700 000	R700 000
ABET Training Centre - Holpan	R80 000				
Abet Training centre – Saxendrift		R50 000			
Mentorship program for employees and empowered groups		R50 000	R50 000	R50 000	R50 000
Internal/Employee Bursary Assistance	R100 000	R175 000	R175 000	R150 000	R125 000
External/Non-employee Bursary Assistance	R125 000	R125 000	R125 000	R125 000	R125 000
Portable Skills Training	R100 000	R100 000	R100 000	R100 000	R100 000
Development of Women	R15 000	R25 000	R30 000	R30 000	R30 000
TOTAL HRD Commitment	R920 000	R1 025 000	R1 100 000	R1 155 000	R1 130 000

4. LOCAL ECONOMIC DEVELOPMENT (LED) INITIATIVES

4.1 Social and Economic Background of the Regions in which HCVW Operates

HCVW operates in two main areas viz:

- Holpan and Klipdam in the Dikgatlong Municipality
- along the Middle Orange River between Douglas and Prieska in the Siyathemba Municipality

Socio-economic details of these two areas are outlined below and are important in respect of providing background to the SLP.

4.2 Socio-economic profile of the Dikgatlong local municipality

The Dikgatlong local municipality is made up of the former disestablished municipalities of Barkly West, Windsorton and Delportshoop. It is situated 30km west of Kimberley and had an estimated population of 35 765 people during the 2001 Census.

Economy

The employment shares within the general Gross Geographic Product (GGP) sectors differ dramatically between urban and rural areas within the Dikgatlong Municipal areas. Within the entire area, the majority of local income is generated within the mining and agricultural sectors.

Population & Languages

At the 2001 census, the total Dikgatlong population was 35 765.

The demographic distribution was as follows:

African	- 60.2%
Coloured	- 32.5%
Indian	- 0.1%
White	- 7.2%

The most popular home languages of the region include Sepedi, Xitsonga, Tshivenda and Afrikaans.

Employment

While educational levels are improving in the province, statistics show that a third or 32.1% of the educable population (5 to 65 years) have little or no schooling at all. In terms of the labour market, Census 2001 the unemployment was at 27.5%.

Dwellings

Dwelling statistics from the 2001 Census showed that about 71.9% of the population lived in houses or brick structures and about 12.8% lived in traditional dwellings or hut structures made of traditional materials. Only 15.3% of the population lived in informal dwellings.

4.3 Socio-economic profile of the Siyathemba (Douglas) Municipality

Economy

The employment shares within the general Gross Geographic Product (GGP) sectors differ dramatically between urban and rural areas within the Siyathemba Municipal areas. Within the entire area, the majority of local income is generated within the manufacturing sector (48.62%) and the mining Sector (12.90%). Other sectors include: agriculture (8.63%), trade (8.51%) and general Government (6.43%).

Population & Languages

At the 2001 census, the total Siyathemba population was 17 513.

The demographic distribution was as follows:

African	- 16.91%
Coloured	- 74.35%
Indian	- 0.09%
White	- 8.65%

The Language Distribution was as follows:

Afrikaans	- 93.99%
English	- 0.34%
Xhosa	- 4.71%

Rest amongst the other languages

Employment

Of the total labour force, as at Census 2001, the formal employment rate was at 33.76%, and unemployment was at 21.41%.

Dwellings

Dwelling statistics gleaned from the 2001 Census showed that about 89.05% of the population lived in houses or brick structures and about 2.68% lived in traditional dwellings or hut structures made of traditional materials. Only 7.95% of the population lived in informal dwellings.

The areas around the Holpan and Klipdam mines are relatively highly populated and experience a relatively high level of unemployment which exceeds 40%. The economically active population is employed primarily in farming and mining, with a very small component (<5%) in business and service industries.

The Middle Orange River area in which HCVW operates the Wouterspan mine and will acquire the Saxendrift and Niewejaarskraal mines is sparsely populated. Unemployment is high, particularly in Douglas where it is above 45%. The economically active portion of the population is employed in farming and mining, with a minor component in businesses and service companies.

4.4 HCVW LED Programmes

HCVW Local Economic Development ("LED") programmes focus on sustainable development as a means to underpin economic development and empowerment. The core tenet underlying all these programmes is sustainability, social stability and poverty alleviation.

HCVW participates in the local IDP process at various levels of government to ensure that the mine's selection and sponsorship of LED initiatives is linked to the government's development priorities. To the extent possible, all projects that the mine sponsors will be relevant, defensible, auditable and sustainable. The LED projects are developed in conjunction with the IDP initiatives of the **Dikgatlong** (Barkly West) and **Siyathemba** (Douglas) Local Municipalities ***(e.g. document titled FRANCIS BAARD DISTRICT MUNICIPALITY : IDP REVIEW 2005 – 2006; PLANNING 2006 – 2007).***

The aim of HCVW's LED policy, is to ensure that the mine's efforts and expenditure in social investment are effectively co-ordinated and managed to the best advantage of the mine's stakeholders. The programme will concentrate on building partnerships in which stakeholders commit jointly to projects that are mutually beneficial and add value to the Municipalities and Communities in which the programme operates. This will require an on-going process of consultation with communities and government.

The emphasis in respect of these projects is that they provide benefits to the Communities which are most directly impacted by the Company's operations.

4.5 LED Focus

The Company is already implementing LED projects but will continue to accept proposals for further assistance with such developmental projects in the Community. The Social Investment or LED policy focuses on projects that:

- Are listed in the Integrated Development Plans of the Dikgatlong & Siyathemba Municipalities and hence support their objectives;
- Contribute to development of infrastructure
- Suggested by employees and/or local community leaders;;
- Contribute to training, education and human resource development;
- Impact positively on job creation and skills transfer;
- Help in the alleviation of poverty.

4.6 Strategic Objectives of HCVW LED Programme

The commitment to sustainable development will be to use the mine's expertise and business skills to:

- Support socio-economic development in the mine community;
- Develop meaningful and sustainable partnerships with the communities;
- Support the enlargement of the human resources skills pool;
- Contribute towards social stability in the mine community;
- Create a positive reputation for HCVW as a socially aligned operator; and